Prospectus Supplement No 5	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196153

Dated March 25, 2016
(to Prospectus dated May 8, 2015)

SYMBID CORP.

11,707,060 shares of common stock

This prospectus supplement no. 5 (the “Supplement”) supplements information contained in the prospectus dated May 8, 2015, as supplemented by the prospectus supplement no. 1 dated May 15, 2015, supplement no. 2 dated August 25, 2015, supplement no. 3 dated November 12, 2015 and supplement no. 4 dated November 23, 2015 (collectively the “Prospectus”), relating to the resale by selling stockholders of Symbid Corp. a Nevada corporation, of up to 11,707,060 shares of our common stock.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

This Supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 25, 2016 (the “Form 10-K”). Accordingly, we have attached the Form 10-K to this Prospectus Supplement.

This Supplement is incorporated by reference into, and should be read in conjunction with, the Prospectus. This Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is March 25, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K
(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ________________________ to  _________________________

Commission file number:  333-177500

SYMBID CORP.
(Exact name of registrant as specified in its charter)

Nevada	45-2859440
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Marconistraat 16, 3029 AK Rotterdam, The Netherlands
(Address of principal executive offices)	(Postal Code)

+31(0)108900400
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.   Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).   Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of the “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   Yes ☐ No ☒

As of June 30, 2015, there were 34,924,982 shares of the registrant's common stock, par value $0.001 per share, issued and outstanding.  Of these, 26,982,786 shares were held by non-affiliates of the registrant.  The market value of securities held by non-affiliates on June 30, 2015 was 5,666,385 upon a closing price of $0.21 per share on June 30, 2015.

As of March 18, 2016, there were 36,909,472 shares of the registrant’s common stock, $0.001 par value per share, issued and outstanding.

DOCUMENTS INCORPORATED BY REFERENCE
Not Applicable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere.  Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements.  However, not all forward-looking statements may contain one or more of these identifying terms.  Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies.  A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this Report appears in the section captioned “Risk Factors” and elsewhere in this Report.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors.  We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the SEC.

PART I

ITEM 1.    BUSINESS

Unless the context indicates otherwise, all references in this Annual Report to “Symbid,” the “Company,” “we,” “us” and “our” refer to Symbid Corp. and its wholly-owned consolidated subsidiary, Symbid Holding B.V., FAC B.V. a wholly owned subsidiary of Symbid Holding B.V., Symbid Germany GmbH, a 51% owned subsidiary of Symbid Holding B.V., Symbid Italia SPA, a 50.1% owned subsidiary of Symbid Holding B.V., Symbid B.V., a wholly owned subsidiary of Symbid Holding B.V. and direct and indirect subsidiaries of Symbid B.V. All references in this Annual Report to “Symbid Holding B.V.” refer solely to Symbid Holding B.V. and all references to Symbid B.V. refer solely to Symbid B.V.

Business Developments

Founded in The Netherlands in April 2011 as the provider of one of the first crowdfunding platforms, our business evolved in 2015 into a fully integrated, data driven, user friendly online funding network consisting of several products and services known as The Funding Network™. The Funding Network™ is intended to give small and medium sized entities (“SMEs”) direct access to all forms of finance, while offering investors full transparency on the potential risks and return of their portfolios and was developed in response to the following funding hurdles affecting entrepreneurs and investors in general and SMEs in particular:

●	Limited or no structured distribution channels for SME finance other than banks, increasing the mismatch between entrepreneurs and financiers;

●	No centralized platform for (alternative) financiers, making it difficult and inefficient to find the right financier at the right time;

●	No standardized data protocols for SME data, leading to costly and time-intensive (offline) screening and monitoring;

●	Limited financial skills of entrepreneurs leading to unnecessary inefficiencies and obstacles within the financing process; and

●	Decline in bank financing due to new regulations and recent financial crises, leaving a vacuum in the life cycle of SME financing.

Since 2011, we have been a Dutch leader in equity-based crowdfunding having funded 100 small and medium sized enterprises (“SME”) with over €9.5 million (approximately $10.45 million) in total crowdfunding volume since inception. As of December 31, 2015 we had a community of approximately 36,525 active investors.

Presently, all of the entrepreneurs making use of our crowdfunding platforms are located in The Netherlands and all of the investors are located in Europe with approximately 80% of such investors being located in The Netherlands. We do not presently provide equity based crowdfunding in the United States or to United States investors. The regulations governing equity based crowdfunding in the United States have not yet been adopted. There can be no assurance given that following the adoption of these regulations, we will be able to structure our United States crowdfunding operations, if any, in a manner that complies with such regulations.

Our online funding operations through The Funding Network™ are intended to address the decreasing availability of traditional bank financing options to SMEs in Europe and elsewhere. We are an early mover in online funding having developed in-house investing and monitoring technologies designed to create efficiently structured capital market funding solutions. We believe that we are presently the only European based online funding platform to offer proprietary equity, loan and high quality monitoring services to private SMEs. Certain competitors offer comparable funding services but do not include monitoring services. Others provide equity and loan funding services plus high quality monitoring services but do not currently possess a proprietary user base or internal payment method.

On December 8, 2014 we entered into an agreement (the ”Agreement”) with Fortion Holding B.V., a Netherlands limited liability corporation conducting its business under the trade name Credion (“Credion”). Credion provides financial advisory services in the Dutch small and medium enterprise (“SME”) markets and specializes in debt and equity financings for SMEs. The Agreement provides for a strategic alliance between us and Credion in which Credion’s extensive network of investors and entrepreneurs will be connected with each other through our online funding platform. Credion will process the funding for its SME clients through our platform resulting in monthly recurring revenue and transaction fees for us. The alliance is intended to provide more efficient access to capital for SMEs while greatly improving SME data monitoring standards for investors. SMEs utilizing the platform will have direct access to Credion’s investor clients as well as our investors.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in the Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any ownership. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations. For the fiscal years ended December 31, 2015 and 2014, approximately 80% and 96.8% of our revenues, respectively, were derived from Symbid Coöperatie U.A. For the years ended December 31, 2015 and December 31, 2014 we had net losses of $2,299,275 and $2,821,794, respectively.

In August 2014 we incorporated in Germany our indirect, majority owned, subsidiary Symbid Germany GmbH. We contributed capital of $7,749 to this subsidiary, which is currently an entity without operations. Symbid Germany GmbH is expected to be capitalized, followed by an operational launch in 2016 although there can be no assurance given that this goal will be achieved.

Further to the planned European expansion of our equity crowdfunding operations, on February 20, 2015, Symbid Italia SPA (“Symbid Italia”), an Italian corporation created to develop the business of equity crowdfunding in Italy, was formed by our wholly owned subsidiary, Symbid Holding B.V., together with Banca Sella Holding SPA (“Banca Sella”) and Marco Bicocchi Pichi. Through Symbid Italia, we intend to create a new online funding platform, based on our existing crowdfunding technology, in which Italian investors and entrepreneurs can connect, fund and grow together and to digitalize financial services for Italian small and medium enterprises. The launch of the crowdfunding operations is expected in the second quarter of 2016. Symbid Italia represents the first stage of the European rollout of our crowdfunding platform outside of The Netherlands. In connection with the formation of Symbid Italia, we paid $ 284,525 for a 50.1% ownership interest. Banca Sella holds a 29.94% ownership interest and Mr. Pichi holds a 19.96% interest. The roles and rights of the founding shareholders in managing and developing Symbid Italia are set forth in a 5-year Subscription and Shareholders’ Agreement (the “Agreement”). Banca Sella is an Italian bank with experience in online marketing and the development of distribution channels and innovative banking services. Mr. Pichi is the founder of several technology companies and has extensive executive management experience. The Agreement contains a non-compete provision, restrictions on share transfers, rights of first offer and tag along rights. It also provides for us to provide Symbid Italia with an exclusive royalty free license to use our name and intellectual property in connection with the funding of Italian companies. It further provides for Banca Sella to provide banking services to Symbid Italia.

In June 2015, our loan crowdfunding program was launched, and in the beginning of July 2015 our first successful loan crowdfunding campaign was realized. The launch of this peer-to-business lending service complements our existing equity crowdfunding service and supports the development of our online funding platform for start-ups and small businesses, The Funding Network. Based on our existing crowdfunding technology, loan crowdfunding by Symbid will enable established businesses with at least 3 years of activity and positive cash flows to borrow money from a large group of investors, the “crowd”.

This service operates through a transaction-based model similar to our current equity crowdfunding service. There is a fixed 1% success fee upon the successful funding of a loan crowdfunding campaign, paid by the business, plus 1% per year for the term of the loan immediately payable upon successful closing of the campaign. In addition, investors are be charged a flat 1% administration fee.

To operate the loan crowdfunding Symbid Coöperatie UA obtained an exemption to mediate in redeemable funds from the Dutch Authority Financial Markets.

Overview

We were incorporated as HapyKidz.com, Inc. in Nevada on July 28, 2011 with the intention to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through a proprietary website. We were not successful in this endeavor.

On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp.

On December 6, 2013, we closed a share exchange (the “Share Exchange”) pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $0.001 par value per share (the “Common Stock”). As a result of the Share Exchange, Symbid Holding B.V. became a wholly owned subsidiary of ours.

As the result of the Share Exchange, we are engaged in the business of creating and operating online, equity based crowdfunding platforms, through our wholly owned subsidiary, Symbid Holding B.V. In 2015, we expanded our operations to include an online platform for SME funding, connecting new and traditional sources of finance in one integrated network built around our technology.

In connection with the Share Exchange and pursuant to a December 6, 2013 Split-Off Agreement (the “Split-Off Agreement”), we transferred our pre-Share Exchange business to Holli Morris, our pre-Share Exchange majority stockholder, in exchange for the surrender by her and cancellation of 187,500,000 shares of our Common Stock.

As a result of the Share Exchange and Split-Off, we discontinued our pre-Share Exchange business and acquired the business of Symbid Holding B.V. and we have continued the existing business operations of Symbid Holding B.V. as a publicly-traded company under the name Symbid Corp.

Also on December 6, 2013, we completed an initial closing of a private placement offering of 3,098,736 units at $0.50 per unit, for aggregate gross proceeds of $1,549,368 (before deducting placement agent fees and expenses of the offering estimated at approximately $64,895). Each of these units consisted of one share of our common stock and one warrant to purchase one share of our common stock. The warrants are exercisable for a period of three (3) years at a purchase price of $0.75 per share. The private placement was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemptions provided by Regulation D and Regulation S promulgated by the SEC thereunder. The private placement was sold to “accredited investors,” as defined in Regulation D and/or to “non-U.S. Persons” in accordance with Rule 903 of Regulation S under the Securities Act. On February 5, 2014, we completed a second closing of the private placement for aggregate additional gross proceeds of $186,992. On May 20, 2014, we completed a third and final closing of the private placement for aggregate additional gross proceeds of $1,190,405.

The Share Exchange was treated as a recapitalization of the Company for financial accounting purposes and Symbid Holding B.V. was considered the acquiror for accounting purposes.

In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Share Exchange have been replaced with the historical financial statements of Symbid Holding B.V. prior to the Share Exchange in our post Share Exchange filings with the SEC.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result of the Share Exchange, we ceased to be a shell company.

On January 28, 2015, we completed the initial closing under a private placement offering in which we offered shares of our common stock at a purchase price of $0.50 per share. In connection therewith, we sold 1,248,232 shares for aggregate proceeds of $624,116. Effective June 30, 2015, we sold an additional 200,000 shares for aggregate proceeds of $100,000 and completed the offering.

On July 14, 2015 and September 8, 2015, we closed on the sale of $250,000 and $1,250,000, respectively, in principal amount of 8% unsecured convertible promissory notes (the “Notes”). Subject to earlier prepayment or conversion, the Notes mature three years from issuance. Interest is payable on the first, second and third anniversaries of the issuance date. We can prepay the Notes at a 10% premium above the amount of interest and principal their due. At any time after issuance, the holders may, at their option, convert all or a portion of the principal and interest then due into shares of common stock at a price of $0.25 per share. On July 14, 2015, we received conversion notices from four persons holding an aggregate of $190,000 in principal amount of Notes of their determination to convert all of such principal into an aggregate of 760,000 shares and subsequently issued such shares.

Although Symbid Holding B.V., Symbid B.V. and their subsidiaries maintain their books and records in their functional currency, the Euro (“EUR” or “€”), the currency of The Netherlands, for financial reporting purposes Symbid Corp. uses the United States dollar (“U.S. dollars,” “USD” or “$”). For purposes of describing metrics or certain business related numbers in the Business description or MD&A Section an exchange rate of $1.1101 for €1 as of December 31, 2015 has been applied.

Share Exchange and Related Transactions

Share Exchange Agreement

On December 6, 2013 we, Symbid Holding B.V. and the shareholders of Symbid Holding B.V., entered into a Share Exchange Agreement (the “Share Exchange Agreement”), which closed on the same date. Pursuant to the terms of the Share Exchange Agreement, the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our Common Stock. As a result of the Share Exchange, Symbid Holding B.V. became a wholly-owned subsidiary of ours.

Prior to the Share Exchange, we ceased being an e-commerce marketplace that offered daily discounts on goods and services through a proprietary website and became a “shell company”.  Pursuant to the Share Exchange, we acquired the business of Symbid Holding B.V., to engage in the creation and operation of online investment “crowd funding” platforms.

At the closing of the Share Exchange, an aggregate of 11,400,000 shares of our Common Stock were issued to the holders of Symbid Holding B.V.’s common stock and 9,770,000 shares of our Common Stock were delivered in escrow, 600,000 of which were being held in escrow in accordance with the indemnification provisions of the Share Exchange Agreement and are in the process of being released. The remaining 9,170,000 shares in escrow were being held in connection with Symbid’s prospective acquisitions of additional interests in Gambitious B.V. and Equidam Holding B.V. On June 6, 2014 we determined not to proceed with the purchase of additional shares in Gambitious B.V. As a consequence thereof, 5,000,000 of the 9,170,000 shares, representing the shares which had been allocated to the prospective purchase of additional shares of Gambitious B.V. were returned from escrow and subsequently cancelled. An additional 300,000 shares allocated to our existing ownership interest in Gambitious B.V. at the time of the Share Exchange were similarly returned from escrow and subsequently cancelled due to the reduction in our indirect ownership interest in Gambitious B.V. from 18% to 12%. 600,000 of the shares of our common stock delivered into escrow and allocated to our existing ownership in Gambitious B.V. were distributed to the former shareholders of Symbid Holding B.V., subject to a 5% hold back to further secure the indemnification obligations of the former Symbid Holding B.V. shareholders under the Share Exchange Agreement. The 5% hold back shares are in the process of being released from escrow.

On September 2, 2014 we determined not to proceed with the purchase of additional shares of Equidam Holding B.V. We presently hold an approximately 7% ownership interest in Equidam Holding B.V. Until August 2014, we held a 9% ownership interest in Equidam Holding B.V., which was diluted in connection with an equity financing by Equidam Holding B.V. in which we determined not to participate.  As a consequence of the foregoing, the 3,000,000 shares of our common stock allocated to the prospective purchase of additional shares of Equidam Holding B.V. delivered into escrow were returned to us and cancelled.  270,000 of the shares of our common stock delivered into escrow and allocated to our existing ownership interest in Equidam Holding B.V. were distributed to the former shareholders of Symbid Holding B.V., subject to a 5% holdback to further secure the indemnification obligations of the former Symbid Holding B.V. shareholders under the Share Exchange Agreement. The 5% hold back shares are in the process of being released from escrow.

On February 9, 2015, we sold our remaining 12% interest in Gambitious B.V. for €18,000 due to Gambitious B.V. having incurred continuing losses in 2014, Gambitious B.V. having switched its business focus to that of the publishing of games, Gambitious B.V. requiring capital contributions from its existing owners and Gambitious B.V. no longer constituting a strategic fit with our evolving operations.

The Share Exchange Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties are subject to customary indemnification provisions, subject to specified aggregate limits of liability.

In connection with the Share Exchange, the parties took all actions necessary to ensure that the Share Exchange was treated as a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

The issuance of shares of our common stock to holders of Symbid Holding B.V.’s capital stock in connection with the Share Exchange was not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering and/or Regulation S promulgated by the SEC under that section. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and certain of these securities are subject to further contractual restrictions on transfer. See “Lock Up Agreements and Other Restrictions.”

We also agreed not to register under the Securities Act the resale of the shares of our common stock received in the Share Exchange by our officers, directors and key employees and holders of 10% or more of our common stock for a period of two years following December 6, 2013.

Split-Off

Upon the closing of the Share Exchange, under the terms of a split-off agreement and a general release agreement, we transferred all of our pre-Share Exchange operating assets and liabilities to our wholly-owned special-purpose subsidiary, Symbid Split Corp., a Delaware corporation (“Split-Off Subsidiary”), formed on October 14, 2013. Thereafter, pursuant to the split-off agreement, we transferred all of the outstanding shares of capital stock of Split-Off Subsidiary to Holli Morris, the pre-Share Exchange majority stockholder of the Company, and a former sole officer and director of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 187,500,000 shares of our Common Stock held by Ms. Morris (which were cancelled and resumed the status of authorized but unissued shares of our common stock) and (ii) certain representations, covenants and indemnities.

Pursuant to the terms of the Split-Off Agreement between Ms. Morris and us and as detailed therein, at the closing of the Split-Off, we transferred all assets and liabilities of our pre-Share Exchange legacy business to Ms. Morris. Prior to the closing of the Share Exchange and Split-Off, Ms. Morris entered into a settlement and release agreement with us dated March 8, 2013, pursuant to which she forgave an aggregate of $45,500 in Company liabilities outstanding as of that date relating to cash loaned and advances made by her to us and to accrued management fees due her. Pursuant to the terms of the Split-Off Agreement, Ms. Morris also assumed and undertook to pay $44,584 in accounts payable and accrued liabilities outstanding as of March 8, 2013 relating to general expenditures, administrative expenses and professional fees of ours. Ms. Morris surrendered all of her shares in the Company to us for cancellation as a condition of the completion of the Share Exchange.

The 2013/2014 Private Placement Offering

Concurrently with the closing of the Share Exchange and in contemplation of the Share Exchange, we held a closing of our private placement offering in which we sold 3,098,736 units of our securities, at a price of $0.50 per unit. Each unit consisted of one share of our common stock and one warrant to purchase one share of our common stock. The warrants are exercisable for a period of three years at an exercise price of $0.75 per share.  As a result of the first closing of the private placement offering, we received gross proceeds (before deducting commissions and expenses of the private placement offering) of $1,549,368. The private placement offering was conducted on a “best efforts” basis. This closing of the private placement offering and the closing of the Share Exchange were conditioned upon each other.

We paid the placement agent in the private placement offering, Gottbetter Capital Markets, LLC, a registered broker-dealer, a cash commission of 10% of the gross funds raised from investors in the private placement offering introduced by the placement agent.  In addition, the placement agent received warrants exercisable for a period of three years to purchase a number of shares of our common stock equal to ten percent of the number of units sold in the private placement offering to investors introduced by the placement agent, with a per share exercise price of $0.50. The placement agent received fifty percent of the cash fee and warrants for investors in the private placement offering introduced by FireRock Capital, Inc. The placement agent did not receive any cash fees or warrants for private placement offering investors who were pre-Share Exchange shareholders of Symbid Holding B.V. or private placement offering investors who were introduced by Symbid B.V. or affiliated persons. As a result of the foregoing arrangements, with respect to the first closing, the placement agent was paid an aggregate commission of $35,250 and was issued warrants to purchase an aggregate of 77,500 shares of our common stock.

We agreed to indemnify the placement agent and its sub-agents to the fullest extent permitted by law, against certain liabilities that may be incurred in connection with the private placement offering, including certain civil liabilities under the Securities Act, and, where such indemnification is not available, to contribute to the payments the placement agent and its sub-agents may be required to make in respect of such liabilities.

On February 5, 2014, we conducted a second closing of the private placement offering in which we sold an additional 373,984 units for aggregate gross proceeds of $186,922. As a result of this closing, the placement agent was paid $7,750 in additional aggregate commissions and was issued warrants to purchase an additional 15,500 shares of our common stock.

On May 20, 2014 we conducted a third and final closing of the private placement offering in which we sold an additional 2,380,810 units for aggregate gross proceeds of $1,190,405. In connection with this closing, the placement agent was not paid additional commissions or issued additional warrants to purchase additional shares of our common stock.

Registration Rights

In connection with the private placement offering, we entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we filed a registration statement on Form S-1 with the SEC covering (a) the shares of common stock issued in the private placement offering, and (b) the shares of common stock issuable upon exercise of the private placement offering warrants (but not including the shares of common stock underlying the private placement offering placement agent warrants) (the “Registration Statement”). The Registration Statement was declared effective on July 11, 2014. We filed a post-effective amendment to the Registration Statement which was declared effective on May 8, 2015.

If we were late in filing the Registration Statement or if the Registration Statement was not declared effective within one hundred eighty days of filing with the SEC, monetary penalties become payable by us to the holders of registrable common stock that had not been so registered at a rate equal to one percent of the private placement offering price per share for each full month that (a) we were late in filing the Registration Statement, or (b) the Registration Statement was late in being declared effective by the SEC; provided, however, that in no event would the aggregate of any such penalties exceed ten percent of the purchase price per unit. We did not file the Registration Statement until May 21, 2014 and consequently we incurred late filing penalties in the approximate amount of $15,000.

We further agreed to keep this Registration Statement “evergreen” for two years from the date it was declared effective by the SEC, or until Rule 144 of the Securities Act was available to the holders of registrable shares with respect to all of their shares, whichever is earlier.

In any follow-on “best efforts” private placement offering of our securities that provides for registration rights, the investors in the private placement offering are entitled to “piggyback” registration rights.

2013 Equity Incentive Plan

Before the Share Exchange, our Board of Directors adopted, and our stockholders approved, our 2013 Equity Incentive Plan (the “2013 Plan”), which provides for the issuance of incentive awards of up to 5,000,000 shares of our Common Stock to officers, key employees, consultants and directors. For a description of the awards made under the 2013 Plan, see “Securities Authorized for Issuance under Equity Compensation Plans”.

Departure and Appointment of Directors and Officers

Our Board of Directors currently consists of six members. On December 6, 2013, Noah Levinson, our sole director before the Share Exchange, resigned his position as a director, and Korstiaan Zandvliet and Robin Slakhorst were appointed to the Board of Directors. On July 15, 2015, we appointed Hendrik Kasteel, Michael Buitelaar, Jérõme Koelewijn and Vincent Lui to the Board of Directors.

Also on December 6, 2013, Mr. Levinson, our President, Secretary, Treasurer and sole officer before the Share Exchange, resigned from these positions, and Korstiaan Zandvliet was appointed as our Chief Executive Officer and President, Maarten van der Sanden was appointed as our Chief Financial Officer, Chief Operating Officer and Treasurer and Robin Slakhorst was appointed as our Secretary and Chief Commercial Officer. On April 15, 2014 Maarten van der Sanden resigned as our Chief Financial Officer and Treasurer and Philip J. Cooke was appointed to fill these vacated positions. Effective November 14, 2014, Philip J. Cooke resigned as our Chief Financial Officer and Treasurer. Effective March 16, 2015, Maarten van der Sanden was appointed as our Chief Financial Officer and Treasurer on an interim basis. Effective November 16, 2015, Maarten van der Sanden resigned as our Chief Financial Officer and Treasurer and Dick Kooij was appointed to the vacated Chief Financial Officer and Treasurer positions. On the same date, Robin Slakhorst resigned as our Secretary and Maarten van der Sanden was appointed to the vacated Secretary position. On November 16, 2015, we also appointed Robin Slakhorst as a Vice President.  See “Management – Directors and Executive Officers” for information about our directors and executive officers.

Lock-up Agreements and Other Restrictions

In connection with the December 6, 2013 Share Exchange, each of our then executive officers and directors and each person holding 10% or more of our common stock after giving effect to the Share Exchange, the Split-Off and the private placement offering (the “Restricted Holders”), holding at that date in the aggregate 11,832,892 shares of our common stock, entered into agreements (the “Lock-Up and No Shorting Agreements”), whereby they were restricted for a period of 24 months after the Share Exchange from certain sales or dispositions of our common stock held by them immediately after the Share Exchange, except in certain limited circumstances (the “Lock-Up”). All of the Lock-Ups expired on December 5, 2015.

Further, for a period of 24 months after the Share Exchange, each Restricted Holder agreed in the Lock-Up and No Shorting Agreements to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our common stock, borrowing or pre-borrowing any shares of our common stock, or granting other rights (including put or call options) with respect to our common stock or with respect to any security that includes, relates to or derives any significant part of its value from our common stock, or otherwise seeks to hedge his position in our common stock.

Additionally, a non-Restricted Holder, agreed to a Lock-Up for a period of 12 months of 1,000,000 shares of our common stock owned by him which Lock-Up expired on December 6, 2014.

Forward Stock Split

We effected a 25-for-1 forward stock split on our common stock in the form of a dividend with a record date of September 16, 2013 and a payment date of September 17, 2013. All share amounts referenced in this Annual Report, including those applicable to periods prior to the forward stock split, give effect to the forward stock split unless otherwise indicated.

FAC B.V. Acquisition

On July 29, 2014, we entered into a Share Purchase Agreement with our wholly owned subsidiary, Symbid Holding B.V., and FAC 2 B.V., a limited liability corporation incorporated in The Netherlands.  Pursuant to the Share Purchase Agreement, we acquired FAC B.V. (“Acquiree”), a limited liability corporation incorporated in The Netherlands from FAC 2 B.V. in exchange for 2,750,000 shares of our restricted common stock.  Acquiree owns a perpetual, worldwide, exclusive license to infrastructure technology upon which we have developed a platform to enable cloud based financing solutions for small and medium sized enterprises, expanding on our current equity based crowdfunding solutions in the Netherlands.  Acquiree was formed by FAC 2 B.V. for the specific purpose of holding the license and has no customers, employees, operations or revenues.  Acquiree’s only assets are its proprietary software and technology.  Prior to our acquisition of Acquiree, (i) a contract employee of ours who is a member of Symbid B.V. (a wholly owned subsidiary of Symbid Holding B.V.) management and is also the managing director of a 5% shareholder of ours indirectly owned 20% of Acquiree; (ii) a contract employee of ours who is a member of Symbid B.V. management indirectly owned 20% of Acquiree; and (iii) a minority shareholder of ours indirectly owned 10% of Acquiree.

Fortion Agreement

On December 8, 2014 we entered into an agreement (the ”Agreement”) with Fortion Holding B.V., a Netherlands limited liability corporation conducting its business under the trade name Credion (“Credion”). Credion provides financial advisory services in the Dutch small and medium enterprise (“SME”) markets and specializes in debt and equity financings for SMEs. The Agreement provides for a strategic alliance between us and Credion in which Credion’s extensive network of investors and entrepreneurs will be connected with each other through a new, online funding platform of ours. Credion will process the funding for its SME clients through our platform resulting in monthly recurring revenue and transaction fees for us. The alliance is intended to provide more efficient access to capital for SMEs while greatly improving SME data monitoring standards for investors. SMEs utilizing the platform will have direct access to Credion’s investor clients as well as our investors.

We will charge SMEs utilizing the platform a service fee for the start package related thereto (€350) with part of such fee being utilized to purchase advisory services from Credion in its capacity as a preferred supplier.

Financing proposals generated by Credion within the platform can be offered to investors (i) by means of a private placement with the professional financing parties affiliated by service level agreements or (ii) by means of an offer on the online direct funding platform enabling investors to invest online utilizing standardized financial products. For (i) above, the settlement of potential transactions will be finalized outside of the platform. For successful transactions under (ii) above, a percentage of the applicable success fee will be paid to Credion. Financiers will be encouraged, but not required, to purchase monitoring services from us. The financier will pay us a monthly fee for such monitoring services. Entrepreneurs that are introduced to the platform by us will be charged a fee of €300 for a monitoring start package.

The Agreement provides that commencing January 1, 2015 all financings facilitated and brokered by Credion and its advisors will be registered on our platform. In connection therewith, Credion will add us on a best efforts basis as a contractual party to all service level agreements it has signed and will sign. Notwithstanding the foregoing, Credion has the right to utilize other direct online funding platforms. Similarly, we have the right to facilitate financings brokered by other corporate finance companies, but we must continue to offer the Credion services within the financing process via our platform on a preferred supplier basis.

As consideration for Credion’s obligations under the Agreement, we issued 1,500,000 shares of our restricted common stock to Credion following execution of the Agreement. For the period January 1, 2015 through December 31, 2017, we are required to issue up to an additional 1,000,000 shares of our restricted common stock to Credion, up to 250,000 of which shares are payable as at December 31, 2015 for the period January 1, 2015 through December 31, 2015, up to 500,000 of which shares are payable as at December 31, 2016 for the period January 1, 2016 through December 31, 2016 and up to 250,000 of which shares are payable as at December 31, 2017 for the period January 1, 2017 through December 31, 2017. The number of shares to be issued for each of 2015, 2016 and 2017 will be based upon the number of monitoring start packages of €300 times the number of companies purchasing those packages from us that have been introduced to us by Credion. During 2015 no monitoring start packages were sold to customers of Credion and no shares were payable as at December 31, 2015.

SME entrepreneurs will be charged a success fee equal to 5% of the amount raised from the direct online funding platform, 20% of which will be payable to Credion if the SME was introduced to Symbid by Credion. For private placements with SME entrepreneurs introduced by us, SME entrepreneurs will be charged a success fee of €250. If the entrepreneur has been introduced through the Credion network, no success fee will be charged on the private placement.

Dynasty Wealth Agreement

On July 1, 2015, (the “Effective Date”) we entered into a Financial Public Relations Agreement (the “Agreement”) with Dynasty Wealth, LLC, (“Dynasty”) a Nevada limited liability corporation, pursuant to which we engaged Dynasty, on an independent contractor basis, to provide us with financial public relations services. Such services included disseminating public information about us, communicating on our behalf with the investment community,  conducting conference calls and arranging meetings on our behalf with prospective investors and other  investment professionals, facilitating the production of research reports about us, reviewing proposed press releases and public presentations, and providing general investor relations services. The agreement had an initial term that ran until August 31, 2015 and was subject to extension for up to three years thereafter upon the achievement of certain milestones.

As compensation for the services to be rendered by Dynasty, we paid consulting fees to Dynasty at the rate of $10,000 per month due and payable on the last day of every month. We could elect to pay such consulting fees to Dynasty in cash or common stock or a combination thereof. For payments made in stock, our shares were to be valued based upon the 20 day volume weighted average trading price for our common stock at the time of the election. Notwithstanding the forgoing, the consulting fee for the initial term was paid in the form of 60,000 shares of our common stock.

As additional compensation to Dynasty for services rendered pursuant to the Agreement, we agreed to issue to Dynasty up to one million six hundred thousand (1,600,000) warrants to purchase shares of our common stock at a price of $0.50 per share. The issuance of the warrants was tied to the satisfaction of certain performance metrics involving market capitalization. The performance metrics were not satisfied and none of the warrants were issued.

The Agreement had a minimum term of two months (the “Initial Term”) and a maximum term of thirty-eight months. In the event that we achieved a Market Capitalization (as defined below) of $25 million or more by the end of the Initial Term (the “Initial Term Market Capitalization Metric”), the Agreement was to be automatically extended to June 1, 2016 and 20,000 warrants were to be issued to Dynasty. If we did not satisfy the Initial Term Market Capitalization Metric, the Agreement was to automatically terminate at the end of the Initial Term.

The Agreement was to be automatically extended to June 1, 2017 and 170,000 warrants were to be issued to Dynasty in the event that we achieved a Market Capitalization of $67.5 million or more during or before the term ending December 31, 2015.

The Agreement was to be automatically extended to June 1, 2018 and 610,000 warrants were to be issued to Dynasty in the event that we achieved a Market Capitalization of $125 million or more during or before the term ending December 31, 2016.

The Agreement was to be automatically extended to August 31, 2018 and 800,000 warrants were to be issued to Dynasty in the event that we achieved a Market Capitalization of $225 million or more during or before the term ending December 31, 2017.

Market Capitalization of the Company was defined for the purposes of the Agreement to be the prior thirty calendar day weighted average daily price for our common stock multiplied by the fully diluted number of shares outstanding, including all instruments convertible into common stock at or below a strike price equal to the prior thirty calendar day average daily price of the common stock.  The relevant Market Capitalization objective needed to be achieved for a minimum average of 30 calendar days at any time during the term of the Agreement.

Unless extended by both parties in writing, the Agreement was to automatically terminate in the event that Dynasty did not timely meet the performance requirements described above. In the event the Agreement was terminated, Dynasty was to cease rendering services to us as of the effective date of termination, and we were required to pay Dynasty to the extent not previously paid, any cash fees for the services performed through the date of termination and any additional compensation fees that had been earned pursuant to the achievement of the performance metrics prior to the date of termination.

On November 11, 2015, we entered into the First Amendment (the “Amendment”), effective as of August 31, 2015, to the Agreement with Dynasty. We did not achieve the Initial Term Market Capitalization Metric as of August 31, 2015. However, Dynasty continued to provide us with financial public relations services subsequent to August 31, 2015. We subsequently agreed with Dynasty to extend the date for satisfaction of the Initial Term Capitalization Metric from August 31, 2015 to December 31, 2015 and to give the Amendment retroactive effect to August 31, 2015. The Amendment further provided for the $10,000 monthly consulting fee payable under the Agreement for the period September 1, 2015 through December 31, 2015 to be paid in restricted shares of our common stock with a valuation based on the 20 day volume weighted average price for our common stock during the 20 day period ending December 31, 2015.  We also pushed back the deadline for achieving a Market Capitalization of $67.5 million or more from December 31, 2015 until March 31, 2016.

All other terms of the Agreement continued with full force and effect.

The Initial Term Capitalization Metric was not satisfied as of December 31, 2015 and the Agreement was terminated as of such date.

The Initial term has been paid in shares. Payments in shares for the period from September 1, 2015 to December 31, 2015 are included in the accrued expenses as of December 31, 2015.

Symbid Overview Corporate Structure

Symbid B.V. derives income from its crowdfunding business in The Netherlands through revenue streams from Symbid Coöperatie U.A., a Dutch limited liability cooperative that licenses Symbid’s crowdfunding platform.  Symbid B.V. does not own or have any equity interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which Symbid B.V. effectively controls through corporate governance rather than through equity ownership. That is, the majority of the voting power (five (5) votes) within the members’ counsel (which appoints the management board) of Symbid Coöperatie U.A. is held by Symbid Foundation, a Dutch foundation whose board of directors is appointed by Symbid B.V. Symbid Foundation was established specifically and solely to serve as a management control mechanism with respect to Symbid Coöperatie U.A. through its ability to control the majority voting power of Symbid Coöperatie U.A.’s members’ counsel.

It is Symbid Coöperatie U.A.’s status as a VIE that allows Symbid B.V. to consolidate the financial statements of Symbid Coöperatie U.A. as if Symbid Coöperatie U.A. were a subsidiary of Symbid B.V. If Symbid B.V. were no longer able to maintain effective control over Symbid Coöperatie U.A., it would no longer be able to consolidate Symbid Coöperatie U.A.’s financial results with its own. As of December 31, 2015, Symbid B.V.’s fiscal year end, approximately 80% of Symbid B.V.’s revenues were derived from the VIE. We rely on the administrative, success and management fees paid by Symbid Coöperatie U.A. to Symbid B.V. For the year ended December 31, 2014, these fees totaled: Administrative - $95,231, Success - $186,949 and Management - $5,346. For the year ended December 31, 2015, these fees totaled: Administrative - $62,632, Success - $219,523 and Management - $0. For the years ended December 31, 2015 and 2014 Symbid Coöperatie U.A. recognized other income derived from government grants totaling $0 and $5,000, respectively.

Symbid B.V. determined that its crowdfunding operations in The Netherlands would be best served by operating through Symbid Coöperatie U.A. even though Symbid B.V. does not own Symbid Coöperatie U.A. and only consolidates its financial results since Symbid Coöperatie U.A. qualifies as a VIE, because it removes the regulatory burden and additional costs that otherwise might have been imposed on Symbid B.V. if it were deemed to be a broker-dealer offering securities for sale to the public. Under the Dutch regulatory framework, and specifically under the Dutch Act on Financial Supervision, an entity is required to register for a broker-dealer license when it is selling securities to the public. Membership interests in a Dutch cooperative, however, if not freely tradable, are not deemed to be securities under Dutch law. As such, Symbid has determined to ensure that all membership interests in Symbid Coöperatie U.A. as well as in the various investor cooperatives organized to fund specific projects on the platform are not freely tradable.  By adhering to this framework, neither Symbid B.V. nor Symbid Coöperatie U.A. is required to be licensed as a broker dealer under Dutch law.

If Symbid B.V. were not able to maintain effective control, through Symbid Foundation, over Symbid Coöperatie U.A., it would not be able to consolidate the financial results of Symbid Coöperatie U.A. and as a consequence, its own financial results would suffer.

Although Symbid B.V. determined that for purposes of maximizing its crowdfunding operations in The Netherlands, it would operate through Symbid Coöperatie U.A. and Symbid Foundation, Symbid B.V. has not concluded that this organizational structure should be used for the future introduction of the Symbid crowdfunding platform in other countries.

The intellectual property (“IP”) underlying Symbid B.V.’s crowdfunding platform is not owned by Symbid B.V.  It is owned by Stichting Symbid IP Foundation, a Dutch foundation that was formed in October 2013 to hold that property as part of Symbid’s restructuring.  In addition to the software IP relating to the crowdfunding platform technology, Stichting Symbid IP Foundation’s IP consists primarily of two internet domain names (www.symbid.com and www.symbid.nl) and does not include any patents. Stichting Symbid IP Foundation licenses the crowdfunding platform technology to Symbid Holding B.V. on a perpetual, exclusive basis. Symbid Holding B.V., in turn, licenses the technology, on a perpetual basis, to Symbid B.V. which has sublicensed the technology to Symbid Coöperatie U.A. for use in The Netherlands. Without the primary license of the crowdfunding platform technology from Stichting Symbid IP Foundation, Symbid would not be able to continue its business. By transferring the Symbid crowdfunding technology to Stichting Symbid IP Foundation, Symbid believes that it has insulated and protected that property from various types of claims that otherwise might possibly arise if the property had remained in a corporate entity.

Our subsidiary, FAC B.V. is the owner of the perpetual, worldwide, exclusive license to infrastructure technology upon which we have developed a platform to enable cloud based financing solutions for small and medium sized enterprises, expanding on our current equity based crowdfunding solutions in the Netherlands.

How the Symbid Equity Crowdfunding Platform Works

Symbid provides an online platform where companies and individuals are able to submit business propositions for funding by individual investors. Individuals and companies register their business propositions with the online Symbid crowdfunding platform operated by Symbid Coöperatie U.A. and become “Class B Members” of Symbid Coöperatie U.A. and control one vote, as a group, within the Symbid Coöperatie U.A. members’ council. The entrepreneur indicates how much capital (“Target Funding”) is required to start or grow his (or her) business and, once the business proposition is approved by Symbid, that information is published on the Symbid website along with a description, including video and power point presentations as provided by the entrepreneur, of the entrepreneur’s business proposition. The entrepreneur sets a date by which the Target Funding is expected to be reached (“Funding Deadline”) and the proposition is only funded if the Target Funding is reached. A Funding Deadline may be extended for up to 180 days if the Target Funding is not successful within the original Funding Deadline. The entrepreneur can offer the business proposition to a select group of invitees or open the offering to the entire Symbid community. Once the Target Funding is reached, the business proposition is funded and the entrepreneur pays a 5% success fee to Symbid Coöperatie U.A.

Individual investors (currently limited to residents of the European Union) review Symbid’s crowdfunding website to search for propositions they believe could be viable investments for them. Prospective investors have access on the Symbid crowdfunding website to basic information about the various business propositions being offered without having to register or open an account on the Symbid platform. If a prospective investor wants access to more information, including detailed financial information, about a business proposition offered on the Symbid platform, that person is required to register with Symbid and to open an account on the Symbid platform.

Once a person registers with Symbid, if he (or she) wants to invest in one or more business propositions on the Symbid platform, that person purchases “e-money” by depositing a certain amount of funds with the Symbid platform. These funds are held in a segregated trust account by Intersolve, an electronic money institution regulated by the Dutch Central bank and the Dutch Financial Markets Authority. Once an investor opens an account and buys e-money, that investor becomes a “Class A Member” of Symbid Coöperatie U.A. Class A Members, as a group, control one vote within the Symbid Coöperatie U.A. members’ council. Electronic money (e–money) is an electronically (including magnetically) stored monetary value, represented by a claim on the issuer, which is issued on receipt of funds for the purpose of making payment transactions, and which is accepted by a person other than the electronic money issuer.

On Symbid’s website, an investor sees his (or her) e-money in the investor’s account in a digital wallet, an electronic device that allows an individual to make electronic purchases, payments and, in Symbid’s case, investments. Symbid Coöperatie U.A. charges investors an administration fee of 1% (1.21% including VAT) of investment funds deposited into an electronic wallet.  Investors can invest in a proposition with a minimum investment of € 20 ($22) up to a maximum of € 20,000 ($22,000) and each business proposition can be funded up to a maximum of € 2.5 million ($2.75 million).

Until a particular business proposition’s Target Funding is reached, an investor can freely withdraw his (or her) investment from one proposition and invest it in another proposition. However, when the Target Funding is reached, investments are fixed and can no longer be withdrawn.  Withdrawn funds are returned to an investor’s electronic wallet and any e-money remaining in an electronic wallet can either be invested in other business propositions on the Symbid platform or redeemed from Intersolve and returned to an investor’s personal bank account. Until December 1, 2014, Intersolve charged investors a flat fee of € 20 ($22) for redemption. For each redemption requested after December 1, 2014, Symbid has been charged €15 ($16.5). This should be seen as a service from Symbid to their investors in order to make it as easy as possible for money transactions to be processed on the platform.

When a proposition is fully funded, that is, the Target Funding is reached, all investors are gathered into one single purpose investment vehicle, a Dutch limited liability cooperative which operates independent of Symbid Coöperatie U.A. The entrepreneur being funded is a member of the cooperative as the entrepreneur is required to make the minimum contribution to the cooperative associated with its proposition, or € 20 (approximately $22). The entrepreneur’s voting rights as an investor for its equity investment are the same as other investors within the cooperative, commensurate with its pro rata investment in the cooperative. Each membership interest, whether it is the membership of the entrepreneur or an investor, shares the same voting rights. Subsequently, that entity buys, with the Target Funding, a predetermined number of shares in the equity capital of the entrepreneur’s existing or newly established legal entity. This process occurs online. The cooperative has the same level of rights in the entrepreneur’s business as a direct equity investor commensurate with its ownership percentage in the target company; however, the voting interests are exercised through the directors of the cooperative elected by members of the cooperative.

At the outset of a crowdfunding campaign, the entrepreneur must identify a minimum of two investors, generally two investors that have contributed the most significant amount to the crowdfunding proposition, to serve as founders and directors of the investor cooperative. If a proposition becomes fully funded, the cooperative is formally incorporated and the entrepreneur and two investor designees are nominated to the Board of Directors. During the formal incorporation of the cooperative, the investors have the ability to dismiss the proposed directors and/ or nominate additional members of the cooperative to become directors. This formal ratification process of the Board of Directors is subject to the approval through voting rights of the members of the cooperative during the incorporation of the cooperative. The cooperative must have a minimum of three directors and there is no maximum number of directors. A director of the cooperative must also be a member of the cooperative. Investors in the cooperative have the opportunity at the Annual General Meeting of Members of the cooperative to propose a resolution for additional directors or dismiss existing directors.

As a shareholder in the entrepreneur’s company, the Board of Directors of the investor cooperative can exercise voting rights similar to direct equity investors at an annual shareholder’s meeting or other forum. Investors in the cooperative jointly make decisions either through an online voting forum established for the investor cooperative or at an annual or general meeting of the cooperative. As such, individual investors in the cooperative cannot directly exercise voting or other rights generally afforded to a direct equity investor. Voting rights are exercised through the cooperative via its elected directors who act on behalf of the cooperative’s investors.

The following table provides an overview of the investor’s rights within a cooperative and those of a direct equity investor:

Direct equity investor in private company	Investor as member of a cooperative

Voting rights regarding decisions within target company	Voting rights regarding decisions within cooperative and representative share of voting rights based on ownership percentage in the investment

Pay-out of dividends directly from the target company	Pay-out of dividends from the cooperative received from the target company

Ability to transfer securities to third parties, dependent on contractual agreements with the private companies
Significant restrictions on the transferability of memberships, which can only be made to members within the cooperative, subject to the approval of the cooperative’s Board of Directors. No ability to transfer securities to third parties

Members of an investor cooperative are limited to transferring or selling their membership interests only to other registered members within the cooperative. Once a crowdfunding proposition is completed, the investor can obtain a membership register for all investors included in the cooperative upon request to the Board of Directors of the cooperative to pursue the sale of that investor’s membership interests to another cooperative member. Should a member within an investor cooperative decide to sell its membership interests, approval of the cooperative’s Board of Directors is required. The buying and selling parties would agree upon a selling price, after which a transfer agreement is required to be executed and consideration paid by the buyer. In addition, the Board of Directors of the cooperative would have to document its approval of the transfer. Membership interests in an investor cooperative cannot be sold, transferred, or otherwise assigned unless the buyer is also a member of the cooperative. Should a member within an investor cooperative decide to sell its membership interests, approval of the cooperative’s Board of Directors is required. The buying and selling parties would agree upon a selling price, after which a transfer agreement is required to be executed and consideration paid by the buyer. In addition, the Board of Directors of the cooperative would have to document its approval of the transfer.  Membership interests in an investor cooperative cannot be sold, transferred, or otherwise assigned unless the buyer is also a member of the cooperative.

Subsequently, if a new round of funding is required by the entrepreneur’s company, the entrepreneur can decide whether or not to utilize the Symbid platform again or raise funds from outside the Symbid platform. In both of the aforementioned cases, the investment of the initial investors through the cooperative would become diluted. Investors can receive a return on their investments in the investor cooperative through (i) the sale of the target company by the entrepreneur as a result of which the investor cooperative would receive selling shareholder consideration, (ii) dividends paid to investors, including to the investor cooperative, by the target company, or (iii) the buy-back of shares issued to and held by the investor cooperative. For each of these scenarios, investors in the cooperative would receive a pro rata return of their investments in the target company.

On the Symbid platform, users who invest in an entrepreneurial venture not only become owners, but become part of a community with the entrepreneur. The entrepreneur and the investors gain access to each other on the Symbid platform through a secured online collaboration community. People within the collaboration community know who else invested in the business proposition and together they can join forces to advise and assist the funded company. This online community offers various collaboration tools to actively manage and monitor the progress of the company and enables investors to interact with the entrepreneur or the entrepreneur’s management team. Usage of the online community is voluntary at the election of the entrepreneurs and investors.

Market Need - The Problem Definition

Small and Medium-sized Enterprises (“SMEs”) are crucial engines of economic growth, job creation and social cohesion. In many countries SMEs represent approximately 99% of all business entities. However, entrepreneurs and investors in the SME backbone of our economies experience obstacles and barriers when seeking to connect, fund and grow. Recent financial crises and stricter banking regulations are contributing to this vacuum in the life cycle of SME financing. Access to capital remains one of the biggest challenges in the creation, survival and growth of SMEs.

The recent global credit crunch has decreased the access to capital for small and medium-sized businesses according to a report recently released by the Organization for Economic Co-operation and Development (the “OECD”). The report ‘Financing SMEs and Entrepreneurs 2012: An OECD Scoreboard’ analyzed data from 18 countries, and found that business loans to SME’s in the countries surveyed fell sharply during the recession of 2008 and, although these loans picked up somewhat in 2010, as of 2013 they had failed to surpass their 2007 levels. Loan conditions for SMEs include shortened maturities and increased demands for collateral. Venture and growth capital also suffered a big drop during the period covered by the OECD report. The banking sector, a natural source of debt financing for start-up and growing companies, has to comply with new requirements and legislation as a result of past bad practices and the recent financial crisis.

The availability of finance for European small businesses has failed to improve along with the slow economic recovery since the 2008 financial crisis. This suggests the current ‘equity gap’ facing SMEs is caused by deeper, structural issues in the way small business are funded. The Survey on the Access to Finance of Enterprises (SAFE), published annually by the European Commission and European Central Bank, states that in 2014 the availability of bank loans for early-stage SMEs across the European Union declined by a further 8% in an already difficult funding climate. The SAFE report indicates that 30% of early-stage SMEs across the European Union were rejected for bank financing in 2014, with little or no possibility of future negotiations. In the Netherlands, where Symbid was incorporated in 2011, 39% of all SMEs were rejected by banks in 2014 – the highest rejection rate in the European Union. Clearly, the role of banks as a provider of debt financing to SMEs has significantly decreased over the past few years. It is expected that this role will decrease further in the coming years with the credit crunch reaching its peak level and the Basel III Accord being implemented in 2013 through 2019.

According to the SAFE report, ‘innovative’ businesses active in the online industries have the poorest access to finance across the different types of business entities surveyed. This is due primarily to the difficulties associated with the valuation of companies that lack well-defined material assets but whose core business is based mostly upon intellectual property. Therefore, in our digital age, it is the more forward-thinking, online-oriented businesses which are suffering most from the lack of bank finance for SMEs.

The lack of access to capital for SMEs has also been recognized in the United States where the Jumpstart Our Business Startups Act (JOBS Act) was enacted into law in April 2012. The JOBS Act is intended to encourage the funding of small businesses located in the United States by easing various federal and state securities regulations. It is expected that once the SEC promulgates regulations required under the JOBS Act, entrepreneurs will be able to engage an online crowd of investors through equity crowdfunding. Title II went into effect on September 23, 2013. Title III rulings enabling the general solicitation of unaccredited investors, thereby effectively legalizing equity crowdfunding in the U.S. as is already the case in most European countries, went into effect on January 29, 2016.

In any case, more than 80% of all private companies do not have access to a structured and affordable (alternative) capital ‘market’ other than banks. The alternative finance industry in Europe grew by 144% to almost €3 billion in 2014, and is expected to have more than doubled in size in 2015. Across Europe, there are now over 300 platforms active in the alternative finance sector. The ‘equity gap’ facing European SMEs is waiting to be filled by a centralized platform for alternative finance with standardized data protocols.  If rejected for a bank loan, as 30% of early-stage SMEs were in the European Union in 2014, entrepreneurs can struggle to navigate the emerging alternative finance market. With each platform focusing on one type of finance, for example peer-to-peer lending or equity crowdfunding, a capital search is a costly and time-consuming process for entrepreneurs. The lack of standardized SME financial data, plus the sometimes limited financial skills of entrepreneurs, creates a mismatch between small business and investors. Furthermore, there are currently no platforms which offer both alternative financing and traditional financing options, such as bank loans.

Increasingly, entire industries are being concentrated into single online destinations – termed ‘go-to’ platforms. Online platforms based on horizontal, peer-to-peer models continue to revolutionize the music, hospitality and personal transportation industries. The financial industry has remained particularly resilient to digital technologies and, as yet, not one go-to platform exists which provides small businesses with access to various types of funding, alternative and traditional.

Online Funding Operations

The launch of The Funding Network™ took place in early March 2015. Built around our investing and monitoring technology, The Funding Network™ gives entrepreneurs access to various types of finance, while offering (private and institutional) investors risk/reward transparency. Entrepreneurs connecting to our online funding platform are guided towards the type of funding best suited to their needs by our professional advisors. Investors can personalize their deal flow according to key business criteria, pinpointing the investment opportunities that matter to them. This is intended to produce a more efficient capital allocation service, underpinned by standardized XBRL data streamed from the financial reporting system. Our platform is designed to connect entrepreneurs, start-ups and small businesses to all types of funding.

Our platform breaks down the funding process from beginning to end. We connect entrepreneurs to investors via sound financial advice. Investors seek new opportunities, then monitor the performance of their investments. Financial advisors give support to entrepreneurs along the way, while accountants provide the real-time financial data. The funding process consists of the following steps:

CREATE: The entrepreneur and advisor together create a funding request in a standardized deal format.

SHARE: The standardized funding request can be shared with a variety of institutional investors, and a network of over 36,000 private (crowdfunding) investors, who can invest from as little as € 20 ($22). Deals can be shared publically (open) or privately (closed).

MATCH: We match deals with the right investors based on personalized preferences and can facilitate the settlement if required.

MONITOR: Ongoing financial analysis of private companies, resulting in reporting for optimal risk and return management. Financial data can be imported into our monitoring from the accountant reporting system. Standardized data allows for comparing the performance of companies. Investors and entrepreneurs both use a personalized dashboard based on pre-set Key Performance Indication (“KPI”) relating to a particular company.

Symbid’s Product/Service Portfolio

Crowdfunding

We began our operations in April 2011 as one of the first equity based crowdfunding platforms worldwide, enabling access to capital for entrepreneurs through the offering of securities to the public over the internet. The security based or equity based crowdfunding model, however, is not the only crowdfunding model and, currently, the following two models can be identified:

●	Equity based: crowdfunding for financial return through revenue and profit sharing; and

●	Lending based: crowdfunding for financial return through interest on a loan.

By the launch of The Funding Network in 2015 the Company decided to not proceed with the reward based model and focus on SME financing through debt or equity.

Online Funding

Monitoring Services

We offer our monitoring technology as part of The Funding Network™ and as a standalone product for business partners. The technology provides insights for investors and entrepreneurs with the periodical financial results of a portfolio of companies. This monitoring product is being used to co-develop the optimal KPI representation together with launching partner Credion, a financial advisory firm in the Netherlands. The product is an online application fully integrated into The Funding Network™ by Symbid, handling XBRL (eXtensible Business Reporting Language) data in order to calculate KPIs and inform users of the key performance trends of a particular business. Entrepreneurs connecting to The Funding Network™ register to have their company’s data monitored and encourage their investors to subscribe to their company’s monitoring portal access. The product was conceived with its target user being an investor, but will also be marketed to entrepreneurs focused on assessing and improving the performance of their own business.

Our monitoring product was introduced in February 2015 with Credion, a leading Dutch financial advisory firm, as our launching partner. Credion is offering our monitoring services to their network of investors (“SLA partners”) where they have contractual agreements in the form of a Service Level Agreement through their office franchise. In order to offer this product, Credion must first request the appropriate monitoring portal access from Symbid who will charge the end user a pre-defined fee per monitoring portal access per month. Consequently, this product will function as a subscription-based monthly recurring revenue model.

As a launching customer, Credion has almost 100 Dutch franchise partners that use a single workflow system with separate logins per franchise (with multiple users). Credion will add this monitoring service to its franchise service portfolio via a request form at the end of their SME funding workflow. All franchises have access to the Credion national investor (SLA partner) database, but have their own private (SME) client base. In this monitoring system, Symbid has to have the role of administrator, while franchises cannot see which company is a client of which franchise. They however may see which companies are available for monitoring, or which Credion SLA partner has a subscription on which company monitoring portal access.

Financial Advisory Services

With Credion as a launching partner, we also indirectly offer financial services as part of our overall product and service portfolio. A pre-defined registration fee paid by all entrepreneurs connecting to our platform covers a limited number of meeting hours with a professional financial advisor. This advisor provides guidance to entrepreneurs relating to the most suitable type of funding for their particular business, and co-creates a request for funding together with the entrepreneur. This ensures all entrepreneurs receive the most efficient capital allocation service possible within our network. Credion will provide these financial advisory services for the foreseeable future in accordance with our signed, non-exclusive, long-term partnership agreement.

Strategic Product Roll Out

We have been offering our equity based crowdfunding platform in The Netherlands since April 2011. Since May 2012 that platform has been available to European investors. We launched a loan based crowdfunding platform model during the second quarter of 2015.

The internalization strategy of our platforms starting with an expansion in Europe will require additional capital of between $2.5 million and $4 million, to establish local offices in various European countries. We do not have these funds currently and we will have to sell additional debt or equity in order to raise the required funds. There can be no assurance that we will be able to raise these funds on acceptable terms, if at all. If we are not able to raise these funds we will not be able to roll-out our European crowdfunding expansion strategy. Alternatively, we may be able to initiate partnership projects with local teams to provide the Symbid brand in other European countries.

The roll out of our partnering strategy is in progress, with new affiliate and group partners being linked to the Symbid platform on an ongoing basis. We are also in ongoing discussions with potential corporate partners, however we cannot give any assurance that any of these discussions will result in corporate partnerships. We do not need any additional funding for rolling out our partnering strategy.

A brief overview of service companies currently related to our crowdfunding eco-system is provided below.

FAC B.V.
On July 29, 2014, we entered into a Share Purchase Agreement with our wholly owned subsidiary, Symbid Holding B.V., and FAC 2 B.V., a limited liability corporation incorporated in The Netherlands. Pursuant to the Share Purchase Agreement, we acquired FAC B.V. (“Acquiree”), a limited liability corporation incorporated in The Netherlands from FAC 2 B.V. in exchange for 2,750,000 shares of our restricted common stock. Acquiree owns a perpetual, worldwide, exclusive license to infrastructure technology upon which we intend to develop a platform to enable cloud based financing solutions for small and medium sized enterprises, expanding on our current equity based crowdfunding solutions in the Netherlands. The license provides the required technology for ongoing monitoring of private companies. Financial data can be imported into Symbid monitoring from the accountant reporting system resulting in powerful reporting for optimal risk and return management. Standardized data allows for comparing the performance of companies. Investors and entrepreneurs get a personal dashboard with KPI’s for key variables and covenants.

Equidam Holding B.V.
Equidam Holding B.V., founded in August 2013, is one of the first companies to be organized in any country as a crowdfunding service provider. Started as an online valuation tool for private companies with a particular focus on Small and Medium-sized Enterprises, Equidam Holding B.V. now also offers monitoring services to investors on the Symbid platform. In addition to Equidam Holding B.V.’s relationship with Symbid, this company has entered partnerships with European crowdfunding platforms to provide its services to these platforms as well. Symbid currently owns a 7% direct interest in Equidam Holding B.V. following an additional round of financing by Equidam Holding B.V. in which we determined not to participate.

Fortion Holding B.V.
Fortion Holding B.V. is providing under the brand name Credion financial advisory services in the Dutch small and medium enterprise markets and specializes in debt and equity financings for SMEs. Through a strategic alliance between us and Credion in which Credion’s extensive network of investors and entrepreneurs will be connected with each other through a new, online funding platform of ours. Credion will process the funding for its SME clients through our platform resulting in monthly recurring revenue and transaction fees for us. The alliance is intended to provide more efficient access to capital for SMEs while greatly improving SME data monitoring standards for investors. SMEs utilizing the platform will have direct access to Credion’s investor clients as well as our investors.

Financing proposals generated by Credion within the platform can be offered to investors (i) by means of a private placement with the professional financing parties affiliated by service level agreements or (ii) by means of an offer on the online direct funding platform enabling investors to invest online utilizing standardized financial products. For (i) above, the settlement of potential transactions will be finalized outside of the platform. For successful transactions under (ii) above, a percentage of the applicable success fee will be paid to Credion. Financiers will be encouraged, but not required, to purchase monitoring services from us. The financier will pay us a monthly fee for such monitoring services.

Kredietpaspoort Coöperatie UA
The Kredietpaspoort (Credit Passport) is an online “passport” which provides up-to date information about entrepreneurs and their business. The product is designed to be used by private investors to quickly assess the prospects and reliability of start-ups, SMEs and their owners before making an investment. In essence, the Credit Passport is a simple-to-use yet comprehensive online tool which provides the necessary information for all lenders.

Meanwhile, entrepreneurs gain insight into their funding potential with specific information about the types of investor attracted to their business and why they choose to invest or not. Furthermore, entrepreneurs are immersed in investment terminology and can learn how to target investors more effectively. The service enables investors and entrepreneurs to do business in a more efficient, streamlined fashion and reduces uncertainty for both sides.

The Credit Passport complements The Funding Network by enabling entrepreneurs to create an online summary of critical investor information, thereby eliminating the costly paper trails which currently inhibit entrepreneurs in raising funds. We are currently a minority shareholder in the Kredietpaspoort initiative. Developed in close collaboration with Erasmus University Rotterdam and the Dutch Ministry of Economic Affairs, this project recently received a grant from the Dutch government in order to ensure a swift, effective roll-out in the Netherlands.

Symbid Italia SPA
Through Symbid Italia, we intend to create a new online funding platform, based on our existing crowdfunding technology, in which Italian investors and entrepreneurs can connect, fund and grow together and to digitalize financial services for Italian small and medium enterprises. Symbid Italia represents the first stage of the European roll-out of our crowdfunding platform outside of The Netherlands.

Symbid Germany GmbH
Through Symbid Germany, we intend to create a new online funding platform, based on our existing crowdfunding technology, in which German investors and entrepreneurs can connect, fund and grow together and to digitalize financial services for German small and medium enterprises.

Symbid is planning to launch a service-store for entrepreneurial products and services such as those provided by the companies listed above. Symbid’s vision is to have entrepreneurs raise and spend their target capital on the Symbid platform. In this service-store framework, other companies can offer additional products and services, and Symbid will share in the revenues derived from the products and services sold to entrepreneurs and investors on this service-store platform.

The Market

In 2010 there was already an established market for lending- and donation-based crowdfunding models. Equity-based crowdfunding platforms began to appear only in 2009/2010.

According to Massolution (Crowdsourcing.org), an organization which conducts ongoing research into the growth of the crowdfunding market worldwide, the global crowdfunding industry was worth $4.8 billion in 2013, reportedly doubled in size in 2014, and have experienced similar growth levels in 2015, exceeding $10 billion. Reward- and loan-based crowdfunding (peer-to-peer lending) currently account for approximately 80% of this industry, but equity crowdfunding is expected to enlarge its market share in the short- to mid-term future. The passing of certain sections of the JOBS Act enabling general solicitation to non-accredited investors in the U.S. is expected to accelerate this trend.

In terms of the wider online funding industry – specifically peer-to-peer lending and equity crowdfunding – the IOSCO Research Department reports that this market was worth $6.4 billion in 2013, with the U.S., U.K. and China accounting for the vast majority of the market. According to the European Alternative Finance Benchmarking Survey 2014, online alternative finance, comprising all platform-based financial transactions outside traditional banking, grew across Europe from €1.21 billion in 2013 to €2.96 billion in 2014. Consisting of peer-to-peer lending, crowdfunding, microfinance and invoice trading, the European alternative finance industry grew by 144% during the course of 2014. The U.K. contributed €2.3 billion to this total (74.3%), and represents by far the largest market for alternative finance in Europe while the markets of France, Germany, Spain, the Netherlands and Sweden are all comparable in size.

The overall European alternative industry has grown beyond €7b in 2015 if the market fundamentals remain sound and growth continues apace. In 2014, €201m of early-stage, growth and working capital funding was provided to European SMEs and start-ups by alternative finance platforms. The volume of online alternative business funding has been growing steadily at around 75% year on year, and the estimated number of start-ups and SMEs funded through online alternative finance platforms has been growing at an even faster average rate of 133% over the last three years to around 5,801 SMEs or start-ups in 2014. The significant growth in the European alternative finance market has been attributed to an increase in the number of institutional investors participating in alternative finance, particularly in the U.K.

Currently, market shares in online funding are relatively easy to acquire. Symbid anticipates a major market consolidation of the online funding industry in the next 2-3 years resulting in the emergence of “go-to” European platforms.

Research On The Crowdfunding Market Size In The European Union Vs. United States

Massolution has estimated that crowdfunding market funding volumes in 2013 were worth $5.1 billion worldwide, with the United States accounting for more than half of the total funds raised, at approximately $3.7 billion, and Europe as a whole accounting for approximately $1.3 billion. Total funds raised in other regions are expected to be in the range of $100 million.

We are currently not active in the US market. 80% of the total funding volume on our crowdfunding platform has originated from the Dutch home market, serving currently only Dutch companies. An additional 20% of our total platform funding volume is derived from investors in other countries. None of our platform funding has come from the United States.

The Symbid Business Model

Our business is intended to facilitate the full funding process for SMEs from prospective creation through and including, the monitoring process. We expect that our business will lead to revenue generation from the following sources:

Create process related revenues

●
Application fees – $385 for every entrepreneur applying for funding through our online funding network, with part of such fee being utilized to purchase advisory services from Credion in its capacity as a preferred supplier

Matchmaking related revenues

Public Funding

●	Transaction fees – For every payment transaction to a Symbid wallet or investment in an investment proposition, a fee of 1% is charged to the investor (1.21% including VAT).

●	Success fee – When reaching a funding target, 5% (exclusive of VAT) of the target capital is charged to the target company.

Private funding

●	Placement fee – When reaching a funding target, a variable success fee is being charged to that target company.

Monitoring related revenues

●
Monitoring fees - Each financier will pay us a monthly fee of $10 (exclusive of VAT) for one monitoring portal access. Entrepreneurs will be charged a fee of $330 (exclusive VAT) for a monitoring start package which includes three portal accesses for the period of one year.

Licensing related revenues

In addition to sublicensing the crowdfunding platform technology to Symbid Coöperatie U.A., Symbid intends to sublicense the platform technology in the forms discussed below to others in The Netherlands and to country partners as part of its internalization strategy.

●
White label licenses - Symbid offers stand-alone and white label versions of its crowdfunding platform to partners, companies and other (educational) organizations. Stand-alone versions of the crowdfunding platform operate independently in a closed environment while white label versions are interconnected with the Symbid crowdfunding platform allowing for interaction with Symbid platform users. Target net revenue per partner is $10,000 for the set-up and a yearly license fee to cover maintenance costs.

●
Software licenses – Symbid offers exclusive licenses within a country to use the Symbid legal and technology infrastructure. Set-up fees are at a minimum of $27,000 and yearly license fees will be offered for a minimum of $10,000 per year;

●
Affiliate and Group licenses – Symbid offers owners of existing communities or groups a crowdfunding service so they do not require their own crowdfunding infrastructure. Prices range from $530 to $2,500 on a yearly basis.

Strategic Plan

Key success factors for a leading global business crowdfunding brand

The crowdfunding industry is currently developing from a niche industry to a global industry with billions of dollars of raised capital. Based on the more than 25 years of combined experience of Symbid’s management team in this emerging market as well as other relevant factors, Symbid believes that it will be able to capture a meaningful market position in this industry. The following aspects are key elements of Symbid’s strategic plan:

●	To serve a large base of people on any given platform, it is critical that Symbid can operate as matchmaker, much like a dating service, with the highest degree of accessibility possible;

●	Serious/professional investors will require a quality infrastructure and best practices, Symbid has been developing these best practices since its inception;

●	To offer an infrastructure which supports the financial model on a global scale and works for both entrepreneurs and investors;

●	Local responsiveness of Symbid is required in order to roll out the infrastructure on a global scale;

●
Partners, third-party analysts, researchers, potential suppliers and experts must be able to tap into and spread the content of the platform, much like is done for the public equity marketplace using social networks like Facebook and Twitter;

●	Standardized flows of information for both investors and entrepreneurs must be provided, to increase the efficiency of the transaction for all parties involved.

An important lesson learned from the combined 25 years of experience of our management team in this industry is “think global, act local.”  Fundraising activities take place in a local eco-sphere. If a company wants to tap into the deal flow in a particular market, it will need to connect to the local networks in that market. However, with respect to infrastructure and general knowledge of the crowdfunding business, significant economies of scale can be reached if the company is active on a global scale. Symbid has, therefore, structured its organization as a global holding company with a connected network of subsidiary or affiliate country partners.

HOLDING LEVEL	COUNTRY LEVEL

Positioning strategy	Country sales
Product strategy	HR and Partner management
Partnering strategy	Country marketing
Acquisition strategy	Customer support
Financial planning	Event management
Execution plan	Proposition management

The holding company level and the country level operations will have the responsibilities as described in the table above. These responsibilities are discussed in more detail below.

Symbid will work at the Holding Level jointly with future partners at the Country Level to evaluate the applicability of the Dutch cooperative structure model established in The Netherlands to a respective country’s regulatory environment, including the United States once SEC equity crowdfunding regulations are adopted. We expect that the Company’s experience with crowdfunding at the Holding Level combined with crowdfunding knowledge at the local level will support the “think global, act local” approach of Symbid; however, it is unlikely that the unique Dutch cooperative structure will comply with local crowdfunding rules and regulations without adapting to each country-specific set of crowdfunding regulations. As such, we expect that the combination of our crowdfunding experience at the Holding Level combined with Country Level input will result in a tailored solution to establish local crowdfunding “eco-spheres.” We currently do not have any country level subsidiaries or affiliates.

 “Think global, act local” Partnering strategy

For a healthy eco-system of public growth financing for SME’s several actors are required:  entrepreneurs, investors, financial advisors, incubators and analysts. Symbid offers an extensive partnering strategy geared towards having all actors on one platform (see figure below), to offer an optimal financing eco-system. Symbid chooses not to offer all services by itself but to work with outstanding partners, especially in the fields of:

●	Attracting deals and investors;

●	Business (e)-valuation and monitoring;

●	Offering value added services for the companies; and

●	Offering value added services for the companies.

Country Partners

Symbid Country Partners will be responsible for creating the eco-system as shown in the visual above. Symbid has carefully tested and experimented with how to serve a market in an optimal way and this model has evolved from that process. The conditions for setting up a Country partnership are outlined as follows:

●	Access to a market with potentially large number of transactions;

●	Legal model compliant with local regulations;

●	Access to partner network of financial advisors or accountants (top-30 in a country);

●	Access to partnerships with incubators;

●	Access to partnerships with local business angel networks; and

●	Local team available with experience in corporate finance and business financing.

Financial Advisors

Financial advisors play a pivotal role in structuring deals before engaging in the funding process. Symbid, or more specific its Country Partners, will enter into partnerships with several financial advisory companies (and/or accountancy firms) to connect them with the entrepreneurs signing up to the platform to structure those deals together with the entrepreneur. A perfect side benefit of educating this target group of financial advisors and accountants is that, once they are familiar with a specific service like Symbid’s, they have a much higher tendency to promote Symbid towards their clients, entrepreneurs as well as potential investors.

For Symbid, financial advisors are used to create a certain level of validation of the deal flow and additionally are perfect ambassadors towards their own clientele to promote the Symbid service. Symbid identifies them therefore as a separate actor on the platform. Symbid is planning currently to roll-out a training program for financial advisors and accounts. By then this group of actors can also become a direct revenue stream.

Affiliate Partners

Affiliate partners are partners with access to deal flow and/or investors, but who have no interest in engaging in an online crowdfunding service themselves from an operational point of view. By becoming an affiliate partner these parties have the option to refer entrepreneurs and/or investors to the Symbid platform and once these referred users generate fees on the Symbid platform, these fees are shared with the affiliate partner who referred them.

The affiliate program creates incentive for third parties to refer users to the Symbid platform because it results in a financial “cash back” fee per transaction. The affiliate program serves as a no-cure, no-pay marketing approach that dramatically lowers the upfront costs of marketing expenses. Affiliate partners usually can ‘tap into’ an existing clientele or user base (online as well as offline) and since there is a financial incentive, they promote the Symbid platform within their network, saving Symbid the upfront costs of having to market its brand within these networks by itself.

The Determination not to Acquire Additional Shares in Gambitious B.V. or Equidam Holding B.V.

In accordance with the terms of the Share Exchange Agreement, we were holding in escrow 8,000,000 shares of our common stock in connection with the proposed acquisitions (directly and/or through Symbid Holding B.V. or another subsidiary) of 100% ownership of Gambitious B.V. and Equidam Holding B.V. 3,000,000 of these escrow shares were assigned to the purchase of the balance of Equidam Holding B.V. and 5,000,000 of the escrow shares were assigned to the purchase of the balance of Gambitious B.V. We were also holding in escrow an additional 1,170,000 shares of our common stock in connection with the indirect minority interests we held in Gambitious B.V. and Equidam Holding .V. at the time of the Share Exchange with 900,000 of such shares being allocated to the interest held in Gambitious B.V. and 270,000 of such shares being allocated to the interest held in Equidam Holding B.V.

In the event that we acquired Gambitious B.V. within the six month period following the Share Exchange closing date, the number of escrow shares that were being held for the Gambitious B.V. acquisition equal to the number of shares of our common stock to be issued as consideration for the purchase of the remaining interest in Gambitious B.V. were to be cancelled, and the remainder of the Gambitious B.V. escrow shares were to be distributed pro rata to the Symbid Holding B.V. pre-Share Exchange stockholders after such acquisition was completed.

In the event that we acquired Equidam Holding B.V. within the six month period following the Share Exchange closing date, the number of escrow shares that were being held for the Equidam Holding B.V. acquisition equal to the number of shares of our common stock to be issued as consideration for Equidam Holding B.V. were to be cancelled, and the remainder of the Equidam escrow shares were to be distributed pro rata to the Symbid Holding B.V. pre-Share Exchange stockholders after such acquisition was completed.

If either transaction was not completed within six months after the closing of the Share Exchange, the escrow shares allocated to that transaction were to be cancelled, and if both such acquisitions were not completed within six months after the closing of the Share Exchange, all of the 8,000,000 escrow shares were to be cancelled.

In February 2014, we completed a sale of interests in Gambitious Coöperatie U.A. from Symbid B.V. to Sjoerd Geurts, a member of the management board of Gambitious B.V. and a shareholder of the Company. In May 2014, we sold additional interests in Gambitious Coöperatie U.A. to Brian Grigby, an officer of Gambitious B.V. These sales resulted in our direct ownership in Gambitious Coöperatie U.A. being reduced from 63% to 46% and our indirect interest in Gambitious B.V. being reduced from 18% to 13.8%., after the sale to Geurts, and the sale to Grigby resulted in a further reduction in the Company’s direct ownership in Gambitious Coöperatie U.A. and indirect ownership in Gambitious B.V. to 42% and 12%, respectively. These sales were each completed at a price of EUR 1 (approximately $1.37). As consideration for the sale of these memberships, we received an option to license a niche-specific crowdfunding legal structure for the UK market that Gambitious had developed. Upon exercise of this option, we would have been required to pay for half of the costs incurred by Gambitious in the development of this legal structure, but as of today we have not called upon this option. The niche-specific crowdfunding legal structure optioned by us was specific to the video games industry. If we determined to exercise this option, we expected that we could utilize the licensed structure in countries outside of the Netherlands where we do not currently operate. Gambitious had made advancements in its own crowdfunding legal structure and, accordingly, the management of both we and Gambitious came to an agreement that we sell an agreed upon number of interests in Gambitious Coöperatie U.A. to reflect the advancement of Gambitious as a stand-alone platform. Symbid B.V.’s initial investment in the membership interests in Gambitious Coöperatie U.A. that it sold as set forth above totaled €9,000 (approximately $12,300), for a 63% membership interest in Gambitious Coöperatie U.A., which percentage was diluted though subsequent financing rounds. On February 9, 2015, we entered into an agreement with Gambitious B.V. pursuant to which we transferred our remaining interests in Gambitious Coöperatie U.A. to Gambitious Partners USA, LLC for €18,000 (approximately $ 20,300 and amended our license agreement with Gambitious B.V. The license agreement has been amended to a non-exclusive, perpetual, irrevocable, worldwide, fully paid-up, sublicenseable (including to parties who further wish to sublicense) and transferable right to use, alter, distribute, make, have made, copy or otherwise exploit the Software Gambitious has been using from Symbid’s software library, without limitation to field or form.

On June 6, 2014 we determined not to proceed with the purchase of additional shares of Gambitious B.V. As a consequence thereof, the 5,000,000 shares of our common stock allocated to the prospective purchase of additional shares of Gambitious B.V. delivered into escrow in connection with the December 6, 2013 Share Exchange Agreement with Symbid Holding B.V. and the shareholders of Symbid Holding B.V. were returned to us and cancelled.  600,000 of the shares of our common stock allocated to our 12% ownership interest in Gambitious B.V. were distributed to the shareholders of Symbid Holding B.V., subject to a 5% holdback to further secure the indemnification obligations of the Symbid Holding B.V. shareholders under the Share Exchange Agreement. The hold back shares are in the process of being released from escrow. In recognition of the February and May 2014 sales by us of shares in Gambitious B.V. to third parties reducing our indirect ownership interest in Gambitious B.V. from 18% to 12%. 300,000 shares of our common stock held in escrow allocated to the sold off interests were also returned to us and cancelled.

On June 6, 2014 we also entered into an Extension Agreement with Equidam Holding B.V. pursuant to which we were granted the right, for an additional 3 months, through September 9, 2014, to negotiate the purchase of additional shares of Equidam Holding B.V. During the summer of 2014 Equidam attracted an additional round of funding from private investors, being able to self-sustain until the end of 2015. After intensive discussions between the management teams of Equidam and Symbid in September 2014 it has been decided a stand-alone strategy could be of best interest for both parties. As a consequence thereof, the 3,000,000 shares of our common stock allocated to the prospective purchase of additional shares of Equidam Holding B.V. delivered into escrow in connection with the December 6, 2013 Share Exchange Agreement with Symbid Holding, B.V. and the shareholders of Symbid Holding B.V. were returned to us and cancelled. 270,000 of the shares of our common stock allocated to our 9% ownership interest in Gambitious B.V. were distributed to the shareholders of Symbid Holding B.V., subject to a 5% holdback to further secure the indemnification obligations of the Symbid Holding, B.V. shareholders under the Share Exchange Agreement. The hold back shares are in the process of being released from escrow,

Equidam Holding B.V. is one of the first crowdfunding service providers worldwide. Organized as an in-house project of Symbid, Equidam Holding B.V. raised its seed funding on the Symbid crowdfunding platform and became a Symbid spin-out in early 2013. Started as an online valuation tool for small private companies, Equidam Holding B.V. now also offers monitoring services to investors on the Symbid platform.  In addition to Equidam Holding B.V.’s relationship with Symbid, this company has entered partnerships with a number of European crowdfunding platforms to provide its services to these platforms as well.

Equidam Holding B.V. offers its crowdfunding services to both entrepreneurs and investors. Symbid has been offering the Equidam Holding B.V. products to its customers for almost a year. Based on this experience and Symbid’s belief that Equidam Holding B.V. offers added value to its crowdfunding activities relating to both entrepreneurs and investors, Symbid desires to effect a more sophisticated integration of the Equidam Holding B.V. service offering within the Symbid crowdfunding platform. By doing this, Symbid believes it can increase the added value of the Symbid crowdfunding platform to its customers. Symbid also believes that by integrating Equidam Holding B.V.’s services on its crowdfunding platform, it will add value to a combined international roll-out of the Equidam Holding B.V. and Symbid services.

History and Organizational Structure

Symbid B.V. was incorporated on March 29, 2011, as a privately held besloten vennootschap (private limited liability company) organized under the laws of The Netherlands. Through October 3, 2013, Symbid B.V. was our primary operating company managing all of our activities including our crowdfunding platform in The Netherlands.  Until October 16, 2013, Symbid B.V. was the owner of our intellectual property (the “IP”).  This entity was also the contractor for all material agreements related to the IP. Additionally, Symbid B.V nominates for appointment, by the Symbid Foundation board, the board of directors of Symbid Foundation.  The management board of Symbid Coöperatie U.A is appointed by its members’ council, by a simple majority vote. Symbid Foundation has the majority vote within the Symbid Coöperatie U.A members’ council. Symbid B.V. also holds ownership interests in Equidam Holding B.V. (7%).

Symbid Coöperatie U.A., a limited liability cooperative, was incorporated in The Netherlands on April 6, 2011 specifically to facilitate Symbid’s Netherlands business. This entity is the contractor for all of Symbid’s crowdfunding related agreements with users, entrepreneurs and investors. Symbid Coöperatie U.A. licenses and operates the Symbid crowdfunding IT-platform developed by Symbid B.V. and pays Symbid B.V. licensing fees for the use of this platform. As indicated above, the management board of Symbid Coöperatie U.A is appointed by its members’ council, by simple majority vote.  Symbid Foundation has the majority vote within the Symbid Coöperatie U.A. members’ council.

As a cooperative, Symbid Coöperatie U.A. is an organization of members rather than stockholders.  Symbid Coöperatie U.A. has five classes of members: “A Members” who are equity investors, “B Members” who are entrepreneurs raising capital through equity investments, the “C Member” who is Symbid Foundation, the “D Members” who pledge funds to an entrepreneur and the “E Members” who are entrepreneurs raising capital through pledges.  A Dutch cooperative has capital which is divided among its members in accordance with their investments in the cooperative, and all members hold cooperative membership certificates.

Symbid Coöperatie U.A. incurs expenses on behalf of its members including, for example, legal expenses relating to infrastructure improvements, member events and accounting costs.  In April 2012, Symbid Coöperatie UA received a one-time subsidy from the Dutch government in the amount of $30,000 (€ 22,996). Symbid Coöperatie U.A. determined that it could recognize this subsidy as revenue earned over the course of its Kredietpaspoort project. Symbid Coöperatie U.A. considered both IFRS and US GAAP guidance in its assessment for this accounting. In the absence of specific guidance surrounding government grants under US GAAP, Symbid Coöperatie U.A. evaluated the government subsidy considering IAS 20 and FASB ASC 605, concluding that the ratable recognition of income related to the grant should be recognized over the period that it was earned.  Apart from that one-time subsidy, Symbid Coöperatie UA does not have any sources of income other than administrative and success fees which it assigns to Symbid B.V. by agreement.  As such, it is expected that Symbid Coöperatie U.A. will not generate any excess net profits.

Net profits of Symbid Coöperatie U.A., if any, are distributable, at the approval of the members’ council, to the cooperative’s members in accordance with their investments on the Symbid Coöperatie U.A. crowdfunding platform.  Although Symbid B.V. has a variable economic interest in Symbid Coöperatie U.A., through its ability to appoint the board of Symbid Foundation which, in turn, holds the majority of the voting power within the members’ council of Symbid Coöperatie U.A. and, thus, the financial statements of Symbid Coöperatie U.A. are consolidated with those of Symbid B.V., Symbid B.V. is not entitled to any profit distributions of Symbid Coöperatie U.A. It is not expected, however, because of the license and management agreements between Symbid B.V. and Symbid Coöperatie U.A., that Symbid Coöperatie U.A. will generate any distributable profits.

Symbid determined to operate its crowdfunding platform in The Netherlands through a cooperative structure for the following reasons:

●
Symbid believes that the vision of crowdfunding is one of cooperation and people making things happen together. This vision is best expressed through a cooperative structure under Dutch law that embraces a vision of members working together for each other;

●	The cooperative structure provides the framework to more easily make our customers, entrepreneurs and investors, members of a community; and

●	The mechanics for adding new members to a Dutch cooperative enable us complete all Symbid related investment transactions over the internet, without any off-line interaction with investors.

Although Symbid B.V. determined that for purposes of maximizing its crowdfunding operations in The Netherlands as outlined above, it would operate through Symbid Coöperatie U.A. and Symbid Foundation, we have not concluded that this organizational structure should be used for the roll out of the Symbid crowdfunding platform in other countries.

Symbid Foundation was incorporated in The Netherlands on April 5, 2011 specifically to facilitate Symbid’s business in The Netherlands.  The members of the board of directors of Symbid Foundation are appointed by the Symbid Foundation board and nominated by Symbid B.V.  Symbid Foundation has voting control within the member’s council of Symbid Coöperatie U.A. as it controls five (5) votes out of a total of nine (9). The other four votes on the Symbid Coöperatie U.A. members’ counsel are controlled by the four other member groups (A,B,D and E) each voting separately as a group through their representatives.  The member’s council of Symbid Coöperatie U.A. appoints the management board of Symbid Coöperatie U.A., so, indirectly, through its majority vote on the members’ council, the board of directors of Symbid Foundation is able to appoint the board of directors of Symbid Coöperatie U.A. Symbid Foundation is not involved in any business or economic transactions and has no function other than to oversee the board of directors of Symbid Coöperatie U.A.

Reorganization of Corporate Structure

Because of the December 6, 2013 Share Exchange and Symbid’s plans to enter various new markets, Symbid determined to restructure the legal organization of its business as described below.

Symbid Holding B.V. was incorporated on October 3, 2013, as a privately held besloten vennootschap (private limited liability company) organized under the laws of The Netherlands.  Symbid Holding B.V. was organized to serve as the holding company for all of Symbid’s business activities in The Netherlands and in other countries. As such, on October 3, 2013, the holders of the capital shares of Symbid B.V. exchanged their shares for capital shares of Symbid Holding B.V. and, as a result, Symbid B.V. became a wholly owned subsidiary of Symbid Holding B.V. Symbid B.V. is now the Symbid operating entity for the Company’s business in The Netherlands. As such, Symbid B.V. will continue to hold the ownership interests in Gambitious B.V. and Equidam Holding B.V. Symbid expects to organize separate operating companies for its proposed activities in other countries. These entities will be organized as subsidiaries of Symbid Holding B.V. Although not yet commercially operational this legal structure has been realized with Symbid Holding BV becoming a majority shareholder in Symbid Germany GmbH and Symbid Italia SPA. FAC B.V. operates as of July 2014 as a 100% subsidiary of Symbid Holding B.V. In conjunction with this reorganization, Symbid’s IP, which includes all of the software relating to the Symbid crowdfunding internet platform, was transferred to a new entity organized in The Netherlands on October 3, 2013, Stichting Symbid IP Foundation. We do not have an ownership interest in Stichting Symbid IP Foundation but maintain management control over Stichting Symbid IP Foundation through our control of Stichting Symbid IP Foundation’s board of directors. See “Risk Factors – Our intellectual property is owned by Stichting Symbid IP Foundation, a Dutch entity that we do not own”. Pursuant to the organizational documents of Stichting Symbid IP Foundation, the board of directors of Stichting Symbid IP Foundation must be composed of at least two members, one of whom must always be Symbid B.V. or one of its directors and the other must always be Symbid Corp. or one of its directors. The size of the board of directors of Stichting Symbid IP Foundation is established by the board itself, giving Symbid B.V. and Symbid Corp. full control over the Stichting Symbid IP Foundation board. Stichting Symbid IP Foundation has granted a perpetual license in the IP to Symbid Holding B.V. which, in turn, has granted a perpetual, exclusive license in the IP to Symbid B.V. Symbid B.V. has sublicensed the IP to Symbid Coöperatie U.A. With respect to future Symbid crowdfunding platform business projects in other countries, Symbid Holding B.V. will grant IP licenses to the new legal entities established for these business purposes.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in The Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any other ownership. The majority of the voting power within the members counsel (which appoints the management board of Symbid Coöperatie U.A.) is held by Symbid Foundation, a Dutch foundation whose board of directors is appointed by Symbid B.V. Symbid Foundation was established specifically and solely to serve as a management control mechanism with respect to Symbid Symbid Coöperatie U.A. through its ability to control the majority voting power of Symbid Coöperatie U.A. members’ counsel. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations.

Neither Symbid Corp., Symbid Holding B.V., Symbid B.V. nor any of their affiliates have any ownership interests in Stichting Symbid IP Foundation, Symbid Foundation or Symbid Coöperatie U.A.

A schematic overview of our current corporate structure is set forth below.

The Competitive Environment

The crowdfunding industry has developed rapidly since 2000 when several non-governmental organizations and companies started raisings funds online. The concept of online fundraising was quickly adapted to various forms of collective funding over the internet, now all being labelled as crowdfunding.

There are several different forms of crowdfunding. The main categories are:

●	Donation-based crowdfunding: donations made online to a specific project or cause without the prospect of any return;

●	Pre-sales (reward-based) crowdfunding: donations made online to a specific project or cause with the prospect of a return in the form of a product or service, when the project is successful;

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Debt/loan crowdfunding (peer-to-peer and peer-to-business lending): investments made online in a specific loan proposal (business as well as private) with the prospect of a return in the form of interest and repayment of the initial debt;

●	Equity crowdfunding: investments made online in specific investment proposals with the prospect of a return in the form of dividends and value growth.

Globally, more than 3,000 crowdfunding platforms are currently active in the marketplace. However, the majority of these platforms are involved in donation- or reward-based (pre-sales) crowdfunding. The low barriers to entry in this sector allow many vendors to establish crowdfunding platforms, but, typically, their scope is limited to a specific geography or nice industry, such as books or movies. Research firm Massolution, in its “Crowdfunding Industry Report 2013,” estimated that the global market size of crowdfunding in 2012 was $2.7 billion. The same crowdfunding research firm, Massolution, estimated that the global crowdfunding industry was worth $4.8 billion in 2013, reportedly doubled in size in 2014, and have experienced similar growth levels in 2015, exceeding $10 billion. Many of the existing crowdfunding platforms struggle in this growth environment with respect to their ability to professionalize their systems and legal frameworks and otherwise manage their growth. Reward- and loan-based crowdfunding (e.g. peer-to-peer lending) currently account for approximately 80% of this industry, but equity crowdfunding is expected to rapidly enlarge its market share in the short- to mid-term future.

The equity crowdfunding market is still in a relatively early stage of development in comparison to the other forms of crowdfunding due to regulatory and structural problems encountered when operating an equity crowdfunding platform in various countries. According to the Massolution “Crowdfunding Industry Report 2013,” the global equity crowdfunding market was worth just $116 million in sales volume. Although figures for the global equity crowdfunding industry in 2014 are not yet available, according to the European Alternative Finance Benchmarking Survey 2014, the European equity crowdfunding industry was worth $218 million in 2014, with the UK contributing $127 million to this total. Europe remains a key geography in the equity crowdfunding industry due to the continued unavailability of equity crowdfunding in the U.S. due to ongoing SEC discussions regarding the relevant titles of the JOBS Act. Currently the UK has the largest equity crowdfunding market. The two leading UK platforms, Seedrs and Crowdcube, currently account for more than all other European platforms combined according to their own funding volume totals.

The 28 countries of the European Union are a very long way from offering a homogeneous regulation environment for crowdfunding. This is particularly true of equity crowdfunding which touches on multiple heavily regulated areas of finance such as investment advice, securities trading, retail banking and corporate finance. Few European countries have, like France, issued new regulations that are specific to investment crowdfunding. Most have, like Germany and the UK, tried to fit crowdfunding into the existing legal framework of capital investment and granted exemptions such as a simplified prospectus. In the ‘Review of Crowdfunding Regulation’ published at the end of 2014, the chairman of the European Crowdfunding Network, claimed that a harmonized single European market for crowdfunding “may even be further [away] than last year [in 2013]”. This is because while crowdfunding is rapidly emerging across Europe, growing 100% or 200% a year in leading markets such as France and the United Kingdom, entrepreneurs and finance regulators have pragmatically negotiated legal frameworks at the country level. Additionally, because non-accredited investors in the United States have been and are presently prohibited from investing through online equity crowdfunding platforms, rapid growth in the equity crowdfunding sector, particularly in the United States, has been handicapped. The signing of the JOBS Act in 2012 was expected to result in the ability of non-accredited investors in the United States to participate in equity crowdfunding, but this has been delayed by discussions over the exact nature of SEC regulations.

The SEC has, as of October 30, 2015, adopted final regulations permitting private companies to sell and trade securities via crowdfunding under the mandate of the JOBS Act. The section of the JOBS Act enabling non-accredited investors to participate fully in the equity crowdfunding market - Title III - is expected to be implemented as of May 16, 2016. The full implementation of Title III of the JOBS Act is expected to have significant implications for U.S. start-ups & non-accredited investors alike, essentially enabling citizens of the U.S. to invest in start-ups. This in turn is expected to result in rapid growth for the U.S. equity crowdfunding industry. Any future entry of Symbid into the U.S. equity crowdfunding market once Title III is implemented will have to comply with all SEC regulations as they have been adopted by the SEC.

The alternative finance industry in Europe grew by 144% to almost €3 billion in 2014, and has more than doubled in size in 2015. Across Europe, there are now over 300 platforms active in the alternative finance sector. The “equity gap” facing European SMEs is waiting to be filled by a centralized platform for alternative finance with standardized data protocols. If rejected for a bank loan, as 30% of early-stage SMEs were in the European Union in 2014, entrepreneurs can struggle to navigate the emerging alternative finance market. With each platform focusing on one type of finance, for example peer-to-peer lending or equity crowdfunding, a capital search is a costly and time-consuming process for entrepreneurs. The lack of standardized SME financial data, plus the sometimes limited financial skills of entrepreneurs, creates a mismatch between small business and investors. Furthermore, there are currently no platforms which offer both alternative financing and traditional financing options, such as bank loans.

Increasingly, entire industries are being concentrated into single online destinations – termed ‘go-to’ platforms. Online platforms based on horizontal, peer-to-peer models continue to revolutionize the music, hospitality and personal transportation industries. The financial industry has remained particularly resilient to digital technologies and, as yet, not one go-to platform exists which provides small businesses with access to various types of funding, alternative and traditional.

Because we have developed products and services that serve various sectors of the alternative finance industry, we believe that we are in a good position to take advantage of the growth of the entire industry rather than simply relying on sales to one particular sector – such as crowdfunding. Additionally, because of the versatility of our proprietary products which have application outside the crowdfunding and alternative finance domain, we believe we will be able to address the needs of the online corporate funding industry as a whole, thus strengthening our competitive position. The alternative finance market is still emerging, but it is also maturing. we predict a shakedown of the alternative finance industry in the short- to mid-term future as the market consolidates and smaller platforms exit. However, we believe there still is plenty of unsatisfied demand due to the continued poor availability of bank finance. Banks are currently not lending enough money to small- and medium-sized businesses and they’re not offering high-growth investment opportunities to small retail investors.

We believe we are placed to take advantage of the large potential for alternative finance platforms, including equity crowdfunding, due to our readily adaptable fiscal-legal framework, the fact that we are already well-established as one of the leading European platforms, and our intention to offer multiple alternative finance products.

Employees

As of March 3, 2016 we had 25 employees involved through contractual relationships with the Company. Our contractual relationships with employees consist of management agreements, service agreements, employee agreements and internship agreements. We have never experienced a work stoppage and believe our relationship with our employees is good.

Description of Properties

Our principal executive offices are located at Marconistraat 16, 3029 AK Rotterdam, The Netherlands, where we occupy approximately 1,075 square feet (100 square meters). We have signed a two-year lease for this space effective as of January 1, 2014 under which we pay monthly rent of €1,700 (approximately US$1,900). After the expiration of the two-year lease agreement, we are currently leasing this property on a monthly basis. Also our offices in Amsterdam are being rented on a month-by-month basis for a monthly rent of €1,700 (approximately $1,900).

Regulatory Framework

During the development of the Symbid crowdfunding platform in 2010, we were in close contact with the Authority Financial Markets in The Netherlands (the “AFM”) to discuss the Symbid crowdfunding model, the structure of our crowdfunding platform and its relationship to the Dutch regulatory framework. In our correspondence with the AFM, we primarily focused on the equity based crowdfunding model rather than the pledge or donation based models which do not implicate securities law considerations. In an email correspondence to Symbid, the AFM acknowledged that, although it is Symbid’s responsibility to identify activities requiring government authorization, as described to the AFM by Symbid, the AFM saw, on the basis of the information provided, no indication that the crowdfunding activities of Symbid would require permission under the Dutch Act on Financial Supervision. Although we did not specifically address our partnering/affiliate programs in our correspondence with the AFM, it is our understanding and belief that the same AFM considerations would apply to these activities to the extent that they make use of Symbid’s legal structure and model. The activities of Symbid have not materially changed in comparison with the information provided to the AFM in 2010. During the expansion of our product offerings to include debt based crowdfunding, we have been in discussions with AFM regarding the classification of our activities. In agreement with the AFM, Symbid applied for an exemption for its activities under the Dutch financial regulatory framework at the AFM, which was provided in the second quarter of 2015. Additional changes in the regulatory framework are expected in the future whereby crowdfunding will become a regulated business and whereby we will continue to comply with these Dutch financial regulations.

Symbid’s restructuring in 2013 in which it established Symbid Holding B.V. as a holding company for its crowdfunding activities and transferred its intellectual property to Stichting Symbid IP Foundation did not have an impact on Symbid’s legal structure at the operating level. Symbid established its operational model in The Netherlands such that all crowdfunding activities would be conducted at the Symbid Coöperatie U.A. level with management control exercised by Symbid Foundation. This operational structure was designed to function independently from the legal structure and changes in the ownership structure of Symbid B.V. or Symbid Holding B.V. Because of this operation versus ownership structure, Symbid believes that its corporate reorganization will have no impact on the application of the AFM’s considerations or other aspects of the Dutch regulatory framework.

Our crowdfunding platform encompasses other activities which, in The Netherlands, could require a license or specific regulatory compliance under certain circumstances. These activities relate to (i) the holding of redeemable funds and (ii) securities offerings to the public without a prospectus.

Redeemable funds – Our financial partner InterSolve (FEET EGI B.V.) holds a license from the Dutch Central Bank as an Electronic Money Institution, is supervised by the Authority Financial Markets (“AFM”) , being the Dutch equivalent of the SEC, and the Dutch Central Bank and is, therefore, allowed to redeem funds to the public. On the Symbid crowdfunding platform, investors can re-claim, i.e., redeem, their electronic money at any time prior to the funding target having been reached of a business idea to which they have allocated their electronic money. InterSolve will exchange upon request by such an investor the amount of electronic money being redeemed into scriptural money on the bank account of the investor. Symbid partners with InterSolve to ensure that Symbid cannot be deemed to hold redeemable funds of investors itself. Because an investor’s funds are held in an electronic wallet with Intersolve and released to a particular project only when that project actually funds, and any funds that an investor allocates to a project that the investor redeems prior to a project funding remain in that investor’s account (electronic wallet) with Intersolve, which, in effect, acts as an escrow agent for the investor’s funds and particular project fundings, Symbid does not record any success fee revenues on its books until a project funding actually closes and Symbid’s earned fees are transferred to it. As a result of this structure, any funds that may be redeemed by an investor prior to a project funding and returned to that investor’s electronic wallet do not appear, and are not reported, on the financial statements of Symbid.  If, however, an investor decides to remove funds from his electronic wallet and return them to his personal bank account, effectively taking these funds out of the Symbid crowdfunding system, Symbid pays Intersolve a fee of approximately $16.50 (€15).

Offerings to the public without a prospectus – Under Dutch law, as long as the target capital raised for a particular business over a period of 12 consecutive months remains below €2.5 million (approximately $2.75 million), there is an exemption from the prospectus delivery requirements. Under the current regulations, a prospectus must be prepared and approved by the AFM for capital raises planned or expected to exceed the €2.5 million (approximately $2.75 million) within a 12 month period. Currently, none of the entrepreneurs raising capital on the Symbid crowdfunding platform is raising capital in excess of €2.5 million. If our entrepreneurs begin to raise capital amounts greater than the current AFM maximum limit or if that maximum is dropped to a lower amount, we will be required to comply with the AFM prospectus regulations for these offerings.

Separately, membership interests in a Dutch cooperative, if not freely tradable, are not considered securities under Dutch law. Symbid has taken the business decision to ensure that all membership interests in Symbid Coöperatie U.A. are not freely tradable; thus Symbid Coöperatie U.A. is not required to be licensed to sell securities under the Dutch Act on Financial Supervision

Because of the considerations discussed above with Symbid’s operational activities being conducted in the Netherlands through a Dutch cooperative structure and with the partnering of Intersolve, Symbid itself is not deemed to be offering or selling securities to the public.

Regulatory Considerations Relating to the European Union

In the European Union (the “EU”), there are a number of EU wide directives that could apply to Symbid’s planned crowdfunding expansion initiative in a number of different ways. These directives include the Markets in Financial Instruments Directive (MiFID), the Prospectus Directive, the Payment Services Directive (PSD), the Undertakings for Collective Investment in Transferable Securities Directives (UCITS), the Alternative Investment Fund Manager’s Directive (AIFMD) and the Anti-Money laundering Directive.  In addition, local regulations might apply in each country within the EU. In some European countries (e.g., Italy, France, UK and Spain) local crowdfunding specific regulations have not yet been implemented but are expected to be enacted in the near future. These new crowdfunding regulations might affect the roll-out of our operations in the EU in terms of our potential market reach, time to market, legal costs and business model.

The impact of the above listed EU directives and local regulations on the Company's proposed business in Europe is dependent on the legal structure (or structures) we adopt for the roll-out of our business in the various European countries. We are currently in the process of investigating potential legal structures for our crowdfunding roll out in the various EU countries. Since this process is in an early stage and the impact of the EU directives or local crowdfunding regulations may differ from country to country, we believe that it is too speculative at this time to provide a detailed description of the different directives applicable per country to our possible local business models, their potential impact on our business or the different legal structures we may adopt in the future.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

ITEM 1A.   RISK FACTORS

THIS ANNUAL REPORT ON FORM 10-K CONTAINS CERTAIN STATEMENTS RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF OUR COMPANY.  YOU ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY.  IN EVALUATING SUCH STATEMENTS, YOU SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS ANNUAL REPORT ON FORM 10-K, INCLUDING THE MATTERS SET FORTH BELOW, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMPANY.  IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS FOR GROWTH WOULD LIKELY SUFFER.  AS A RESULT, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMPANY.

GENERAL RISKS RELATING TO OUR BUSINESS, OPERATIONS AND FINANCIAL CONDITION

We have a limited operating history and are subject to the risks encountered by early-stage companies.

We were organized in The Netherlands in April 2011. Because our operating company has a limited operating history, you should consider and evaluate our operating prospects in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. For us, these risks include:

●	risks that we may not have sufficient capital to achieve our growth strategy;

●	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

●	risks that our growth strategy may not be successful; and

●	risks that fluctuations in our operating results will be significant relative to our revenues.

These risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this Annual Report. If we do not successfully address these risks, our business would be significantly harmed.

We have a history of net losses, may incur substantial net losses in the future and may not achieve profitability.

Although we have begun to generate revenues, we have incurred significant losses since inception. We expect to incur increased costs to implement our business plan and increase revenues, such as costs relating to expanding our crowdfunding platform into additional country markets. If our revenues do not increase to offset these additional expenses or if we experience unexpected increases in operating expenses, we will continue to incur significant losses and will not become profitable. If we are not able to significantly increase our revenues, we will likely not be able to achieve profitability in the future.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern. If we do not continue as a going concern, investors could lose their entire investment.

Our operating losses and working capital deficiency raise substantial doubt about our ability to continue as a going concern.  If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we may have to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

If we are unable to manage our anticipated growth effectively, our business could be adversely affected.

We anticipate that a significant expansion of our operations and addition of operating subsidiaries and new personnel will be required in all areas of our operations in order to implement our business plan. Our future operating results depend to a large extent on our ability to manage this expansion and growth successfully. For us to manage such growth, we must put in place legal and accounting systems, and implement human resource management and other tools. We have taken preliminary steps to put this structure in place. However, there is no assurance that we will be able to successfully manage this anticipated rapid growth. A failure to manage our growth effectively could materially and adversely affect our ability to market our crowdfunding platform in multiple venues.

Our Management Team Does Not Have Prior Experience In U.S. Public Company Matters, Which Could Impair Our Ability To Comply With Legal And Regulatory Requirements.

Our management team has had no prior U.S. public company management experience, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable U.S. federal securities laws, including filing required reports and other information on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and result in the deterioration of our business.

Civil liabilities may not be able to be enforced against us.

Substantially all of our assets and our officers and directors are located outside of the United States. As a result of this, it may be difficult or impossible to effect service of process and enforce judgments awarded by a court in the United States against our assets or those of our officers and directors who are located in The Netherlands.

The implementation of crowdfunding regulations in The Netherlands and in other countries could negatively affect our business.

Other than the Netherlands regulatory framework, rules on redeemable funds and offerings to the public without a prospectus (See “Description of Business – Regulatory Framework”), there are currently are no laws or regulations that specifically govern crowdfunding activities in The Netherlands or that require us to register with or seek permission from The Netherlands Authority for the Financial Markets (The Netherlands equivalent of the SEC).  Changes in local regulations within The Netherlands relating to the offering of securities to the public or specifically to crowdfunding, could negatively affect our operations in The Netherlands. Such changes could result in our having to change our business model, which could negatively impact future revenues.  Further, there are various regulators in The Netherlands (e.g., the Authority for Financial Markets, the Dutch Central Bank and the Ministry of Finance) that monitor and regulate financial markets and supervise financial service providers involved in the sale of investments and securities.  These regulators monitor crowdfunding activities and could determine that specific laws and regulations that apply to the financial sector should be extended to the crowdfunding arena. Such a determination could negatively affect our operations in The Netherlands and impact our ability to operate our business and generate revenues.  Additionally, the implementation of new crowdfunding regulations or the application of existing laws and regulations to crowdfunding in other countries where we may wish to begin crowdfunding operations could result in added operational burdens and new regulatory compliance requirements with added costs, all of which could have a negative impact on our future growth plans and revenue outlook.

Failure to comply with final United States equity crowdfunding regulations as and when adopted would negatively impact out future business plans and our expected future growth prospects.

We may not be able to structure our crowdfunding platform operations and our organizational and administrative structures to comply with the final crowdfunding regulations as and when adopted by the SEC. If we are not able to comply with these future regulations, we will not be able to operate our crowdfunding business in the United States and, as a result, our future business plans and growth prospects will suffer.

Changes in regulations within the European Union governing our operations, specifically relating to the sale of securities to the public, could negatively affect our business.

Changes in local regulations within the European Union relating to the offering of securities to the public could negatively affect our business operations within the European Union. Although we have not yet determined what legal structures we will utilize for our planned The Funding Network rollout in Europe, any changes in the law or new regulations relating to the sale of securities in Europe could impinge on our ability to structure our operations such that we would not have to register as brokers or dealers in Europe.  Such changes could result in our having to change our business model, which could delay or prohibit our entry into local European markets and negatively impact future revenues.

Inappropriate business behavior of entrepreneurs raising funds via our platforms could result in reputational or financial damages to our business.

Although our business is limited to providing a platform for matching investors and entrepreneurs, there is a possibility that inappropriate business behavior exhibited by any of the entrepreneurs raising capital through our platform could result in reputational or financial damages to us. We enforce a thorough due diligence process for all companies raising funds via our products and we require participating entrepreneurs to sign legally binding terms of use releasing us from any responsibility for entrepreneur impropriety or misdeed. Nevertheless, our clients might regard us as being responsible for any improprietous behavior of the entrepreneur and this could result in reputation damage to us that could impact our future revenues.

Our intellectual property is owned by Stichting Symbid IP Foundation, a Dutch entity that we do not own.

In October 2013, Symbid B.V. transferred the Symbid crowdfunding platform intellectual property to Stichting Symbid IP Foundation, a Dutch foundation with, according to its organizational documents, at least two directors one of whom must always be Symbid B.V. or one of its directors and the other must always be Symbid Corp. or one of its directors. Stichting Symbid IP Foundation licenses the Symbid crowdfunding technology on a perpetual, exclusive basis to Symbid Holding B.V. which, in turn, licenses the technology to Symbid B.V. for sublicense to Symbid Coöperatie U.A.  Because Symbid does not own Stichting Symbid IP Foundation, it cannot assure that the board of directors of the foundation will not be expanded or changed in such a way as to challenge the interests of Symbid Holding B.V. to the crowdfunding platform license. Any such change could negatively impact Symbid’s ability to sublicense its crowdfunding platform and negatively impact Symbid’s results of operations and financial condition.

Our crowdfunding platform in The Netherlands is operated through Symbid Coöperatie U.A., a Dutch entity in which we do not own any interest.

Symbid Coöperatie U.A. is the contractor for all of our crowdfunding business in The Netherlands. We do not own or have any interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A. is a variable interest entity (“VIE”) which we, through Symbid B.V., effectively control through corporate governance rather than through any other ownership. Because we own no interest in Symbid Coöperatie U.A., we have no right to receive any distributions from Symbid Coöperatie U.A. The revenues to us from Symbid Coöperatie U.A. come from administrative, success and management fees paid to us by Symbid Coöperatie U.A. Because of the corporate governance control structure, we consolidate the financial statements of Symbid Coöperatie U.A. with our own. If we were to lose control of Symbid Coöperatie U.A. through a loss of our majority vote on the members’ counsel of Symbid Coöperatie U.A., we would not be able to continue to consolidate the financial results of Symbid Coöperatie U.A. and this would have a negative impact on our financial condition and results of operations. For the fiscal years ended December 31, 2015 and 2014, approximately 80% and 96.8% of our revenues, respectively, were derived from Symbid Coöperatie U.A.

Our crowdfunding platform operates on an online distribution model and is, therefore, subject to internet cyber risk.

Our online crowdfunding distribution model could be subject to cyber-attacks aiming to breach our security protocols. We take reasonable and commercial precautions to make our systems as secure as possible, including but not limited to daily back-ups, banking grade hosting solutions, divisions between systems to ensure, for example, that our banking backend cannot be reached via our online distribution network, and continuous monitoring of the systems as well as sequential system checks. However, we cannot fully exclude the possibility of cyber-attacks, third party breaches, software bugs or other forms of internet malfeasance.  If any of these events occur, our reputation could be negatively impacted and our future revenues could suffer as a result.

Increasing competition within our emerging industry could have an impact on our business prospects.

The crowdfunding market is an emerging industry where new competitors are entering the market frequently. These competing companies may have significantly greater financial and other resources than we have and may have been developing their products and services longer than we have been developing ours. Although our portfolio of products and related revenue stream sources are broad, increasing competition may have a negative impact on our profit margins.

Our business is subject to risks generally associated with fluctuating economic tendencies in the capital markets.

The demand for our products can change over time due to fluctuations in the global and local economies and in the related capital requirements of small and medium-sized enterprises.  These fluctuations could negatively impact our future revenue streams.

Fluctuations in interest rates could impair the ability of companies to raise capital on the Symbid platform.

Fluctuations in interest rates could influence the attractiveness for investors to allocate capital to small and medium-sized enterprises raising capital on our crowdfunding platform.  This could result in reduced revenues to us.

If we lose the services of our founders or other members of our senior management team, we may not be able to execute our business strategy.

Our success depends in a large part upon the continued service of our senior management team. In particular, the continued service of Korstiaan Zandvliet, Chief Executive Officer, Robin Slakhorst, Chief Commercial Officer, Maarten van der Sanden, Chief Operating Officer and Dick Kooij, Chief Financial Officer, is critical to our vision, strategic direction, culture, products and technology. We do not maintain key-man insurance for any of our founders or other members of our senior management team. The loss of any of member of senior management could harm our business.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services, which would harm our competitive position.

Our success depends in part upon our proprietary technology. We rely primarily on trademark, copyright, service mark and trade secret laws, confidentiality procedures, license agreements and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the crowdfunding market increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements, or obtain them on terms acceptable to us.

We will need additional financing. Any limitation on our ability to obtain such additional financing could have a material adverse effect on our future business, financial condition and results of operations.

We will require additional capital of between $2.5 million and $4 million to expand our crowdfunding activities and the roll-out and expansion of The Funding Network in Europe. The raising of additional capital could result in dilution to our stockholders.  In addition, there is no assurance that we will be able to obtain additional capital, or that if available, it will be available to us on favorable or reasonable terms.  Any limitation on our ability to obtain additional capital as and when needed could have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain proper and effective internal controls, our ability to produce accurate and timely financial statements could be impaired, which could harm our operating results, our ability to operate our business and investors’ views of us.

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls. Our failure to maintain the effectiveness of our internal controls in accordance with the requirements of the Sarbanes-Oxley Act could have a material adverse effect on our business.  We could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on the price of our common stock. In addition, if our efforts to comply with new or changed laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Currency fluctuations may adversely affect our business.

All of our present operations take place in Europe. Accordingly, we receive revenues in Euros and maintain our books and records in Euros. However, for financial reporting purposes, we use the U.S. dollar. To the extent the U.S. dollar strengthens against the Euro, the translation of foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for us. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

RISKS RELATING TO OUR SECURITIES

Because we are a former shell company, Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended, is available to our shareholders only during such times that we remain current with our SEC reporting requirements and satisfy other Rule 144 requirements applicable to former shell companies.

We were a shell company at the time of the December 6, 2013 Share Exchange. As the result of the Share Exchange, we were no longer a shell company and on December 12, 2013 we filed a Current Report on Form 8-K containing Form 10 type information which, among other things, announced that we were no longer a shell company. Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”) provides conditions under which restricted and control securities of issuers can be sold without registration under the Securities Act. Rule 144(i) limits the availability of Rule 144 to shareholders of former shell companies to circumstances where former shell companies have ceased to be shell companies, have filed Form 10 type information, one year has elapsed since the filing of such Form 10 type information and the former shell company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 month period or such shorter period that the former shell company was subject to such reporting requirements. Should we fail to continue to satisfy the requirements of Rule 144(i), absent registration or other exemption therefrom, holders of our restricted and control shares will not be able to sell their shares in the public market.

Because the Share Exchange was deemed a reverse acquisition, we may not be able to attract the attention of major brokerage firms, which may limit the liquidity of our common stock and may make it more difficult for us to raise additional capital in the future.

Additional risks may exist because the Share Exchange is considered a “reverse acquisition” under accounting and securities regulations. Certain SEC rules are more restrictive when applied to reverse acquisition companies, such as the ability of stockholders to resell their shares of our common stock pursuant to Rule 144. In addition, securities analysts of major brokerage firms may not provide coverage of our common stock because there may be little incentive for brokerage firms to recommend the purchase of our common stock. As a result, our common stock may have limited liquidity and investors may have difficulty selling it. In addition, we cannot assure you that brokerage firms will want to conduct any secondary offerings on our behalf if we seek to raise additional capital in the future. Our inability to raise additional capital may have a material adverse effect on our business.

There is not now, and there may not ever be, an active market for our common stock.

There currently is no active public market for our common stock. The limited trading in our common stock is extremely sporadic. For example, several days may pass before any shares may be traded. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock. Accordingly, investors must assume they may have to bear the economic risk of an investment in our common stock for an indefinite period of time. There can be no assurance that a more active market for our common stock will develop, or if one should develop, there is no assurance that it will be sustained. This severely limits the liquidity of our common stock, and would likely have a material adverse effect on the market price of our common stock and on our ability to raise additional capital.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTCBB and OTC Markets QB Tier. In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of the common stock. This would also make it more difficult for us to raise capital.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

●
generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of common stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The price of our common stock may become volatile, which could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

●	actual or anticipated variations in our operating results;

●	announcements of developments by us or our competitors;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	adoption of new accounting standards affecting our Company’s industry;

●	additions or departures of key personnel;

●	sales of our common stock or other securities in the open market; and

●	other events or factors, many of which are beyond our control.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders and the purchasers of common stock offered hereby. We are currently authorized to issue an aggregate of 300,000,000 shares of capital stock consisting of 290,000,000 shares of common stock and 10,000,000 shares of preferred stock with preferences and rights to be determined by the our Board of Directors. As of December 31, 2015, there were 36,909,472 shares of our common stock and no shares of our preferred stock outstanding. There were also 5,946,530 shares issuable upon exercise of outstanding and presently exercisable warrants, 518,222 additional shares issuable upon vesting of restricted stock units and approximately 5,240,000 additional shares issuable upon the conversion of $1,310,000 in principal amount of 8% unsecured convertible promissory notes at a conversion price of $0.025 per share. The number of note conversion shares referenced in the preceding sentence does not include the conversion of the accrued  interest due on the notes at the time of the conversion and does not  address the possibility that the notes  can be converted, rather than at $0.25 per share, at a 20% discount to the 10 trading day volume weighted average price per share for the 10 trading day period immediately preceding the   maturity date of the Notes, subject to a floor price of $0.10 per share. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations- Share Exchange and PPO Closings.” We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of its securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with any capital raising efforts, including at a price (or exercise prices) below the price at which shares of the common stock will be initially quoted on the OTCBB and the OTC markets QB Tier.

We are an “emerging growth company,” and the reduced reporting requirements applicable to emerging growth companies may make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this Annual Report and our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company until December 31, 2017, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any fiscal year end before that time or if we have total annual gross revenue of $1.0 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of fiscal year end or, if we issue more than $1.0 billion in non-convertible debt during any three year period before that time, we would cease to be an emerging growth company immediately.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in this Annual Report and our periodic reports and proxy statements. Some investors may find our common stock less attractive because we rely on these exemptions, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected not to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. Section 107 provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

ITEM 1B.    UNRESOLVED STAFF COMMENTS

None.

ITEM 2.    PROPERTIES

Our principal executive offices are located at Marconistraat 16, 3029 AK Rotterdam, The Netherlands, where we occupy approximately 1,075 square feet (100 square meters).  We have signed a two-year lease for this space effective as of January 1, 2014. After termination of the two-year lease we have continued to rent the same office on a monthly basis. We also have a flexible office space in Amsterdam, The Netherlands.

ITEM 3.    LEGAL PROCEEDINGS

We know of no materials, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any beneficial shareholder are an adverse party or has a material interest adverse to us.

ITEM 4.    MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.    MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock has been quoted on the OTC Bulletin Board (OTCBB) and the OTC Markets QB Tier (OTCQB), as of September 25, 2013, under the symbol “SBID.” Prior to that date, our symbol was “HKDZ.”

Shares of our common stock began trading on a very limited basis in late January 2014.

As of March 18,  2016, we had 36,909,472 shares of common stock outstanding held by 110 stockholders of record.

The following table sets forth the high and low bid prices for our common stock for the fiscal quarter indicated as reported on OTC Markets. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on OTC Markets does not necessarily represent its fair market value.

Period	High	Low

Quarter ended March 31, 2014	$5.00	$0.43
Quarter ended June 30, 2014	4.25	1.20
Quarter ended September 30, 2014	2.00	0.35
Quarter ended December 31, 2014	0.75	0.18
Quarter ended March 31, 2015	0.34	0.18
Quarter ended June 30, 2015	0.33	0.16
Quarter ended September 30, 2015	0.30	0.15
Quarter ended December 31, 2015	0.37	0.191
Quarter ending March 31, 2016*	0.50	0.25

* Through March 9, 2016

Dividends

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. Other than provisions of the Nevada Revised Statutes requiring post-dividend solvency according to certain measures, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Recent Sale of Unregistered Securities

In April 2014 and May 2014 we issued 32,863 shares and 16,485 shares, respectively, of our common stock to our U.S. corporate and securities counsel in connection with the conversion of $16,431.50 and $8,242 in legal fees, respectively, at $0.50 per share. These issuances were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions by an issuer not involving a public offering.

On May 21, 2014 we completed a private placement offering in which we sold an aggregate of 5,853,530 units at $0.50 per unit, for aggregate proceeds of $2,926,765. Each of these units consisted of one share of our common stock and one warrant to purchase one share of our common stock for a period of three years at a purchase price of $0.75 per share. In connection with the private placement offering we paid the placement agent fees and reimbursed expenses in the aggregate amount of approximately $81,645. We also issued an aggregate of 93,000 warrants to the placement agent or its designees exercisable for a period of three years at an exercise price of $0.50 per share. All of the subscribers to the private placement offering were accredited investors. All of the issuances were made in reliance on the exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933, as amended.

In connection with our December 6, 2013 Share Exchange Agreement with Symbid Holding B.V. and the shareholders of Symbid B.V., we issued an aggregate of 21,700,000 shares of our common stock to or on behalf of the shareholders of Symbid Holding B.V.

Effective July 24, 2014 we issued an aggregate of 905,750 restricted stock units under our 2013 Equity Incentive Plan to 16 employees. Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting. Each restricted stock unit vested on June 30, 2015. 140,000 of the restricted stock units were cancelled during 2014.

Effective July 24, 2014 we issued 68,000 restricted stock units under our 2013 Equity Incentive Plan to an advisor.  Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting. 8,500 of the restricted stock units vest quarterly over a period of two years with the initial vesting date being September 30, 2014 and the final vesting dated being September 30, 2016.

Effective July 24, 2014 we issued an aggregate of 21,000 restricted stock units under our 2013 Equity Incentive Plan to three advisors. Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting. 10,500 of the restricted stock units vested on September 30, 2014 and 10,500 of our restricted stock units vested on December 31, 2015. See “Market Price of and Dividends on Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans” below for more information about the 2013 Plan.

Effective August 15, 2014, we issued an aggregate of 30,000 restricted stock units under our 2013 Equity Incentive Plan to an advisor.

Effective October 1, 2014, we issued an aggregate of 82,000 restricted stock units under our 2013 Equity Incentive Plan to four advisors.

Effective November 1, 2014, we issued an aggregate of 15,500 restricted stock units under our 2013 Equity Incentive Plan to two employees.

On July 29, 2014, we entered into a Share Purchase Agreement with our wholly owned subsidiary, Symbid Holding B.V., and FAC 2 B.V., a limited liability corporation incorporated in The Netherlands.  Pursuant to the Share Purchase Agreement, we acquired FAC B.V., a limited liability corporation incorporated in The Netherlands from FAC 2 B.V. in exchange for 2,750,000 shares of our restricted common stock. The issuance to FAC 2 B.V. were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for transactions by an issuer not involving a public offering.

On December 8, 2014 we entered into an agreement (the ‘”Agreement”) with Fortion Holding B.V., a Netherlands limited liability corporation conducting its business under the trade name Credion (“Credion”). Credion provides financial advisory services in the Dutch small and medium enterprise (“SME”) markets and specializes in debt and equity financings for SMEs. The Agreement provides for a strategic alliance between us and Credion in which Credion’s extensive network of investors and entrepreneurs will be connected with each other through a new, online funding platform of ours. As consideration for Credion’s obligations under the Agreement, we issued 1,500,000 shares of our restricted common stock to Credion following execution of the Agreement. For the period January 1, 2015 through December 31, 2017, we are required to issue up to an additional 1,000,000 shares of our restricted common stock to Credion, up to 250,000 of which shares were payable as at December 31, 2015 for the period January 1, 2015 through December 31, 2015, up to 500,000 of which shares are payable as at December 31, 2016 for the period January 1, 2016 through December 31, 2016 and up to 250,000 of which shares are payable as at December 31, 2017 for the period January 1, 2017 through December 31, 2017. The number of shares to be issued for each of 2015, 2016 and 2017 will be based upon the number of monitoring start packages of €300 times the number of companies purchasing those packages from us that have been introduced to us by Credion.

Effective January 1, 2015 we entered into an agreement to issue 175,000 shares of our restricted common stock to a service provider, and shareholder of the company, in connection with the December 31, 2014 settlement of fees due by the Corporation for services as of December 31, 2014.

Effective January 1, 2015 we entered into an agreement to issue 18,150 shares of our restricted common stock to a contract employee, and shareholder of the company, in connection with the December 31, 2014 settlement of fees due by the Corporation for services as of December 31, 2014.

Effective January 1, 2015 we entered into an agreement to issue 40,000 shares of our restricted common stock to a service provider, and shareholder of the company,  in connection with the January 1, 2015 settlement of fees due by the Corporation for services as of January 1, 2015.

Effective January 1, 2015, we issued 30,000 restricted stock units under our 2013 Equity Incentive Plan to one advisor.

Effective January 1, 2015, we issued an aggregate of 139,736 restricted stock units under our 2013 Equity Incentive Plan to four employees.

On January 28, 2015, we sold 1,248,232 shares of our common stock at $0.50 per share under a private placement offering. All of the subscribers of the offering were accredited investors. All of the issuances were made in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act, as amended (the “Securities Act”) or Regulation S under the Securities Act.

In March 2015, we issued an aggregate of 26,500 shares of our restricted common stock to four persons in connection with the vesting of restricted stock units.

Effective June 30, 2015, we issued 200,000 shares to one person pursuant to the final closing under a private placement offering of common stock at a price of $0.50 per share or an aggregate of $100,000. The issuance was made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulations S under the Securities Act.

Effective May 27, 2015, we issued an aggregate of 35,000 shares to four persons in connection with the vesting of Restricted Stock Units. Such issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulations S under the Securities Act.

Effective April 1, 2015 we issued 7,500 restricted stock units under our 2013 Equity Incentive Plan to an employee. Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting. The restricted stock units vest after a year service condition with the final vesting dated being March 31, 2016. The issuance was made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulations S under the Securities Act.

On July 14, 2015 and September 8, 2015, we issued $250,000 and $1,250,000, respectively, in principal amount of 8% unsecured convertible promissory notes (the “Notes”). Such issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulations S under the Securities Act.

On July 15, 2015, we issued an aggregate of 133,332 restricted stock units under our 2013 Equity Inventive Plan to our four new directors. Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting. The restricted stock units vest after one year of service. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

During the quarter ended September 30, 2015, we issued an aggregate of 46,000 shares of our restricted common stock to four non-employee advisors in connection with the vesting, as of June 30, 2015, of restricted stock units. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

During the quarter ended September 30, 2015, we issued 118,992 shares of our restricted common stock to a consultant in connection with the settlement of €33,500 in fees due to the consultant as of March 31, 2015 for public relations services, such fees consisting of 134 service hours performed at an hourly rate of €250. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

During the quarter ended September 30, 2015, we issued 36,271 shares of our restricted common stock to a consultant in connection with the settlement of €10,063 in fees due to the consultant for the period April 1, 2015 through June 30, 2015 for public relations services, such fees consisting of 40.25 services hours performed at an hourly rate of €250. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

During the quarter ended September 30, 2015, we issued 7,500 shares of our restricted common stock to a consultant in connection with the settlement of €1,409 in fees due to the consultant as of June 30, 2015. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

Effective July 14, 2015, we issued an aggregate of 760,000 shares of our restricted common stock to four persons in connection with their conversion as of July 14, 2015 of an aggregate of $190,000 in principal amount of our 8% unsecured convertible three year notes. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

In July 2015, we issued an aggregate of 390,000 shares of our restricted common stock to three executive officers in connection with the June 30, 2015 vesting of restricted stock units. Except as otherwise indicated, all of the issuances of restricted stock units were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for transactions by an issuer not involving a public offering.

During the quarter ended September 30, 2015, we issued an aggregate of 292,000 shares of our restricted common stock to four employees in connection with the vesting as of June 30, 2015 of restricted stock units. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

During the quarter ended September 30, 2015, we issued 60,000 shares of our restricted common stock pursuant to a July 1, 2015 Financial Public Relations Agreement. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering.

During the quarter ended September 30, 2015, we issued 74,991 shares of our restricted common stock pursuant to an April 1, 2015 Commercial Services Agreement which was amended as of August 1, 2015 for services rendered thereunder through August 1, 2015, which included 66,791 shares issued in lieu of a payment of €18,700 due thereunder. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

Effective November 5, 2015, we issued an aggregate of 97,398 Restricted Stock Units (“RSUs’) under our 2013 Equity Incentive Plan, each RSU representing the right to receive one share of our common stock upon vesting, to four of our employee directors and to two employees of our subsidiary, Symbid B.V., the amount of which issuances were based upon 10% of the value of such employee’s base annual salary and tied to our closing sale price on November 5, 2015. Each of such RSUs vest on November 5, 2016. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

Effective November 5, 2015, we issued 162,329 RSUs to our chief financial officer under our 2013 Equity Incentive Plan, each RSU representing the right to receive one share of our common stock upon vesting, the amount of which issuances was tied to our closing sales price on November 5, 2016. The RSUs were issued pursuant to our November 1, 2015 Employment Services Agreement with our Chief Financial Officer and vest on November 5, 2016. The issuances were made in reliance on Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering and on Regulation S under the Securities Act.

Effective December 1, 2015, we issued an aggregate of 100,663 Restricted Stock Units (“RSUs’) under the our 2013 Equity Incentive Plan, each RSU representing the right to receive one share of the Corporation’s common stock upon vesting, to seven employees of our subsidiary, Symbid Holding B.V., the amount of which issuances were based upon 10% of the value of each such employee’s annual base salary multiplied by a 15% loyalty factor for every 365 days of employment at the date of issuance and tied to our closing sale price on November 30, 2015.

Except as otherwise indicated, all of the issuances of restricted stock units were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for transactions by an issuer not involving a public offering.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2015, with respect to the shares of common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, units and rights	Weighted-average exercise price of outstanding options, warrants, units and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column)

Equity compensation plans approved by security holders (1)	518,222	N/A	3,356,542
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	518,222		3,356,542

(1)  2013 Equity Incentive Plan

On December 6, 2013, our Board of Directors adopted, and on December 6, 2013, our stockholders approved, the 2013 Equity Incentive Plan, which reserves a total of 5,000,000 shares of our common stock for issuance under the 2013 Plan. If an incentive award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2013 Plan.

In addition, the number of shares of our common stock subject to the 2013 Plan, any number of shares subject to any numerical limit in the 2013 Plan, and the number of shares and terms of any incentive award are expected to be adjusted in the event of any change in our outstanding our common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of the Board, or the Board in the absence of such a committee, will administer the 2013 Plan. Subject to the terms of the 2013 Plan, the compensation committee or the Board has complete authority and discretion to determine the terms of awards under the 2013 Plan.

Grants

The 2013 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (as amended, the “Code”) and stock appreciation rights, as described below:

●
Options granted under the 2013 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our Common Stock covered by an option generally cannot be less than the fair market value of our Common Stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our Common Stock on the date of grant.

●
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

●
The Board of Directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

●
The 2013 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of our Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

●
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of our Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of our Common Stock on the date of exercise of the SAR and the market price of a share of our Common Stock on the date of grant of the SAR.

Duration, Amendment, and Termination

The Board has the power to amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2013 Plan will terminate on December 6, 2023.

As of December 31, 2014, 982,250 restricted stock units were issued and outstanding under the 2013 Plan, which number reflects the forfeiture and cancellation of 140,000 restricted stock units during the year ended December 31, 2014.

As of December 31, 2015, 1,643,458 restricted stock units were issued and outstanding under the 2013 Plan, which number reflects the forfeiture and cancellation of 9,750 restricted stock units during the year ended December 31, 2015.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

ITEM 6.    SELECTED FINANCIAL DATA

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 7.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Form 10-K, that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

As a result of the Share Exchange and the change in business and operations of the Company, from engaging in the business of an e-commerce daily discount marketplace to the business of becoming a global, equity based crowdfunding platform, a discussion of the past, pre-Share Exchange financial results of Symbid Corp., is not pertinent, and under applicable accounting principles, the historical financial results of Symbid B.V., the wholly owned operating subsidiary of Symbid Holding B.V. and the accounting acquirer, prior to the Share Exchange are considered the historical financial results of the Company.

The following discussion highlights the Company’s results of operations and the principal factors that have affected our financial condition, as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the Company’s audited financial statements contained in this Current Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read this discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements for our fiscal years ended December 31, 2015 and 2014 include a summary of our significant accounting policies and should be read in conjunction with the discussion below.

Overview 2015

During 2015 we have seen a significant increase in the equity-based crowdfunding volume of the business. In 2015 we added approximately 8,000 new users to our thriving community. As of December 31, 2015 we had 36,000 users within our community. As of December 31, 2015, Symbid has facilitated over $10.45 million in funding to innovative start-ups and SMEs. For the financial year 2015 the funding volume alone totaled approximately $ 3.5 million. During 2015 a total of 42 entrepreneurs were successfully funded through our online funding platform.

The launch of The Funding Network™ took place in early March 2015. Built around our investing and monitoring technology, The Funding Network™ gives entrepreneurs access to various types of finance, while offering (private and institutional) investors risk/reward transparency. Entrepreneurs connecting to our online funding platform are guided towards the type of funding best suited to their needs by our professional advisors. Investors can personalize their deal flow according to key business criteria, pinpointing the investment opportunities that matter to them. This is intended to produce a more efficient capital allocation service, underpinned by standardized XBRL data streamed from the financial reporting system. Our platform is designed to connect entrepreneurs, start-ups and small businesses to all types of funding.

In June 2015, our loan crowdfunding program was launched, and in the beginning of July 2015 our first successful loan crowdfunding campaign was realized. The launch of this peer-to-business lending service complements our existing equity crowdfunding service and supports the development of our online funding platform for start-ups and small businesses, The Funding Network. Based on our existing crowdfunding technology, loan crowdfunding by Symbid will enable established businesses with at least 3 years of activity and positive cash flows to borrow money from a large group of investors, the “crowd”.

Going Concern

The Company has suffered recurring losses, for 2015 a net loss of $2,299,000 (December 31, 2014, $2,822,000). As of December 31, 2015, the Company had cash on hand of $554,000, current liabilities to credit institutions of $33,000 and working capital of $164,000. The recurring losses raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and classifications that might be necessary in the event the Company cannot continue in existence.

Additionally, our independent registered public accounting firm included an explanatory paragraph in their report for the years ended December 31, 2015 and 2014 regarding concerns about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our generating operating cash flow and raising capital sufficient to fund operations.  We have discussed our strategy and plans relating to these matters elsewhere in this Annual Report although the consolidated financial statements included herein do not include any adjustments that might result from the outcome of these uncertainties. We expect that by engaging additional strategic institutional shareholders will be able to fund ongoing operations and accelerate our international expansion for the next 9 months. Our business strategy may not be successful in addressing these issues, however, and if we cannot continue as a going concern, our stockholders may lose their entire investment in us.

Strategy

During 2012, we developed a template model for our corporate crowdfunding platform. The pillars of this model are standardization, economies of scale and the concept “think global, act local.” Through standardization, our core crowdfunding processes have been fully documented and can be easily rolled out in other markets. Other new crowdfunding related products and services can be incorporated under the same model, with the Netherlands being our test market, and new models can be copied from there to other markets. Our main revenue stream is based on a transaction based model, so in the end we require a certain scale to operate successfully. A scale which could best be fueled by  making use of network effects.

The continued exponential growth of our core investment crowdfunding business in 2014 is the foundation on which The Funding Network is being built. This new, forward-thinking brand identity is rooted in our positioning at the heart of financial technology and reinforces the introduction of several new products and services starting the first quarter of 2015. February 2015 marks a crucial milestone in our strategic vision to provide the most efficient access to capital service worldwide as we add monitoring and deal-making tools to our online investment platform. During the start of the second quarter of 2015 we launched a debt based crowdfunding solution to the Dutch SME market. The Funding Network aims at giving small businesses direct access to all forms of finance, while offering investors full transparency on the potential risks and returns of their portfolio. Symbid is becoming the go-to platform for SME funding, connecting new and traditional sources of finance in one integrated network built around cutting-edge technology.

For the international expansion separate funding will be required, which does imply we require a significant capital increase to realize this growth path and cover the related expected investments and operational losses. With the current fundraising we intend to obtain the required capital for our next stage of the international roll-out in Europe, so other countries beyond Italy. By being quoted as Symbid Corp. on the OTC Bulletin Board and the OTC Markets QB Tier we intend to raise more capital in order to realize also the future stages of our growth path and start also operations in the United States once the JOBS-act has been implemented. Ultimately we intend to become the largest online Funding Network worldwide, however there can be no assurance this goal will be achieved.

Highlights

The following is a summary of our financial performance for the financial year 2015:

●	Consolidated revenue for the twelve month periods ended December 31, 2015 and 2014 totaled approximately $353,076 and $276,325, respectively, an increase of over 28%.

●	For the twelve months ended December 31, 2015, over 80% of our total revenues during this period was attributable to core online funding activities.

●	For the twelve month periods ended December 31, 2015 and 2014, total selling, general and administrative expenses totaled $1,543,827 and $2,166,028, respectively.

●	As of December 31, 2015 and 2014 we had 25 full-time employees.

Share Exchange and PPO closings

On December 6, 2013, we closed a Share Exchange pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $0.001 par value per share. Concurrent with the closing of the Share Exchange, we completed a closing of a PPO in which we sold 3,089,736 units of our common stock and warrants, at a price of $0.50 per unit for a total consideration of $1,549,368. On February 5, 2014, a second closing of the private placement offering was completed in which an additional 373,984 units were sold which generated gross proceeds of $186,987. In connection with the second closing, we incurred advisory and professional fees of $80,251, of which issuance costs of $7,750 were allocated to equity issuance costs and deducted from additional paid in capital. On May 20, 2014, a third closing of the private placement offering was completed in which an additional 2,380,810 units were sold generating gross proceeds of $1,190,405. In connection with the third closing, we incurred advisory and professional fees of $81,724, none of which were allocated to equity issuance costs and deducted from additional paid- in capital.

On January 28, 2015, we completed the initial closing under a private placement offering in which we offered shares of our common stock at a purchase price of $0.50 per share. In connection therewith, we sold 1,248,232 shares for aggregate proceeds of $624,116. Effective June 30, 2015, we sold an additional 200,000 shares for aggregate proceeds of $100,000 and completed the offering.

On July 14, 2015 and September 8, 2015, we closed on the sale of $250,000 and $1,250,000, respectively, in principal amount of 8% unsecured convertible promissory notes (the “Notes”). Subject to earlier prepayment or conversion, the Notes mature three years from issuance. Interest is payable on the first, second and third anniversaries of the issuance date. We can prepay the Notes at a 10% premium above the amount of interest and principal their due. At any time after issuance, the holders may, at their option, convert all or a portion of the principal and interest then due into shares of common stock at a price of $0.25 per share. On July 14, 2015, we received conversion notices from four persons holding an aggregate of $190,000 in principal amount of Notes of their determination to convert all of such principal into an aggregate of 760,000 shares and subsequently issued such shares.

Subject to prior prepayment or conversion, on the maturity date, all of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will automatically convert into shares of our common stock at a conversion price equal to the lower of (i) $0.25 per share or (ii) a 20% discount to the 10 trading day volume weighed average price per share for the 10 trading day period immediately preceding the maturity date, with a floor price of $0.10 per share.

Note subscribers were given pre-emptive rights for a period of three years with respect to all Company financings involving the sale of our common stock or other Company securities which are exercisable for, exchangeable for, or convertible into, shares of our common stock. The pre-emptive rights provide each subscriber with the right to make a cash investment in each Company financing commenced during such three year term upon the same terms and conditions as other investors in such financing, in each instance, up to such amount as is necessary to enable the subscriber to maintain their pro-rata ownership percentage interest in the Company resulting solely from the subscriber’s participation in the note offering. In the case of a subscriber that has yet to convert their note, the presumed note conversion rate will be $0.25 per share and such subscriber will be deemed to own the number of shares of Company common stock issuable against the then outstanding amount of principal and accrued interest then due on their note. Company financings do not include securities issued under Company equity incentive or similar plans, issuances of non-convertible debt securities, securities issued for services, or securities issued in mergers, acquisitions or similar business combination transactions.

The Notes are subject to customary events of default. Subject to limited exceptions, while the Notes remain outstanding, we cannot incur any indebtedness that ranks senior in priority to the Notes.

2013 Equity Incentive Plan

Before the Share Exchange on December 6, 2013, our Board of Directors adopted and our stockholders approved, the 2013 Equity Incentive Plan (the “2013 Plan”), which provides for the issuance of incentive awards of up to 5,000,000 shares of common stock to officers, key employees, consultants and directors.

Shares Issued for Services

On December 8, 2014, the Company entered into an agreement with Fortion Holding B.V. and issued 1,500,000 shares of common stock valued at $645,000 for Credion's obligations under the agreement (see for more detail Note 17 to the Financial Statements).

Shares Issued for Asset Acquisition

On July 29, 2014, our wholly owned subsidiary Symbid Holding, a limited liability Corporation in the Netherlands, acquired all the issued and outstanding shares of FAC B.V. (“acquiree”) in exchange for 2,750,000 shares of our restricted common stock. Acquiree owns a perpetual, worldwide, exclusive license to infrastructure technology upon which we intend to develop a platform to enable cloud based financing solutions for small and medium sized enterprises, expanding on our current equity based crowdfunding solutions in the Netherlands. FAC B.V. was formed by FAC 2 B.V. for the specific purpose of holding the license and has no customers, employees, operations or revenues. Acquiree’s only assets are its proprietary software and technology.  Prior to our acquisition of Acquiree, (i) an indirect employee of ours who is a member of Symbid B.V. (a wholly owned subsidiary of Symbid Holding B.V.) management and is also the managing director of a 5% shareholder of ours indirectly owned 20% of Acquiree; (ii) an indirect employee of ours who is a member of Symbid B.V. management indirectly owned 20% of Acquiree; and (iii) a minority shareholder of ours indirectly owned 10% of Acquiree. (See for more detail Note 7 to the Financial Statements).

Incorporation of Symbid Germany GmbH

In August 2014 we incorporated in Germany our subsidiary Symbid Germany GmbH. We contributed capital of $7,749 to this subsidiary which is currently an entity without operations. During 2015 we have been in ongoing negotiations with partners to capitalize Symbid Germany GmbH.

Incorporation Symbid Italia SPA

On February 20, 2015, Symbid Italia SPA (“Symbid Italia”), an Italian corporation created to develop the business of equity crowdfunding in Italy, was formed by our wholly owned subsidiary, Symbid Holding B.V., together with Banca Sella Holding SPA (“Banca Sella”) and Marco Bicocchi Pichi. Through Symbid Italia, we intend to create a new online funding platform, based on our existing crowdfunding technology, in which Italian investors and entrepreneurs can connect, fund and grow together and to digitalize financial services for Italian small and medium enterprises. Symbid Italia represents the first stage of the European roll-out of our crowdfunding platform outside of The Netherlands. In connection with the formation of Symbid Italia, we paid €250,000 for a 50.1% ownership interest. Banca Sella holds a 29.94% ownership interest and Mr. Pichi holds a 19.96% interest. The roles and rights of the founding shareholders in managing and developing Symbid Italia are set forth in a 5-year Subscription and Shareholders’ Agreement signed in December 2014.

Gambitious interest sale

On February 9, 2015, we sold our remaining 12% indirect interest in Gambitious B.V. for €18,000 due to Gambitious B.V. having incurred continuing losses in 2014, Gambitious B.V. having switched its business focus to that of the publishing of games, Gambitious B.V. requiring capital contributions from its existing owners and Gambitious B.V. no longer constituting a strategic fit with our evolving operations.

Critical Accounting Estimates

We regularly evaluate the accounting estimates that we use to prepare our financial statements. A complete summary of these policies is included in the Notes to our audited financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

We believe that of our significant accounting policies, which are described in note 2 to our consolidated financial statements, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our financial condition and results of operations.

Revenue Recognition

In 2014 we generated substantially all our revenue from administration and success fees from transactions on the Crowdfunding platform. Revenue from these transactions is accounted for at the moment an investment is made or a proposition is successfully funded. Until the end of year 2015 there has been no credit risk since the success fees were collected directly at the moment that the transaction takes place on the platform. As of January 2016 we had to change the policy for collecting the success fees and there will be a credit risk going forward. Administration fees have no credit risk since the fees are collected directly at the moment the transaction takes place on the platform.

At the start of a funding campaign, the entrepreneur signs a contract with Symbid pursuant to which he or she agrees to pay Symbid a success fee once a successful fund raising campaign for that entrepreneur closes. Once the funding campaign has closed, Symbid’s success fee is transferred by Intersolve, the third party banking entity that holds all funds in escrow until closing, and the net proceeds of the funding are transferred by Intersolve to the notary or directly to the entrepreneur. Upon completion of the funding campaign on Symbid’s platform, services delivered under the contract with the entrepreneur have been completed and Symbid recognizes its success fee revenues at the time the campaign has been closed successfully. Also, because the success fee percentage is stated in the contract with the entrepreneur prior to the start of the funding campaign, Symbid believes that this amount is fixed and, assuming the successful conclusion of the funding campaign, collectible from the entrepreneur. This revenue recognition policy complies with ASC 605-10-S99-1 in that it is based on written agreements with the entrepreneurs, contractual services have been completed, pricing is fixed and determinable based on agreements with the customer and collectability is reasonably assured as the customers of Symbid have just received their new funding.

Effectively Symbid has the following refund policy. The cash which is collected from investors is held in a third party bank account with Intersolve, which cannot be used or accessed by Symbid. With funds in this bank account, an investor buys crowdfunding credits which are accounted for in an electronic wallet and allocated by the investor to the investor’s funding projects of choice. Allocated funds can only be refunded to an investor from his electronic wallet if a particular project is not fully funded and the funding campaign is terminated. In that situation the investor project allocated funds are credited by Intersolve back to his electronic wallet, from where he can invest again in another project or request a refund of his money from Intersolve. Investors can refund to their bank accounts free of any charge, however InterSolve is currently charging us $16.5 (€ 15) for each refund by an investor.

Other revenue is generated by licensing the platform to third parties. Revenue is accounted for on a monthly basis for the agreed monthly licensed fee. There is limited credit risk. If the monthly licensed fee is not paid we are entitled to set the platform offline.

We provide a description of the different types of revenue below.

Create process related revenues

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Application fees – $370 (exclusive of VAT) for every entrepreneur applying for funding on The Funding Network, with part of such fee being utilized to purchase advisory services from Credion in its capacity as a preferred supplier

Matchmaking related revenues

Public funding

●	Transaction fees – For every payment transaction to a Symbid wallet or investment in an investment proposition, a fee of 1% (exclusive of VAT) is charged to the investor.

●
 Refund Fee –If an investor requests a refund from the “Online Wallet” a fee is charged to the investor in the amount of approximately $22 (€ 20), of which the Company will receive approximately $5. As of December 1, 2014  the Company will be charged $16.5 for each refund by an investor, while for the investor a refund has become free of any charge.

●
Success fee – When reaching in an equity campaign the funding target, 5% (exclusive of VAT) of the target capital is charged to the target company. The loan based model operates through a transaction-based model similar to our current equity crowdfunding service. There is a fixed 1% success fee upon the successful funding of a loan crowdfunding campaign, paid by the business, plus 1% per year for the term of the loan immediately payable upon successful closing of the campaign.

Private funding

●	Placement Fee - When reaching a funding target, a variable success fee is being charged to that target company.

Monitoring related revenues

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Monitoring fees - The financer will pay us a monthly fee of $10 (exclusive of VAT) for one monitoring portal access. Entrepreneurs will be charged a fee of $320 (exclusive of VAT) for a monitoring start package which includes three portal accesses for one year.

Licensing related revenues

In addition to sublicensing the crowdfunding platform technology to Symbid Coöperatie U.A., Symbid intends to sublicense the platform technology in the forms discussed below to others in The Netherlands and to country partners as part of its internalization strategy.

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White label licenses - Symbid offers stand-alone and white label versions of its crowdfunding platform to partners, companies and other (educational) organizations. Stand-alone versions of the crowdfunding platform operate independently in a closed environment while white label versions are interconnected with the Symbid crowdfunding platform allowing for interaction with Symbid platform users. Target net revenue per partner is $10,000 for the set-up and a yearly license fee to cover maintenance costs.

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Software licenses – Symbid offers exclusive licenses within a country to use the Symbid legal and technology infrastructure. Set-up fees are at a minimum of $25,000 and yearly license fees will be offered for a minimum of $10,000 per year;

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Affiliate and Group licenses – Symbid offers owners of existing communities or groups a crowdfunding service so they do not require their own crowdfunding infrastructure. Prices range from $530 to $2,500 on a yearly basis.

Concentrations of Credit Risk

The Company has cash balances at financial institutions located in the Netherlands. Balances at financial institutions in the Netherlands may, from time to time, exceed insured limits. Currently the insured limit amounts to EUR 100,000 ($ 109,000). We have not experienced any losses in such accounts.

Accounts Receivable: Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has a minimal risk related to its concentration within its accounts receivable.

Components of Results of Operations

Revenues

We generate our revenues partly from crowdfunding related fees like administration fees and success fees and for the other part from software license fees.

Research and development

Research and development expenses consist primarily of fees we are being charged for developing the source code of the software platform enabling us to build new products as well as improve existing products. We expense substantially all of our research and development costs as they are incurred.

Selling, General and Administrative

Our selling, general and administrative expenses consist primarily of salaries for our executives as well as our finance, legal, human resources, and commercial employees. In addition, general and administrative expenses include outside consulting, legal and accounting services, and facilities and other supporting overhead costs.

Distinct Characteristics of The Dutch Model

Symbid B.V. has a variable interest in Symbid Coöperatie U.A. Symbid Coöperatie U.A. licenses from Symbid B.V. its online crowdfunding platform in exchange for 100% of the administration fees and success fees earned by Symbid Coöperatie U.A. In addition, Symbid Coöperatie U.A. has entered into a perpetual platform management service agreement with Symbid B.V. for customer support, software updates and content management system control for approximately $6,000 per year. The management team of Symbid Coöperatie U.A. is the same as the management team of Symbid B.V.

The Company consolidates any variable interest entity (“VIE”) for which the Company is considered the primary beneficiary.1

Symbid B.V. is deemed to be the primary beneficiary of Symbid Coöperatie U.A. Symbid B.V. has a controlling financial interest in Symbid Coöperatie U.A. because it has the power to direct the activities of Symbid Coöperatie U.A. that most significantly impact Symbid Coöperatie U.A.’s economic performance. Symbid B.V., through its control of Symbid Foundation, can appoint the majority of the members’ council of Symbid Coöperatie U.A. which, in turn, appoints the management board of Symbid Coöperatie U.A. The Management Board of Symbid Coöperatie U.A. controls the activities that are most significant to Symbid Coöperatie U.A.  In addition, by virtue of the license agreement and management service agreement between Symbid Coöperatie U.A. and Symbid B.V., substantially all revenue earned by Symbid Coöperatie U.A. is remitted to Symbid B.V.

As a result of this VIE structure, Symbid B.V. consolidates the financial statements of Symbid Coöperatie U.A. Every reporting period Symbid B.V. reassesses its relationship with Symbid Coöperatie U.A. to determine whether consolidation is required. As such, our conclusion regarding our status as the primary beneficiary of Symbid Coöperatie U.A. is subject to change.

Results of Operations

Fiscal Years Ended December 31, 2015 and 2014

The following table summarizes our historical consolidated financial statements:

	Year Ended December 31,
	2015	2014
Net Revenues
Crowdfunding	$282,155	$267,358
The Funding Network	47,975	-
Other	22,946	8,967
	353,076	276,325
Operating expenses
Selling general and administrative	1,543,827	2,166,028
Professional fees	721,963	776,243
Research and development costs	59,930	320,032
Depreciation and amortization	145,543	70,517
Bad debt expense (recoveries)	36,292	(14,349)
	2,507,555	3,318,471

Operating loss	(2,154,479)	(3,042,146)

Other income (expenses)
Fair value adjustment derivative liability – warrants	(7,791)	291,662
Interest expenses and amortization of debt discount	(148,509)	(31,405)
Government subsidy	-	10,962
Gain on sale of investment in Gambitious B.V.	11,504
Losses from equity method investments	-	(47,226)
Other income and expense	-	(3,641)
Total other income (expense)	(144,796)	220,352

Net loss	(2,299,275)	(2,821,794)

Net loss attributable to non-controlling interests	(99,761)	(28,794)

Net loss attributable to Symbid Corp. shareholders	$(2,199,514)	$(2,793,000)

Basic and diluted loss per common share	$(0.06)	$(0.10)

Weighted average number of shares outstanding
Basic and diluted	35,263,977	28,396,751

1 AVIE is an entity in which either a) the equity investment at risk is not sufficient to permit the entity to finance its own activities without additional financial support or b) the voting rights of the equity investors are not proportional to their obligations to absorb the expected losses of the entity or their rights to receive the expected residual returns of the entity. The Company evaluates whether entities in which it has an interest are VIEs and whether the Company qualifies as the primary beneficiary of any VIEs identified in its analysis.

Revenues

Total revenue for 2015 was $353,076 and for 2014 was $276,325 representing a year on year increase of approximately 28% or approximately $76,751. In line with those results, Crowdfunding revenue increased by approximately $14,800 during the same period. Crowdfunding revenue increased compared to the prior period due to increased sales in our core product equity crowdfunding in our home market of the Netherlands. With regard to the new revenue streams originating from the launch of The Funding Network, these were contributing significantly to the total revenues.

Changes in local regulations within The Netherlands relating to the offering of securities to the public or specifically to crowdfunding, could negatively affect our operations in The Netherlands. Such changes could result in our having to change our business model, which could negatively impact future revenues. Further, there are various regulators in The Netherlands (e.g., the Authority for Financial Markets, the Dutch Central Bank and the Ministry of Finance) that monitor and regulate financial markets and supervise financial service providers involved in the sale of investments and securities. These regulators monitor crowdfunding activities and could determine that specific laws and regulations that apply to the financial sector should be extended to the crowdfunding arena. Such a determination could negatively affect our operations in The Netherlands and impact our ability to maintain our current year to year growth of revenues.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for 2015 totaled $1,543,847 compared to $2,166,028 for 2014, a decrease of $622,181. The decrease was primarily due to the one-time expense of the Fortion strategic partnership in 2014 of in total $645,000. Based upon performance additional share based expenses under this agreement could occur, however in 2015 these expenses were minimal.

We anticipate that Selling, General and Administrative expenses will continue to grow as a percentage of revenue as a result of ongoing efforts in acquiring market share in the Netherlands as well as in other European countries. We plan to continue to increase Selling, General and Administrative employee headcount to support this strategy of acquiring market share. We also anticipate an increase in Selling, General and Administrative expenses in 2016 due to the onboarding of additional internal product development employees.

Professional fees

Professional fees decreased for the year ended 2015 to a total of $721,963 compared to $776,243 for 2014, a decrease of $54,280. The decrease in professional fees was primarily due to one-time M&A activity in 2014 compared to no M&A activity in 2015.

We anticipate professional fees will remain a substantial percentage of the operating costs in 2016. We anticipate incurring these costs in relation to the Company’s continued listing on the OTC markets and planned expansion of the Company’s platform into other markets.

Research and development

Research and development expenses for the year ended 2015 were $59,930 compared to $320,032 for the year ended 2014, a decrease of $260,102. The decrease is primarily attributable to a decrease in external suppliers providing product development services, whereas the internal product development employees are included in the Selling, General and Administrative expenses.

We anticipate the research and developments costs for 2016 will remain at the same level compared to 2015.

Other expenses

Other expenses for 2015 totaled $144,796, a decrease of $365,328 compared to the same period in 2014. This decrease was caused by an increase in (interest) expenses and amortization of debt discount of $148,509 in 2015 compared to 31,405 in 2014, while the fair value adjustment for the derivative liability amount in 2015 and 2014 $(7,791) and $291,662, respectively.

Financial Condition, Liquidity and Capital Resources

As of December 31, 2015, we had cash on hand of $553, 696 and working capital of $164,209. We had an unused credit line of approximately $65,000 at the Rabobank.

Our principal sources of liquidity have been fund raising through Private Placement Offerings. Before we were a public company our principal source of liquidity was funds raised from private investors.

Our cash position in 2015 increased as compared to 2014 by $320,628 from $233,068 to $553,696. This increase in cash can be attributed to the Private Placement of new issued shares of common stock and the Private Placement where a convertible note was offered by the Company .

In order to be able to achieve our strategic goals, we need to further expand our business and financing activities. We aim to accomplish these goals by further developing our crowdfunding software platform and achieve a more international coverage of our services. Expanding our international network, together with further improvement of our crowdfunding platform will require future capital and liquidity expansion. Since our inception in March 2011, our shareholders have contributed a significant amount of capital making it possible for us to develop our crowdfunding platform, services and activities. To continue to develop our product offerings, expand our services and to obtain international coverage, a significant capital increase has been and will continue to be required.

On December 6, 2013, we completed an initial closing of a private placement offering of 3,098,736 units at $0.50 per unit, for aggregate gross proceeds of $1,549,368 (before deducting placement agent fees and expenses of the offering estimated at $64,895). Each of these units consisted of one share of our common stock and one warrant to purchase one share of our common stock. On February 5, 2014, we completed a second closing of the private placement for aggregate additional gross proceeds of $186,992. On May 20, 2014, we completed a third and final closing of the private placement for aggregate additional gross proceeds of $1,190,405.

On January 28, 2015, we completed the initial closing under a private placement offering in which we offered shares of our common stock at a purchase price of $0.50 per share. In connection therewith, we sold 1,248,232 shares for aggregate proceeds of $624,116. Effective June 30, 2015, we sold an additional 200,000 shares for aggregate proceeds of $100,000 and completed the offering.

On July 14, 2015 and September 8, 2015, we closed on the sale of $250,000 and $1,250,000, respectively, in principal amount of 8% unsecured convertible promissory notes (the “Notes”). Subject to earlier prepayment or conversion, the Notes mature three years from issuance. Interest is payable on the first, second and third anniversaries of the issuance date. We can prepay the Notes at a 10% premium above the amount of interest and principal their due. At any time after issuance, the holders may, at their option, convert all or a portion of the principal and interest then due into shares of common stock at a price of $0.25 per share. On July 14, 2015, we received conversion notices from four persons holding an aggregate of $190,000 in principal amount of Notes of their determination to convert all of such principal into an aggregate of 760,000 shares and subsequently issued such shares.

We plan to continue raising capital in order to meet our liquidity needs. We intend to raise approximately $3,300,000 during the next six months. No assurances can be given that we will be successful in this endeavor. With this additional capital, we will aim to achieve our cash flow breakeven point in the next three years. The cash flow breakeven point will be achieved if revenue development increases faster than development costs over the coming years. With additional sources of revenues from new products launched in 2015, we are aiming to increase our revenues significantly in our 2016 fiscal year. However, we are dependent upon our ability to originate deal flow of SME’s to the Funding Network, so there can be no assurance this revenue target will be achieved.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of December 31, 2015 that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

ITEM 7A.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our consolidated financial statements are included beginning immediately following the signature page to this report.  See Item 15 for a list of the consolidated financial statements included herein.

ITEM 9.    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.    CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We maintain disclosure controls and procedures, as defined in Rule 13a-15(e) and Rule 15d-15(e) promulgated under the Exchange Act that are designed to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms and that such information is accumulated and communicated to our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

We carried out an evaluation, under the supervision and with the participation of our principal executive officer and principal financial officer of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2015.  Based on the evaluation of these disclosure controls and procedures, and in light of the material weaknesses found in our internal controls over financial reporting, our senior management concluded that our disclosure controls and procedures were not effective.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Exchange Act as a process designed by, or under the supervision of, our principal executive and principal financial officers and effected by our Board, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

●	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

●
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

●	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.  Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process.  Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As of December 31, 2015, our senior management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control-Integrated 2013 Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments. Based on that evaluation, we believe that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below. This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes. The aforementioned material weaknesses were identified by our senior management in connection with the review of our financial statements as of December 31, 2015.

Management’s Remediation Initiatives

In an effort to remediate the identified material weaknesses and other deficiencies and enhance our internal controls, we have initiated, or plan to initiate, the following series of measures:

●
Assuming we are able to secure additional working capital, we will create a position to segregate duties consistent with control objectives and will increase our personnel resources and technical accounting expertise within the accounting function when funds are available to us.

●
We also plan to create an audit committee which will undertake the oversight in the establishment and monitoring of required internal controls and procedures such as reviewing and approving estimates and assumptions made by management.

We anticipate that these initiatives will be implemented in conjunction with the growth of our business.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting identified in connection with our evaluation we conducted of the effectiveness of our internal control over financial reporting as of December 31, 2015, that occurred during our fourth quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.    OTHER INFORMATION

None.

PART III

ITEM 10.    DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Below are the names of and certain information regarding our current executive officers and directors:

Name	Age	Position	Date Named to Board of Directors

Korstiaan Zandvliet	31	Director, Chief Executive Officer and President	December 6, 2013

Robin Slakhorst	32	Director, Chief Commercial Officer and Vice President	December 6, 2013

Maarten van der Sanden	30	Chief Operating Officer and Secretary	N/A

Dick Kooij	65	Chief Financial Officer and Treasurer	N/A

Hendrik Kasteel	46	Director	July 15, 2015

Michiel Buitelaar	53	Director	July 15, 2015

Jérôme Koelewijn	49	Director	July 15, 2015

Vincent Lui	42	Director	July 15, 2015

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

The presently authorized number of directors to constitute our Board of Directors is six. Executive officers are appointed by the Board of Directors and serve at its pleasure.

The principal occupation and business experience during at least the past five years for our executive officers and directors is as follows:

Korstiaan Zandvliet – Director and Chief Executive Officer.  Korstiaan Zandvliet has served as our Chief Executive Officer and a director since December 6, 2013. Mr. Zandvliet is a founder of Symbid B.V. and has been a Managing Director of Symbid B.V. since December 2010.  From July 2008 to December 2010, Mr. Zandvliet was the Global Marketing Director for Mendix B.V. – Rotterdam, a software start-up offering a fully integrated model-driven platform to build enterprise-class business applications. At Mendix, Mr. Zandvliet was responsible for, among other things,  (i) budgeting and implementing all company communications strategies, both external and internal, (ii) editorial direction, design and production of all company publications, (iii) implementing marketing campaigns for trade shows and company marketing events, (iv) streamlining and optimizing the inside sales process, including organizing and staffing of webinars and CRM-system optimization, (v) market research and roll-out for the company’s international locations (Sweden, Thailand, USA, Abu Dhabi and UK) and (vi) capture and cataloging competitive intelligence from other model-driven organizations and competitors.  Since July 2010, Mr. Zandvliet has been an expert consultant and writer for Crowdsourcing Inc., a company whose website provides authoritative information and other content relating to crowdfunding and related formats. Because of Mr. Zandvliet’s years of international experience and management skills working with start-up organizations, including his role as a founder and Managing Director of Symbid B.V., we have concluded that Mr. Zandvliet should serve as a director of Symbid Corp. Mr. Zandvliet received a Bachelor’s Degree in business administration from RSM Erasmus University in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing from Erasmus University Rotterdam in 2010.

Robin Slakhorst – Director, Vice President and Chief Commercial Officer.  Robin Slakhorst has served as our Chief Commercial Officer and a director since December 6, 2013. He has served as a Vice President since November 16, 2015. He is a founder of Symbid B.V. and has been the Chief Commercial Officer of Symbid B.V. since December 2010.  Mr. Slakhorst founded Community Productions B.V. – Rotterdam, a company creating innovative web products focusing on social and communications platforms, in November 2005 and served as that company’s Managing Director until February 2013.   From March 2009 to May 2011, he was the marketing and Sales Director of Plugwise B.V. – Sassenheim, a company active in the “smart grid” energy market.  At that company, Mr. Slakhorst was responsible for (i) budgeting and implementing commercial strategy for sales, marketing and business development, (ii) new business development in coordination with the company’s product development team and (iii) crafting and implementing strategic partnerships with multinational energy companies and global consultancy companies.  Additionally, he worked with the chief executive officer of this company in connection with a multimillion dollar investment within the company by a Dutch national grid company. Mr. Slakhorst is also founder of Gastropoda Equus B.V., an investment holding company.  Because of Mr. Slakhorst’s years of business development and commercial strategic experience, including his role as a founder and Chief Commercial Officer of Symbid B.V., we have concluded that Mr. Slakhorst should serve as a director of Symbid Corp.  Mr. Slakhorst received a Bachelor’s Degree in business administration from RSM Erasmus University in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing from Erasmus University Rotterdam in 2010.  He also has an educational background in aerospace engineering.

Maarten van der Sanden – Secretary and Chief Operating Officer.  Maarten van der Sanden has served as our Chief Operating Officer since December 6, 2013.  Mr. van der Sanden served as our Chief Financial Officer and Treasurer from December 6, 2013 until April 15, 2014 and also served as our Chief Financial Officer and Treasurer from March 16, 2015 until November 16, 2015. He has served as our Secretary since November 16, 2015. Mr. van der Sanden has been a member of the board of directors of Symbid B.V. since January 2012. From July 2008 through December 2012, Mr. van der Sanden was a founder and Managing Director of RotaSocio Holding B.V. - Amsterdam, a developer of innovative mobility solutions whose first project, StudentCar, a car-sharing provider for students in the Netherlands, was launched in Rotterdam in January 2009, with an electric shared car introduced in June 2009.  At RotaSocio, Mr. van der Sanden was responsible for the operations and finance functions and the roll-out of StudentCar.  RotoSocio was sold in 2012 to the second largest car-sharing provider in the Netherlands. Since September 2012, Mr. van der Sanden has also been the Managing Director and owner of Sanden Beheer B.V. - Amsterdam, an investment company that invests in and provides management services to SMEs.  Mr. van der Sanden received a Bachelor’s Degree in business administration from RSM Erasmus University in 2006 and a Master’s Degree in Finance and Investments in 2007 and a Master’s Degree in Entrepreneurship and New Business Venturing in 2009, both from Erasmus University Rotterdam.

Dick Kooij – Chief Financial Officer and Treasurer.  Dick Kooij has served as our Chief Financial Officer and Treasurer since November 16, 2015. He served as our Senior Financial Manager from November 1, 2015 until November 16, 2015. Mr. Kooij has an extensive background in corporate finance, securities and accounting spanning more than 40 years. Since January 2013 he has worked  as an independent  business consultant and interim manager . From January 2015 to the present he has also served as a nonexecutive board member  for Hoogheemraadschap Rijnland, a water management governmental organization in The Netherlands. From February 2009 until January 2013 Mr. Kooij worked in Amsterdam as the managing director and CFO for Nyenburgh Holding BV, a proprietary securities trading firm. From August 2004 until February 2009 he was a consultant and director in Wassenaar for Quomodo Solutions B.V, a firm which provided financial services to the capital market industry. From November 1997 until August 2004 he served as a director in Amsterdam for Binck Bank NV and its predecessor Amsterdam Option Traders BV where he handled financial and management accounting matters. From June 1991 until November 1997 he served in Amsterdam as a director and the global head of risk management capital markets for Pierson/Mees Pierson/Fortis. From May 1988 until June 1991 he served as deputy general manager for F. van Lanschot Bankiers NV in den Bosch and from January 1986 until May 1988 as a vice president for OCA Clearing BV, a subsidiary of Rabobank Nederland in Utrecht. From April 1980 until January 1986 he served as a senior compliance officer for the European Options  Exchange/Euronext in Amsterdam and from November 1974 until April 1980 as a controller for KPMG in The Hague. Mr. Kooij received a Master of Science of Business Administration from Erasmus University/Rotterdam School of Management.

Hendrik Kasteel – Director.  Hendrik Kasteel has more than 20 years of experience as a telecommunications, media and online executive.  He served as the Managing Director/CEO for Euronet Communications B.V, a subsidiary of Deutsche Telekom, from July 2012 until July 2014 and as a member of the Executive Board and the Chief Commercial Officer and Chief Marketing Officer for T-Mobile Netherlands B. V. from January 2010 until July 2012.  From July 2006 until December 2009 he served as a member of the Executive Board and as the Chief Commercial Officer and Chief Marketing Officer for T-Mobile Austria GmbH.  He was a member of the Executive Board and the Chief Marketing Officer for T-Mobile Croatia Ltd. from July 2004 until July 2006.  From 1999 until July 2004 he served as a Vice President in several different capacities for Ben Netherlands B.V. and held several positions between 1996 and 1999 for Makro Cash and Carry NL. Since November 2014 he has served as a member of the Advisory Board for The Waste Transformers, a waste-to-energy solution provider.  Mr. Kasteel received a Master of Business Administration Degree from IMD in Lausanne, Switzerland.

Jérôme Koelewijn – Director.  Jérôme Koelewijn has more than 22 years of experience in international leadership roles, principally in the fields of finance and technology. He has served in numerous advisor/consulting capacities and has extensive experience with start-up companies.  From the second quarter 2014 onwards has been currently the Senior Advisor at Roland Berger Strategy Consultants, already having served as a partner at the same firm from 2001 until 2006.  From the second quarter 2012 until first quarter 2014 he was a partner at Wealth Management Partners which serves as an investment advisor for smaller institutional investors, endowment funds, foundations, family offices and entrepreneurs. From  2006 until 2011 he was a Client Advisory Officer in the Investment and Wealth Management Branche at Morgan Stanley. He was a partner at Arthur D. Little from 1992 until 1994 and from 1996  until 2001.  From second quarter 2014 to the present he has been a member of the Crowd Funding Advisory Committee at Maag Lever Darm Stichting, the Dutch national gastroenterology foundation.  He received a Master of Business Administration Degree from the University of Navarra IESE Business School in 1996 and holds a Master of Science degree in Applied Mathematics and Computer Science from Delft University of Technology.

Michiel Buitelaar – Director.  Michiel Buitelaar has 25 years of international experience in the high-tech, online and telecommunications areas. He has worked as a consultant, and held senior management and Board positions at telecom operators in TV and at publishers. In November 2014 he started as Managing Director of Smile Nigeria, a mobile Internet company. From 2007 he has been a Supervisory Board member at Novec, a tower company. He until recently was Chairman of Cinekid (a movie festival); Board member at Noorderslag (a music festival); and Supervisory Board member at Park Lane (a financial services company). He was member of the Supervisory Board of SNT. From 2008 to 2013 he served as COO at Sanoma Media Netherlands, and from 2009 to 2011 he was also CDO at Sanoma Magazines. Before that, he was CDO and Board member at Endemol, the TV producer; and Managing Director of KPN’s consumer business. He is a graduate of Delft University of Technology (Department of Technical Mathematics) and attended London Business School.

Vincent Lui – Director.  Vincent Lui is the Founder and Managing Director of Rhapsody Ventures, a hybrid investment and strategy firm formed in 2015, focused on cybersecurity, Internet-of-Things (IoT) and network infrastructure enabling technologies. Mr. Lui has more than 15 years of entrepreneurial and operating experience with domain knowledge across a number of technology sectors. From 2009 until 2014, Mr. Lui was VP of Strategy & Corporate Business Development at VSS Monitoring, where he was involved with business development and alliances and marketing, and led the efforts on a $20 million venture financing by Battery Ventures in 2010. Mr. Lui was instrumental in the acquisition of VSS in 2012 by Danaher Corporation (NYSE: DHR), a $50 billion Fortune 150 company. Post-acquisition, he led VSS’s corporate strategy planning activities and was heavily involved in its integration and implementation of Danaher Business Systems. He was interim VP Marketing in 2013. He contributed to Danaher’s Communications Platform (VSS, Arbor Networks, Fluke Networks & Tektronix Communications) technology strategy, as well as its Mergers and Acquisitions and Business Development activities. Mr. Lui began his career at Lucent Technologies (Alcatel-Lucent / Nokia) where he worked from 1999 until 2000, and later took on leading roles in a number of startups including homeFiber (which later became Broadband Rhapsody), Photonic Power Systems, Cleanpoint and Display Photonics. In 2006, he joined KLM Capital, a US-China venture fund, responsible for investment due diligence and portfolio management. He served as board observer for portfolio companies including Auvitek (acquired by Microtune, now CSR), Opulan (acquired by Atheros, now Qualcomm), and Novera Optics (acquired by LG-Nortel, now Ericsson). In addition to Rhapsody Ventures, Mr. Lui is currently advising, investing and incubating several early stage companies including Saisei Networks, Flying Cloud, Skalera, Creanord and iFunding.  Mr. Lui holds a B.S. in Electrical & Computer Engineering and B.A. in Music from UC San Diego, M.S. in Management Science & Engineering from Stanford University, and studied in the Doctorate of Business Administration at Newcastle University and Grenoble Ecole de Management.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” Notwithstanding the foregoing, we believe that Messrs. Kasteel, Buitelaar, Koelewijn and Lui are “independent” directors.

Family Relationships

There are no family relationships among our Directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

●	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

●
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Board Committees

The Company currently has not established any committees of the Board of Directors.  Our Board of Directors may designate from among its members an executive committee and one or more other committees in the future.  We do not have a nominating committee or a nominating committee charter.  Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.  To date, other than as described above, no security holders have made any such recommendations.  The entire Board of Directors performs all functions that would otherwise be performed by committees.  Given the present size of our board it is not practical for us to have committees.  If we are able to grow our business and increase our operations, we intend to expand the size of our board and allocate responsibilities accordingly.

Audit Committee Financial Expert

We have no separate audit committee at this time.  The entire Board of Directors oversees our audits and auditing procedures.  The Board of Directors has at this time not determined whether any director is an “audit committee financial expert” within the meaning of Item 407(d)(5) for SEC regulation S-K.

Code of Ethics

We have adopted a written code of ethics (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We believe that the Code of Ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code.  To request a copy of the Code of Ethics, please make written request to our Secretary, at Symbid Corp., Marconistraat 16, 3029 AK Rotterdam, The Netherlands.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon our review of the copies of such forms that we received with respect to the year ended December 31, 2015, we believe that each person who at any time during the year was a director, officer or beneficial owner of more than 10% of our Common Stock satisfied their Section 16(a) filing requirements, although certain reports were filed on a late basis.

Shareholder Communications

Currently, we do not have a policy with regard to the consideration of any director candidates recommended by security holders. To date, no security holders have made any such recommendations.

ITEM 11.    EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid or accrued by us during the fiscal year ended December 31, 2015 to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2015 and (ii) all individuals that served as executive officers of ours at any time during the fiscal year ended December 31, 2015 that received annual compensation during the fiscal year ended December 31, 2015 in excess of $100,000. None of our executive officers received annual compensation during the fiscal year ended December 31, 2015 in excess of $100,000.

Summary Compensation Table

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Korstiaan Zandvliet, CEO(1)(3)	2015	$60,396	0	29,542	(4)	0	0	0	0	$89,938

	2014	$98,406	0	26,839	(2)	0	0	0	0	$125,245

(1)	On December 6, 2013, Mr. Zandvliet, was appointed as our Chief Executive Officer and President.

(2)
Represents Stock Award compensation consisting of Restricted Stock Units awarded to the executive. As of July 24, 2014 the executive was awarded with 130,000 shares that all vested at the end of June 2015. As of December 31, 2014 we expensed $26,839 on these awards, which has been included in the calculation of the 2014 compensation for the executive.

(3)	The numbers presented in this table represent compensation paid to Mr. Zandvliet through his management entity, Arena Amnis B.V.

(4)
Represents Stock Award compensation consisting of Restricted Stock Units awarded to the executive. As of July 24, 2014 the executive was awarded with 130,000 shares that all vested at the end of June 2015. As of December 31, 2015 we expensed $30,361 on these awards, which has been included in the calculation of the 2015 compensation for the executive. As of November 5, 2015 the executive was awarded with 16,233 shares that will vest on November 5, 2016. As of December 31, 2015 we expensed $942 on these awards, which has been included in the calculation of the 2015 compensation for the executive.

Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, the 2013 Plan. As of December 31, 2015, we had 1,525,458 restricted stock units issued and outstanding, 146,233 of which were granted to the named executive officer. 130,000 restricted stock units granted to the named executive officer under the 2013 Plan vested on June 30, 2015. In addition 130,000 restricted stock units issued to a former executive officer  have been forfeited. We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Employment Agreements

On December 6, 2013, we entered into employment service agreements with each of Korstiaan Zandvliet, Robin Slakhorst and Maarten van der Sanden, respectively, pursuant to which they presently serve as our Chief Executive Officer and President, Chief Commercial Officer and Vice President, and Chief Operating Officer and Secretary, respectively. Mr. van der Sanden served as our Chief Financial Officer and Treasurer from December 6, 2013 until April 15, 2014 and from March 16, 2015 until November 16, 2015. The employment agreements provided for a net annual base salary of €50,000 ($66,450 per year), €50,000 ($66,450 per year) and €50,000 ($66,450 per year) for each of Messrs. Zandvliet, Slakhorst and van der Sanden, respectively. Effective July 24, 2014, each of Messrs. Zandvliet, Slakhorst, and van der Sanden executed amendments to their respective employment agreements pursuant to which each agreed to have their base net salaries reduced by one third resulting in a net annual salary of €33.333 ($44,300 per year). Effective November 1, 2015, we determined to raise the base annual salary that we are paying to each of Korstiaan Zandvliet, Maarten van der Sanden, and Robin Slakhorst to €57,500 (approximately $63,300 based on the Euro to US Dollar conversion rate as of November 1, 2015). These salaries are being paid in Euros. These amounts are exclusive of an 8% holiday allowance. In addition, each of Messrs. Zandvliet, Slakhorst and van der Sanden are eligible to earn an annual bonus at such time and in such amount as may be determined by the Company’s Board of Directors. The Board of Directors may determine that some or all of an annual bonus shall be based upon the achievement of operational, financial or other milestones. Effective November 5, 2015, each of Messrs. Zandvliet, Slakhorst and van der Sanden received restricted stock units valued at 10% of their respective annual base salaries each of which vest on November 5, 2016.

Each of Messrs. Zandvliet, Slakhorst and van der Sanden are entitled to three (3) months base salary in the event they are terminated “without cause” (as defined in their employment agreements) or “resign for good reason” (as defined in their employment agreements). Additionally, the employment service agreements for each of Messrs. Zandvliet, Slakhorst and van der Sanden contain confidentiality and proprietary rights provisions pursuant to which they have each agreed to maintain as confidential any of our trade secrets or confidential information, agreed that any new creation or improved methods will be considered “work for hire” under applicable copyright and related laws and the Company’s sole and exclusive property and agreed not to solicit any of our employees, independent contractors or consultants for a period of one year after their termination from the Company.

The employment service agreements with each of Messrs. Zandvliet, Slakhorst and van der Sanden supersede and cancel those management agreements by and between Symbid B.V. and the management companies of each of Messrs. Zandvliet, Slakhorst and van der Sanden.

On November 1, 2015 we entered into an Employment Services Agreement (the “Employment Agreement”) for an indefinite period with Dick Kooij pursuant to which Mr. Kooij was appointed as our Senior Financial Manager. Effective November 16, 2015, Maarten van der Sanden resigned as our Chief Financial Officer and Treasurer and Mr. Kooij was appointed to the vacated Chief Financial Officer and Treasurer positions. In connection therewith, we entered into Amendment No. 1 to the Employment Agreement.

The Employment Agreement provides for Mr. Kooij to receive an annual base salary of €57,500 (US $63,300 per year based on the Exchange Rate as of November 1, 2015). This amount is exclusive of an 8% holiday allowance. Effective November 5, 2015, Mr. Kooij also received restricted stock units valued at 10% of his annual base salary which will vest following one year of service and a guaranteed performance based bonus in the form of restricted stock units valued at his annual base salary. Mr. Kooij is also eligible to earn other bonuses at such times and in such amounts as may be determined by our Board of Directors. Our Board of Directors may determine that some or all of such other bonuses shall be based upon the achievement of operational, financial or other milestones.

Mr. Kooij is entitled to 3 months of his base annual salary and a pro rata portion of milestone based bonus payments, if any, which would have been payable to Mr. Kooij during the employment period year of termination had Mr. Kooij remained employed by us, in the event he is terminated “without cause” (as defined in the Employment Agreement) or resigns “for good reason” (as defined in the Employment Agreement). Additionally, the Employment Agreement contains confidentiality and proprietary rights provisions pursuant to which Mr. Kooij has agreed to maintain as confidential any of our trade secrets or confidential information and agreed that his work product during the employment period will be considered “work for hire” under applicable copyright and related laws and our sole and exclusive property. He has also agreed (i) not to solicit any of our employees, independent contractors or consultants during the employment period and for a period of one year after the termination of the Employment Agreement; and (ii) not to compete with us during the employment period and, unless he is terminated “without cause” during the three month period after the termination of the Employment Agreement.

Director Compensation

We currently do not pay any cash compensation to members of our board of directors for their services as directors of the Company. However, we reimburse our directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the board of directors. We may also determine to grant to each non-employee director, awards under our equity incentive plans. In connection with the July 15, 2015 appointments of Hendrik Kasteel, Michiel Buitelaar, Jérôme Koelewijn and Vincent Lui to our board of directors, we issued 33,333 restricted stock units under our 2013 Equity Incentive Plan to each of them.

ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of March 18, 2016, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Share Exchange, to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Symbid Corp., Marconistraat 16, 3029 AK Rotterdam, The Netherlands.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned(1)

Korstiaan Zandvliet	1,337,799	(2)	3.62%

Robin Slakhorst	1,376,502	(3)	3.73%

Maarten van der Sanden	1,356,958	(4)	3.68%

Dick Kooij	0		0%

Hendrik Kasteel	332,150		0.90%

Michiel Buitelaar	49,984		0.14%

Jérôme Koelewijn	0		0%

Vincent Lui	100,000		0.27%

All directors and executive officers as a group (8 persons)	4,553,393		12.34%

Maarten Timmerman	2,060,896	(5)	5.58%
Weerdsingel O.Z. 2
3514 AA Utrecht, Netherlands

Soops Investment B.V.	1,950,178	(6)	5.28%
Johan van Hasseltweg 43-2
1021 KN Amsterdam, Netherlands

(1)
Applicable percentage ownership is based on 36,909,472 shares of Common Stock outstanding as of March 10, 2016, together with securities exercisable or convertible into shares of common stock within 60 days of March 10, 2016, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable pursuant to the exercise or conversion of other securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

(2)
Consists of shares of common stock held by Arena Amnis B.V. Korstiaan Zandvliet has sole voting and investment power with respect to these shares. Excludes up to 114,783 shares of Common Stock that are being held in escrow to secure the indemnification obligations of the former Symbid Holding B.V. shareholders under the Share Exchange Agreement.

(3)
Consists of shares of common stock held by Gastropoda Equus B.V. Robin Slakhorst has sole voting and investment power with respect to these shares. Excludes up to 118,461shares of Common Stock that are being held in escrow to secure the indemnification obligations of the former Symbid Holding B.V. shareholders under the Share Exchange Agreement.

(4)
Consists of shares of common stock held by Sanden Beheer B.V. Maarten van der Sanden has sole voting and investment power with respect to these shares. Excludes up to 116,604 shares of Common Stock that are being held in escrow to secure the indemnification obligations of the former Symbid Holding B.V. shareholders under the Share Exchange Agreement.

(5)
Consists of 101,548 shares of common stock held by Zomer B.V. and 1,769,348 shares of common stock held by Voyager Beheer B.V. Maarten Timmerman has 50% ownership with respect to the shares of Zomer B.V. and sole voting and investment power over the shares held by Voyager Beheer B.V. Excludes up to 274,467 shares of Common Stock that are being held in escrow to secure the indemnification obligations of the former Symbid Holding B.V. shareholders under the Share Exchange Agreement. Includes 190,000 shares of common stock issuable upon exercise of warrants which are currently exercisable.

(6)	Includes 162,850 shares of common stock issuable upon exercise of warrants which are currently exercisable.

ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Following the Share Exchange on December 6, 2013, the three executive officers of the Company at that time entered into employment agreements and became salaried employees of Symbid Corp. During the years ended December 31, 2015 and 2014, total expenses recorded under these agreements were approximately $181,000 and $261,000, respectively. As of December 31, 2015 and 2014, $0 and $11,000 has been accrued and recorded in accounts payable and accrued expenses.

Loans to Symbid B.V.

Voyager B.V., beneficially owned by Maarten Timmerman, loaned approximately $81,000 to the Company in September 2011. This loan, as extended, is due on December 31, 2016 with interest only payments of 4% per annum. The loan is subordinate to the interests of a bank working capital facility and is unsecured.

Acquisition of FAC B.V.

On July 29, 2014, we entered into a Share Purchase Agreement with our wholly owned subsidiary, Symbid Holding B.V., and FAC 2 B.V., a limited liability corporation incorporated in The Netherlands.  Pursuant to the Share Purchase Agreement, we acquired FAC B.V. (“Acquiree”), a limited liability corporation incorporated in The Netherlands from FAC 2 B.V. in exchange for 2,750,000 shares of our restricted common stock.  Acquiree owns a perpetual, worldwide, exclusive license to infrastructure technology upon which we intend to develop a platform to enable cloud based financing solutions for small and medium sized enterprises, expanding on our current equity based crowdfunding solutions in the Netherlands.  Acquiree was formed by FAC 2 B.V. for the specific purpose of holding the license and has no customers, employees, operations or revenues.  Acquiree’s only assets are its proprietary software and technology.  Prior to our acquisition of Acquiree, (i) an indirect employee of ours who is a member of Symbid B.V. (a wholly owned subsidiary of Symbid Holding B.V.) management and is also the managing director of a 5% shareholder of ours indirectly owned 20% of Acquiree; (ii) an indirect employee of ours who is a member of Symbid B.V. management indirectly owned 20% of Acquiree; and (iii) a minority shareholder of ours indirectly owned 10% of Acquiree.

RSU Issuances

During the year ended December 31, 2015 we awarded 640,958 shares of restricted stock units to 20 employees, including our then 4 executive officers, and 30,000 shares to a non-employee advisor under the 2013 Equity Incentive Plan. Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting. During the year ended December 31, 2015, 1,079,736 shares of restricted stock vested. There were forfeitures of 9,750 shares of restricted stock during year ended December 31, 2015.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.”

ITEM 14.    PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The aggregate fees billed to us by our principal accountants for professional services rendered during the years ended December 31, 2015 and December 31, 2014 are set forth in the table below:

Fee Category	Year ended December 31, 2015	Year ended December 31, 2014

Audit fees (1)	$75,000	$67,500
Audit-related fees (2)	5,675	10,346
Tax fees (3)	0	0
All other fees (4)	0	0
Total fees	$80,675	$77,846

(1)
Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements, for reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
 Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but are not reported under “Audit fees.”

(3)	Tax fees consist of fees billed for professional services relating to tax compliance, tax planning, and tax advice.

(4)	All other fees consist of fees billed for all other services.

Audit Committee’s Pre-Approval Practice

Prior to our engagement of our independent auditor, such engagement was approved by our board of directors.  The services provided under this engagement may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Pursuant our requirements, the independent auditors and management are required to report to our board of directors at least quarterly regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Our board of directors may also pre-approve particular services on a case-by-case basis. All audit-related fees, tax fees and other fees incurred by us for the year ended December 31, 2015, were approved by our board of directors.

PART IV

ITEM 15.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Financial Statements

See Index to Financial Statements immediately following the signature page of this report.

Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

Exhibits

In reviewing the agreements included as exhibits to this Form 10-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Form 10-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

The following exhibits are included as part of this report:

Exhibit Number	SEC Report Reference Number	Description

2.1	2.1	Share Exchange Agreement dated December 6, 2013, by and among Registrant, Symbid Holding B.V. and the Shareholders of Symbid Holding B.V (1)
3.1	3.1	Articles of Incorporation of the Registrant (2)
3.2	3.1	Certificate of Amendment to the Articles of Incorporation of the Registrant (3)
3.3	3.2	By-Laws of the Registrant (2)
3.4	3.4	Articles of Association of Symbid Cooperatie U.A. (Unofficial English Translation) (4)
3.5	3.5	Articles of Association of Symbid Foundation. (Unofficial English Translation) (4)
3.6	3.6	Articles of Association of Symbid IP Foundation. (Unofficial English Translation) (4)
4.1	4.1	Form of Investor Warrant of the Registrant (1)
4.2	4.2	Form of Broker Warrant of the Registrant (1)
4.3	4.1	Form of 2015 8% Convertible Promissory Note (9)
10.1	10.1	Split-Off Agreement, dated as of December 6, 2013, by and among the Registrant, Symbid Split Corp. and Holli Morris (1)
10.2	10.2	General Release Agreement, dated as of December 6, 2013, by and among the Registrant, Symbid Split Corp. and Holli Morris (1)

Exhibit Number	SEC Report Reference Number	Description

10.3	10.3	Form of Lock-Up and No Short Selling Agreement between the Registrant and the officers, directors and shareholders party thereto (1)
10.4	10.4	Form of Securities Purchase Agreement between the Registrant and the investors party thereto (1)
10.5	10.5	Form of Notice to Investors dated November 25, 2013 (1)
10.6	10.6	Placement Agency Agreement, dated September 9, 2013, between the Registrant and Gottbetter Capital Markets, LLC (1)
10.7	10.7	Placement Agency Agreement, First Amendment, dated October 14, 2013, between the Registrant and Gottbetter Capital Markets, LLC (1)
10.8	10.8	Placement Agency Agreement, Second Amendment, dated November 15, 2013, between the Registrant and Gottbetter Capital Markets, LLC (1)
10.9	10.9	Placement Agency Agreement, Third Amendment, dated February 6, 2014, between the Registrant and Gottbetter Capital Markets, LLC (6)
10.10	10.10	Placement Agency Agreement, Fourth Amendment, dated March 25, 2014, between the Registrant and Gottbetter Capital Markets, LLC (6)
10.11	10.11	Placement Agency Agreement, Fifth Amendment, dated April 30, 2014, between the Registrant and Gottbetter Capital Markets, LLC (6)
10.12	10.12	Placement Agency Agreement, Sixth Amendment, dated May 9, 2014, between the Registrant and Gottbetter Capital Markets, LLC (6)
10.13	10.9	Subscription Escrow Agreement, dated as of September 9, 2013, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (1)
10.14	10.10	Subscription Escrow Agreement, First Amendment dated as of November 15, 2013, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (1)
10.15	10.15	Subscription Escrow Agreement, Second Amendment dated as of February 6, 2014, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (6)
10.16	10.16	Subscription Escrow Agreement, Third Amendment dated as of March 25, 2014, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (6)
10.17	10.17	Subscription Escrow Agreement, Fourth Amendment dated as of April 30, 2014, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (6)
10.18	10.18	Subscription Escrow Agreement, Fifth Amendment dated as of May 9, 2014, among the Registrant, CSC Trust Company of Delaware and Gottbetter Capital Markets, LLC (6)
10.19	10.11	Escrow Agreement dated as of December 6, 2013 by and among the Registrant, the Indemnification and Shareholder Representative named therein and Gottbetter & Partners, LLP (1)
10.20	10.12	Employment Services Agreement, dated December 6, 2013, between the Registrant and Korstiaan Zandvliet (1)
10.21	10.13	Employment Services Agreement, dated December 6, 2013, between the Registrant and Robin Slakhorst (1)
10.22	10.14	Employment Services Agreement, dated December 6, 2013, between the Registrant and Maarten van der Sanden (1)

Exhibit Number	SEC Report Reference Number	Description

10.23	10.1	Employment Services Agreement, dated April 15, 2014 between the Registrant and Philip Cooke (5)
10.24	10.15	Registrant’s 2013 Equity Incentive Plan (1)
10.25	10.16	Form of Registration Rights Agreement (1)
10.26	10.17	License Agreement dated April 13, 2011 by and between Symbid B.V. and Symbid Cooperatie U.A. (1)
10.27	10.18	Platform Management Services Agreement April 6, 2011 by and between Symbid B.V. and Symbid Cooperatie U.A. (1)
10.28	10.19	Intellectual Property Transfer Agreement dated October 16, 2013 by and between Symbid B.V. and Stichting Symbid IP Foundation (1)
10.29	10.20	Intellectual Property License and Transfer Agreement dated October 16, 2013 by and between Stichting Symbid IP Foundation and Symbid Holding B.V. (1)
10.30	10.21	Addendum 1 dated December 5, 2013 to Intellectual Property License and Transfer Agreement dated October 16, 2013 by and between Stichting Symbid IP Foundation and Symbid Holding B.V. (1)
10.31	10.22	Intellectual Property Sublicense and Transfer Agreement dated December 5, 2013 by and between Symbid Holding B.V. and Symbid B.V. (1)
10.32	10.1	Share Purchase Agreement dated July 29, 2014, between the Registrant, Symbid Holding B.V., and FAC 2 B.V (7)
10.33	10.25	Agreement dated December 8, 2014 by and between the Registrant and Fortion Holding B.V. (8)
10.34	10.26	Subscription and shareholder agreement dated December, 2014, between the Registrant, Banca Sella Holding SPA and Marco Bicocchi Pichi (8)
10.35	10.1	Employment Services Agreement dated as of November 1, 2015 between Registrant and Dick Kooij (10)
10.36	10.2	Amendment No. 1 dated as of November 16, 2015 to Employment Services Agreement between Registrant and Dick Kooij (10)
10.37	10.1	Financial Public Relations Agreement dated as of July 1, 2015 between Registrant and Dynasty Wealth LLC (11)
10.38	10.1	First Amendment dated as of November 11, 2015 to Financial Public Relations Agreement dated as of July 1, 2015 between Registrant and Dynasty Wealth LLC (9)
10.39	10.2	Form of Restricted Stock Unit Agreement of Registrant (12)
14.1	14.1	Code of Ethics (2)
21.1*		Subsidiaries of Registrant
23.1*		Consent of Independent Registered Public Accounting Firm
31.1*		Certification of Principal Executive Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002**
31.2*		Certification of Principal Financial Officer pursuant to Exchange Act Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002**
32.1*		Certifications of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002**

Exhibit Number	SEC Report Reference Number	Description

32.2*		Certifications of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002**
101.INS*		XBRL Instance Document***
101.SCH*		XBRL Taxonomy Extension Schema Document***
101.CAL*		XBRL Taxonomy Extension Calculation Linkbase Document***
101.DEF*		XBRL Taxonomy Extension Definition Linkbase Document***
101.LAB*		XBRL Taxonomy Extension Label Linkbase Document***

(1)
Filed with the Securities and Exchange Commission on December 12, 2013, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated December 6, 2013, which exhibit is incorporated herein by reference.

(2)
Filed with the Securities and Exchange Commission on October 25, 2011, as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File No. 333-177500), which exhibit is incorporated herein by reference.

(3)
Filed with the Securities and Exchange Commission on September 9, 2013, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated September 3, 2013, which exhibit is incorporated herein by reference.

(4)
Filed with the Securities and Exchange Commission on March 13, 2014, an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K/A (Amendment No. 1) dated December 6 , 2013, which exhibit is incorporated herein by reference.

(5)
Filed with the Securities and Exchange Commission on April 18, 2014, as an exhibit, numbered as indicated above , to the Registrant’s Current Report on Form 8-K, which exhibit is incorporated herein by reference.

(6)
Filed with the Securities and Exchange Commission on May 21, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-1 (File No. 333-196153), which exhibit is incorporated herein by reference.

(7)
Filed with the Securities and Exchange Commission on August 4, 2014, as an exhibit, numbered as indicated above, to the Registrant’s Current Report on Form 8-K dated July 29, 2014, which exhibit is incorporated herein by reference.

(8)
Filed with the Securities and Exchange Commission on March 25, 2015, as an exhibit, numbered as indicated above, to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014, which exhibit is incorporated herein by reference.

(9)
Filed with the Securities and Exchange Commission on November 12, 2015, as an exhibit, numbered as indicated above, to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which exhibit is incorporated herein by reference.

(10)
Filed with the Securities and Exchange Commission on November 19, 2015, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K dated November 16, 2015, which exhibit is incorporated herein by reference.

(11)
Filed with the Securities and Exchange Commission on July 8, 2015, as an exhibit, numbered as indicated above, to the Registrant's Current Report on Form 8-K dated July 1, 2015, which exhibit is incorporated herein by reference.

(12)
Filed with the Securities and Exchange Commission on July 31, 2015, as an exhibit, numbered as indicated above, to the Registrant’s Registration Statement on Form S-8, which exhibit is incorporated herein by reference.

*  Filed herewith

**  This certification is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Registrant specifically incorporates it by reference.

***  Furnished herewith.  Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of any registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, and otherwise are not subject to liability under those sections.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYMBID CORP.

Dated: March 25, 2016	By:	/s/ Korstiaan Zandvliet
	Name	Korstiaan Zandvliet
	Title	Chief Executive Officer and President
(Principal Executive Officer)

Dated: March 25, 2016	By:	/s/ Dick Kooij
	Name	Dick Kooij
	Title	Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Korstiaan Zandvliet	Chief Executive Officer and President (Principal	March 25, 2016
Korstiaan Zandvliet	Executive Officer) and Director

/s/ Robin Slakhorst	Vice President and Director	March 25, 2016
Robin Slakhorst

/s/ Hendrik Kasteel	Director	March 25, 2016
Hendrik Kasteel

/s/ Michiel Buitelaar	Director	March 25, 2016
Michiel Buitelaar

/s/ Jérôme Koelewijn	Director	March 25, 2016
Jérôme Koelewijn

/s/ Vincent Lui	Director	March 25, 2016
Vincent Lui

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Symbid Corp

We have audited the accompanying consolidated balance sheets of Symbid Corp. (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for each of the years in the two year period ended December 31, 2015. Symbid Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Symbid Corp. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred operating losses during the year ended December 31, 2015, and has negative cash flows from operations of $1,800,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. If the Company is unable to successfully refinance or raise capital to fund ongoing operations there would be a material adverse effect to the consolidated financial statements.

/s/ Friedman LLP

East Hanover, New Jersey
March 25, 2016

SYMBID CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(EXPRESSED IN US DOLLARS)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets
Cash	$553,696	$233,068
Accounts receivable, less allowance for doubtful accounts of $39,847 and $4,672 respectively	64,639	45,070
Prepaid expenses and other current assets	42,553	53,366
Total current assets	660,888	331,504

Property and equipment, at cost, less accumulated depreciation	15,108	8,480
Investments in associated companies	1,134	10,750
Intangible assets, net	785,070	1,031,692
Total assets	$1,462,200	$1,382,426

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$88,774	$378,023
Accrued expenses and other current liabilities	301,896	291,540
Current maturities of notes payable	32,993	36,771
Subordinated loan – related party	73,016	81,378
Total current liabilities	496,679	787,712

Notes payable, less current maturities	49,476	91,914
8% Convertible promissory notes payable, net of $722,622 discount	587,378	-
Derivative liability – warrants	-	153,154
Total liabilities	1,133,533	1,032,780

Commitments

Stockholders' Equity

Preferred stock
Authorized: $0.001 par value, 10,000,000 shares authorized	-	-
Issued and outstanding: nil preferred shares
Common stock
Authorized: $0.001 par value, 290,000,000 shares authorized
Issued and outstanding: 36,909,472 and 33,182,100 respectively	36,909	33,182

Additional paid-in capital	7,635,104	5,367,771
Accumulated other comprehensive loss	(322,183)	(178,522)
Accumulated deficit	(6,994,274)	(4,794,760)
Total Symbid Corp. stockholders' equity	355,556	427,671
Noncontrolling interests	(26,889)	(78,025)
Total stockholders' equity	328,667	349,646
Total liabilities and stockholders' equity	$1,462,200	$1,382,426

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN US DOLLARS)

	Year ended
	December 31,
	2015	2014
Revenues
Crowdfunding	$282,155	$267,358
The Funding Network	47,975	-
Other	22,946	8,967
Total revenues	353,076	276,325
Operating expenses
Selling, general and administrative	1,543,827	2,166,028
Professional fees	721,963	776,243
Research and development costs	59,930	320,032
Depreciation and amortization	145,543	70,517
Bad debt expense (recoveries)	36,292	(14,349)
Total operating expenses	2,507,555	3,318,471

Operating loss	(2,154,479)	(3,042,146)

Other income (expense)
Fair value adjustment derivative liability – warrants	(7,791)	291,662
Interest expense and amortization of debt discount	(148,509)	(31,405)
Government subsidy	-	10,962
Gain on sale of investment in Gambitious B.V.	11,504	-
Losses from equity method investments	-	(47,226)
Other income and expense	-	(3,641)
Total other expense	(144,796)	220,352

Net loss	(2,299,275)	(2,821,794)

Net loss attributable to noncontrolling interests	(99,761)	(28,794)

Net loss attributable to Symbid Corp. stockholders	$(2,199,514)	$(2,793,000)

Basic and diluted net loss per common share	$(0.06)	$(0.10)

Weighted average number of shares outstanding
Basic and diluted	35,263,977	28,396,751

Share-based compensation expense included in operating expenses:
Selling, general and administrative	$286,298	$832,827
Professional fees	152,711	139,455
Research and development costs	33,791	5,029
	$472,800	$977,311

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(EXPRESSED IN US DOLLARS)

	Year ended
	December 31,
	2015	2014

Net loss	$(2,299,275)	$(2,821,794)
Other comprehensive loss:
Foreign currency translation adjustments	(143,661)	(134,493)
Comprehensive loss	(2,442,936)	(2,956,287)

Net loss attributable to noncontrolling interests	(99,761)	(28,794)
Foreign currency translation income (loss) attributable to noncontrolling interests	10,129	10,366
Comprehensive loss attributable to noncontrolling interests	(89,632)	(18,428)

Comprehensive loss attributable to Symbid Corp. stockholders	$(2,353,304)	$(2,937,859)

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(EXPRESSED IN US DOLLARS)

	Symbid Corp. Stockholders’
	Number of Shares	Common Stock	Additional Paid-In Capital	Accumulated Other Comprehensive Loss	Accumulated Deficit	Total Symbid Corp. Stockholders' Equity	Noncontrolling Interests	Total Stockholders' Equity

Balance, January 1, 2014	34,268,736	34,268	2,041,052	(44,029)	(2,001,760)	29,531	(59,597)	(30,066)

Proceeds from the issuance of common stock, net of issuance costs	2,754,794	2,755	1,102,518	-	-	1,105,273	-	1,105,273
Cancellation of Gambitious and Equidam Escrow Shares	(8,300,000)	(8,300)	8,300	-	-	-	-	-
Issuance of common stock for services	208,570	209	97,011	-	-	97,220	-	97,220
Issuance of common stock for assets	2,750,000	2,750	1,192,342	-	-	1,195,092	-	1,195,092
Reclassification of warrants	-	-	123,569	-	-	123,569	-	123,569
Share Based compensation related to employee share based awards	-	-	159,479	-	-	159,479	-	159,479
Fortion Holding B.V. - Shares issued under Strategic Alliance Agreement	1,500,000	1,500	643,500	-	-	645,000		645,000
Translation adjustment	-	-	-	(134,493)	-	(134,493)	10,366	(124,127)
Net loss	-	-	-	-	(2,793,000)	(2,793,000)	(28,794)	(2,821,794)
Balance, December 31, 2014	33,182,100	33,182	5,367,771	(178,522)	(4,794,760)	427,671	(78,025)	349,646

Proceeds from the issuance of common stock, net of issuance costs	1,448,232	1,448	722,668	-	-	724,116	-	724,116
Issuance of common stock for services	530,904	531	181,856	-	-	182,387	-	182,387
Reclassification of warrants	-	-	160,945	-	-	160,945	-	160,945
Share Based compensation related to employee share based awards	988,236	988	320,166	-	-	321,154	-	321,154
Symbid Italia formation	-	-	(129,918)	-	-	(129,918)	140,768	10,850
Conversion of 8% Notes	760,000	760	189,240	-	-	190,000	-	190,000
Beneficial conversion feature	-	-	822,376	-	-	822,376	-	822,376
Translation adjustment	-	-	-	(143,661)	-	(143,661)	10,129	(133,532)
Net loss	-	-	-	-	(2,199,514)	(2,199,514)	(99,761)	(2,299,275)
Balance, December 31, 2015	36,909,472	$36,909	$7,635,104	$(322,183)	$(6,994,274)	$355,556	$(26,889)	$328,667

(The accompanying notes are an integral part of these consolidated financial statements)

SYMBID CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(EXPRESSED IN US DOLLARS)

	Year ended
	December 31,	December 31,
Cash flows from operating activities	2015	2014
Net loss	$(2,299,275)	$(2,821,794)
Adjustments to reconcile net loss to net cash
used in operating activities
Employee and non-employee stock based compensation	320,089	159,479
Shares issued under strategic alliance agreement	-	645,000
Stock issued for services	182,387	97,220
Depreciation and amortization	145,543	70,517
Amortization of debt discount	99,753	-
Equity in losses of Gambitious and Kredietpaspoort	-	47,225
Warrant liability - fair value adjustment	7,791	(291,662)
Provision for doubtful accounts	36,292	(14,349)
Gain on sale of investment in Gambitious B.V.	(11,504)	-
Deferred government grants	-	(10,963)
Changes in assets and liabilities
Accounts receivable	(60,926)	(31,632)
Prepaid expenses and other current assets	5,431	(928)
Accounts payable	(262,073)	270,297
Accrued Expenses and other current liabilities	33,449	61,138
Net cash used in operating activities	(1,803,043)	(1,820,452)

Cash flows from investing activities
Investment in associated companies	$-	$(57,306)
Proceeds from sale of investment in Gambitious B.V.	20,309	-
Acquisition of property and equipment	(9,885)	(6,857)
Net cash provided by (used in) investing activities	10,424	(64,163)

Cash flows from financing activities
Proceeds from 8% convertible promissory notes payable	$1,500,000	$-
Proceeds from the issuance of common stock, net of issuance costs	724,116	1,369,996
Repayments of notes payable	(33,583)	(39,769)
Net cash provided by financing activities	2,190,533	1,330,227

Effect of exchange rate changes on cash	(77,286)	(104,136)
Net (decrease) / increase in cash	320,628	(658,524)

Cash and cash equivalents, beginning of year	233,068	891,592
Cash and cash equivalents, end of year	$553,696	$233,068

Supplemental cash flow disclosures
Interest paid	$(13,609)	$(31,405)

Non-cash investing and financing activities
Change in accrued expenses related to non-employee share based payments	$1,065	$76,208
Reallocation of noncontrolling interests	129,918	-
Conversion of 8% convertible promissory notes	190,000	-
Fair value of shares issued related to acquisitions of assets	-	1,195,092
Fair value of warrant liability recorded	-	264,723

(The accompanying notes are an integral part of these consolidated financial statements)

1 - BUSINESS, ORGANIZATION AND LIQUIDITY

Business and Organization
Symbid Corp. was incorporated as HapyKidz.com, Inc. in the state of Nevada on July 29, 2011. On September 4, 2013, we filed a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State to change our name from HapyKidz.com, Inc. to Symbid Corp, which we believe more accurately reflects our current business. The Company continues to be a “smaller reporting company,” as defined under the Exchange Act.

Symbid Holding B.V. (“Symbid Holding”) was incorporated on October 3, 2013 organized under the laws of the Netherlands.  Symbid Holding was organized to serve as the holding company for all of Symbid’s business activities in the Netherlands and in other countries.  As such, on October 3, 2013, the holders of the capital shares of Symbid B.V. exchanged their shares for capital shares of Symbid Holding and, as a result, Symbid B.V. became a wholly owned subsidiary of Symbid Holding. Symbid B.V. is now the operating entity for the Company’s business in the Netherlands.

On December 6, 2013, the Company closed a Share Exchange pursuant to which the 19 shareholders of Symbid Holding B.V. sold all of their capital stock in Symbid Holding B.V. to us in exchange for 21,170,000 shares of our common stock, $0.001 par value per share. Because the Company had no operations at the time of our acquisition of Symbid Holding, Symbid Holding is considered to be the predecessor Company for financial reporting purposes.

The Share Exchange has been being accounted for as a “reverse acquisition,” and Symbid Holding is deemed to be the acquirer in the reverse acquisition. Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Share Exchange are those of Symbid Holding and are recorded at the historical cost basis of Symbid Holding. The consolidated financial statements after completion of the Share Exchange include the assets and liabilities of Symbid Holding, historical operations of Symbid Holding and operations of the Company and its subsidiaries from the Closing Date of the Share Exchange. As a result of the issuance of the shares of our common stock pursuant to the Share Exchange, a change in control occurred as of the date of consummation of the Share Exchange.

The main operating entity of Symbid Corp. is Symbid B.V. (“Symbid B.V.”) and was incorporated in Utrecht, The Netherlands on March 29, 2011 under the laws of the Netherlands. The Company was launched in April 2011 in its headquarters in Rotterdam, The Netherlands as one of the first equity based crowdfunding forerunners worldwide. Entrepreneurs use Symbid to obtain business growth funding from the crowd in exchange for a part of the equity of their company. Investors can participate for as little as $22, and become shareholders of start-up companies or growing businesses in need of capital.

1 - BUSINESS, ORGANIZATION AND LIQUIDITY (Continued)

Founded as the provider of one of the first equity based crowdfunding platforms, our business evolved in 2015 into a fully integrated, data driven, user friendly online funding network consisting of several products and services known as The Funding Network™. The Funding Network™ is intended to give small and medium sized entities (“SMEs”) direct access to all forms of finance, while offering investors full transparency on the potential risks and return of their portfolios and was developed in response to the following funding hurdles affecting entrepreneurs and investors in general and SMEs in particular:

●	Limited or no structured distribution channels for SME finance other than banks, increasing the mismatch between entrepreneurs and financiers;

●	No centralized platform for (alternative) financiers, making it difficult and inefficient to find the right financier at the right time;

●	No standardized data protocols for SME data, leading to costly and time-intensive (offline) screening and monitoring;

●	Limited financial skills of entrepreneurs leading to unnecessary inefficiencies and obstacles within the financing process; and

●	Decline in bank financing due to new regulations and recent financial crises, leaving a vacuum in the life cycle of SME financing.

On February 20, 2015, Symbid Italia SPA (“Symbid Italia”), an Italian corporation was created to develop the business of equity crowdfunding in Italy, was formed by our wholly owned subsidiary, Symbid Holding B.V., together with Banca Sella Holding SPA (“Banca Sella”) and Marco Bicocchi Pichi. Through Symbid Italia, we intend to create a new online funding platform, based on our existing crowdfunding technology, in which Italian investors and entrepreneurs can connect, fund, grow together and digitalize financial services for Italian small and medium enterprises. Symbid Italia represents the first stage of the European roll-out of our crowdfunding platform outside of The Netherlands. In connection with the formation of Symbid Italia, we paid $284,525 for a 50.1% ownership interest. Banca Sella holds a 29.94% ownership interest and Mr. Pichi holds a 19.96% interest. At December 31, 2015, the Company holds a controlling interest of 50.1% in Symbid Italia, as such, the results of Symbid Italia’s operations have been included in the consolidated financial statements (see Note 6).

As of December 31, 2015, the Company has a 14.53% ownership in Kredietpaspoort Coöperatie U.A. (“Kredietpaspoort”), a Cooperative located in the Netherlands, through its wholly owned subsidiary Symbid B.V. and Symbid Coop, a variable interest entity which we effectively control through corporate governance rather than through any ownership further discussed in Note 3. The Kredietpaspoort is a cloud- based platform that is in development to provide credit evaluation and financing options to SME companies in the Netherlands. In addition, the Company’s Chief Commercial Officer owns a 5.72% interest in Kredietpaspoort. At December 31, 2015, the combined holdings in Kredietpaspoort by Symbid B.V., Symbid Coop and our executive officer totaled approximately 20.25% (see Note 11).

During the first quarter of 2015, the Company sold its remaining interest in Gambitious Coöperatie UA (“Gambitious Coop”) to better align the goals of the Company. As of December 31, 2014, the Company, through its ownership in Gambitious Coop, had a 12% indirect ownership interest in Gambitious B.V. (“Gambitious”), a company located in the Netherlands, which uses the Company’s platform to raise capital for video games produced by a wide range of developers (see Note 6).

As of December 31, 2015 and December 31, 2014, the Company held a 7% ownership interest in Equidam Holding B.V. (“Equidam”). Equidam started as an online valuation tool for private companies with a particular focus on SME’s, Equidam now also offers simple monitoring services to investors on the Company’s platform.

1 - BUSINESS, ORGANIZATION AND LIQUIDITY (Continued)

Liquidity and Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with U.S. Generally Accepted Accounting Principles, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring net losses during the years ended December 31, 2015 and 2014 of approximately $2,299,000 and $2,822,000, respectively. At December 31, 2015 and 2014, the Company had working capital of $164,000 and a working capital deficit of $456,000, respectively. As of December 31, 2015, the Company had cash on hand of approximately $554,000 and current liabilities to credit institutions of $33,000. The recurring losses raise substantial doubt about the Company’s ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company’s ability to raise capital and/or generate positive cash flows from operations. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets and classifications that might be necessary in the event the Company cannot continue in existence.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its significant subsidiaries on a consolidated basis. The Company also includes subsidiaries over which a direct or indirect legal or effective control exists and for which the Company is deemed to direct the significant activities and has the obligation to absorb the losses or benefits of the entities. All intercompany accounts, balances and transactions with other consolidated entities have been eliminated. The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and include the Company’s accounts as well as those of a certain variable interest entity (“VIE”) for which the Company is the primary beneficiary.

Reclassifications

Certain reclassifications have been made to the 2014 financial statements to conform to the consolidated 2015 financial statement presentation. These reclassifications had no effect on net earnings or cash flows as previously reported.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Noncontrolling Interests

The Company presents noncontrolling interests as a component of equity. Changes in a parent’s ownership interest while the parent retains its controlling interest will be accounted for as equity transactions, and upon loss of control, retained ownership interest will be re-measured at fair value, with any gain or loss recognized in earnings. Income and losses attributable to the non-controlling interests in Symbid Coop and Symbid Italia are presented separately in the Company’s statement of operations.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Crowdfunding

The Company generates its revenue from registration, administration and success fees within The Funding Network. Registration fee revenue is recognized as new portfolio companies register to The Funding Network.  Revenue from administration fees are collected from investors and recognized on a monthly basis calculated as a percentage of the volume of payments during the reporting period. There is no credit risk since the fees are collected directly at the moment that the transaction takes place on the platform. There is no right of return to investors once a crowdfunding proposition has been successfully funded. Revenue from success fees are recognized at the time the loan or equity crowdfunding proposition is successfully funded and there are no further obligations to the portfolio company. Until end of year 2015 there has been no credit risk since the success fees were collected directly at the moment that the transaction takes place on the platform. As of January 2016 we had to change the policy for collecting the success fees and there will be a credit risk going forward. At the start of a funding campaign, the entrepreneur signs a contract with Symbid pursuant to which he or she agrees to pay Symbid a success fee once a successful fund raising campaign for that entrepreneur closes. Once the funding campaign has closed, Symbid’s success fee is transferred by Intersolve, the third party banking entity that holds all funds in escrow until closing, and the net proceeds of the funding are transferred by Intersolve to the notary or in case of loan crowdfunding directly to the entrepreneur. Upon completion of the funding campaign on Symbid’s platform, services delivered under the contract with the entrepreneur have been and Symbid recognizes its success fee revenues at the time the campaign has been closed successful.

Monitoring

On June 16, 2015, Loan Crowdfunding was launched by our wholly owned subsidiary, Symbid Holding B.V. The launch of this new peer-to-business lending service is intended to complement our existing Equity Crowdfunding service and support the development of our online funding platform for start-ups and small businesses, The Funding Network. The service will make use of our monitoring technology to provide investors ongoing insights into the performance of the business to which they have lent money. All businesses funded via Loan Crowdfunding will be required to register for Monitoring by Symbid for one full year via a monthly-based subscription model.  Revenue related to monitoring start packages is recognized ratably over the term of the subscription.

Other

Revenue related to licensing is recognized on a monthly basis determined by the contracted monthly license fee. If the monthly license fee is not paid, the Company is entitled to set the platform offline.

Revenues from URL services are based on a fixed annual fees and recognized ratably over the contract period, typically one year.

Share Based Compensation

ASC Topic 718, Compensation – Stock Compensation, requires that compensation expense for employee stock- based compensation be recognized over the requisite service period based on the fair value of the award on the date of grant.

The Company accounts for the granting of equity based awards to employees using the fair value method, whereby all awards to employees will be recorded at fair value on the date of grant. The fair value of all equity based awards is expensed over their vesting period with a corresponding increase to additional paid in capital. The fair value of equity based awards is estimated using the most recent securities offering of the same or similar share classes. Compensation costs for stock- based payments to employees with graded vesting are recognized on a straight line basis.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Based on guidance in ASC 505, Equity share based payments to non- employees are measured at the fair value of the consideration received or the fair value of the equity instruments issued or liabilities incurred, whichever is more reliably measurable. The fair value of share based payments to non- employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award. Compensation costs for share based payments with graded vesting are recognized on a straight- line basis. The cost of the share based payments to non- employees that are fully vested and non- forfeitable as at the grant date are measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

Derivative Liability - Warrants

In connection with the December 6, 2013 private placement offering (“PPO”) with a final closing on May 20, 2014, the Company issued warrants to purchase shares of its common stock to investors who purchased units in the PPO (“Investor Warrants”). The Company also issued warrants to purchase shares of its common stock to brokers in connection with the PPO (“Broker Warrants”). Both the Investor and Broker Warrants, at the option of the holder, may be exercised by cash payment of the exercise price to the Company. The warrants may be exercised on a cashless basis in accordance with the warrant agreement commencing one year after the initial closing date of the PPO if no registration statement registering the shares underlying the warrants is then in effect. Further, the exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including stock splits, stock dividends, and future issuances of the Company’s equity securities. As a result, the fair value of these warrants were classified as liabilities under the provisions of FASB ASC Topic 815-40, Contracts in an Entity’s Own Equity, as they are not indexed to the Company’s own stock. The fair value of these warrants was estimated using a Monte Carlo simulation. The Company updated its estimate of the fair value of the warrant liabilities in each reporting period as new information became available and any gains or losses resulting from the changes in fair value from period to period were included in other income or expense. The Company used model-derived valuations to determine the fair value and accordingly classify such warrants in Level 3 in the fair value hierarchy per ASC 820, Fair Value Measurements.

Fair Value of Financial Instruments

The accounting standard for fair value establishes a framework for measuring fair value and enhances fair value measurement disclosure. Under the provisions of the pronouncement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The Company’s current financial assets and liabilities approximate fair value due to their short term nature and include cash accounts. The Company’s borrowings approximate fair value as the rates of interest are similar to what they would receive from other financial institutions. Refer to Note 13, Derivative liability- warrants, which have been classified as Level 3 instruments.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk

Cash Held in Banks
The Company has cash balances at financial institutions located in the Netherlands. Balances at financial institutions in the Netherlands may, from time to time, exceed insured limits. Currently the insured limit amounts to $109,000.

Accounts Receivable
Customer accounts typically are collected within a short period of time, and based on its assessment of current conditions and its experience collecting such receivables, management believes it has no significant risk related to its concentration within its accounts receivable.

Foreign Currency Translation

The Company uses the United States dollar (“U.S. dollars” or “USD”) for financial reporting purposes and to maintain its books and records. The Company’s subsidiaries maintain their books and records in their functional currency, the Euro (“EUR”), the currency of the Netherlands.

In general, for consolidation purposes, the Company translates its assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, the statements of operations and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.  Equity accounts are translated at historical rates. Adjustments resulting from the translation of the financial statements are recorded as accumulated other comprehensive income or loss.

As of December 31, 2015 and 2014, the balance sheet accounts, with the exception of equity, were translated at 1 EUR to $1.0906 and $1.2155, respectively. The average translation rates applied to the statements of operations and cash flows for the years ended December 31, 2015 and 2014 were at 1 EUR to $1.1101 and 1 EUR to $ 1.3290, respectively.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is charged to operations using the straight-line method over the estimated useful lives of 5 years. Property and equipment consists mainly of computers.

Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for betterments and major renewals are capitalized. The cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of disposal, and any resulting gains or losses are included in operations.

Intangible Assets with Definite Lives

An intangible asset arose as the result of the acquisition of the FAC B.V., a limited liability entity incorporated in the Netherlands, resulting in the acquisition of a perpetual, worldwide, exclusive license to a software library of infrastructure technology. The Company amortizes the costs of the acquired intangible asset using the straight- line method over the estimated useful life of 7 years.

The carrying value of the intangible asset with a definite live is reviewed on a regular basis for the existence of facts or circumstances that the intangible asset may be impaired. An asset is considered impaired when the undiscounted future cash flows expected to result from its planned use are less than the carrying value. If the carrying value of an asset is deemed not recoverable, it is adjusted downward to its estimated fair value. As of December 31, 2015, the Company performed an impairment analysis of its intangible asset which indicated that the future undiscounted cash flows of the asset exceeded its net carrying value. As such no impairment is required at December 31, 2015.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Income taxes have been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. Deferred taxes result from differences between the financial statement and tax bases of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. The assessment of whether or not a valuation allowance is required often requires significant judgment.

Net Loss Per Common Share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, for all periods presented. In accordance with this guidance, basic and diluted net loss per share was determined by dividing net loss applicable to common stockholders by the weighted- average common shares outstanding during the period. In a period where there is a net loss position, diluted weighted average shares are the same as basic weighted average shares. Shares used in the diluted net loss per common share calculation exclude potentially dilutive share equivalents as the effect would be antidilutive.

Risks and Uncertainties

The Company’s operations are subject to a number of risks, including but not limited to, changes in the general economy, demand for the Company’s platform, the success of its customers, research and development results, uncertainties surrounding crowdfunding rules and regulations, and the ability to attract new funding.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at the amount billed to a customer, net of the allowance for doubtful accounts, which is an estimate for credit losses based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

The Company reviews the collectability of accounts receivable based on an assessment of historic experience, current economic conditions, and other collection indicators. At December 31, 2015 and 2014, the Company has recorded an allowance for doubtful accounts for $39,847 and $4,672, respectively.

Comprehensive Loss

Comprehensive loss refers to revenues, expenses, gains and losses that under U.S. GAAP are included in comprehensive loss but are excluded from net loss as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive loss is comprised of foreign currency translation adjustments.

Cost Method Investments

Direct and or indirect investments in business entities in which Symbid Corp. does not have a controlling financial interest and has no ability to exercise significant influence over operating and financial policies (generally 0-20 percent ownership), are accounted for by the cost method.

Equity Method Investments

Direct and or indirect investments in business entities in which Symbid Corp. does not have a controlling financial interest, but has the ability to exercise significant influence over operating and financial policies (generally 20-50 percent ownership), are accounted for by the equity method.

2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In May 2015, the FASB issued ASU No. 2015-09, Revenue from Contracts with Customers (“ASU 2015-09”). The standard provides companies with a single model for use in accounting for revenue arising from contracts with customers and supersedes current revenue recognition guidance, including industry-specific revenue guidance. The core principle of the model is to recognize revenue when control of the goods or services transfers to the customer, as opposed to recognizing revenue when the risks and rewards transfer to the customer under the existing revenue guidance. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606) (“ASU 2015-14”), Deferral of the Effective Date. With the issuance of ASU 2015-14, the new revenue guidance ASU 2015-09 as amended by ASU 2015-14 is effective for annual reporting periods beginning after December 15, 2017. Early adoption is permitted as of the original effective date for ASU 2015-09 for annual reporting periods beginning after December 15, 2016, but otherwise earlier adoption is not permitted. The guidance permits companies to either apply the requirements retrospectively to all prior periods presented, or apply the requirements in the year of adoption, through a cumulative adjustment.  The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

In August 2015, the FASB issued ASU No. 2015-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. (“ASU 2015-15”). This ASU provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern and provides principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. ASU 2015-15 is effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company is in the process of evaluating the impact of adoption on its consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, requiring all deferred tax assets and liabilities, and any related valuation allowance, to be classified as non-current on the balance sheet. The classification change for all deferred taxes as non-current simplifies entities’ processes as it eliminates the need to separately identify the net current and net non-current deferred tax asset or liability in each jurisdiction and allocate valuation allowances. Early adoption is permitted. The adoption of this guidance is not expected to have an impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases, requiring lessee’s to recognize assets and liabilities for leases with lease terms of more than 12 months in the balance sheet. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement.  The new guidance is effective for fiscal years and for interim periods within those fiscal years, beginning after December 15, 2018.  A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available.  The Company is currently evaluating the impact of the adoption on its consolidated financial statements.

3 - VARIABLE INTEREST ENTITY- SYMBID COOP

The Company holds a variable interest in Symbid Coöperatie UA (“Symbid Coop”). Symbid Coop is the lessee of the Company’s online crowdfunding platform. Symbid B.V. licenses the online platform exclusively to Symbid Coop. Two directors of the Company or also in the management of Symbid Coop, and three of the directors of the Company are in the management team of Symbid B.V. and Symbid Holding.

The Company has an implicit variable interest in Symbid Coop through common control and management has the ability to compel payment whether stated or silent in the lease agreement. The Company is deemed to be the primary beneficiary of Symbid Coop  and has a controlling financial interest as it has the power to direct the activities of the variable interest entity that most significantly impact Symbid Coop’s economic performance.

The Company reassesses every reporting period the presentation of Symbid Coop to conclude if consolidation is required. As such, the conclusion regarding the primary beneficiary status is subject to change and circumstances are continually reevaluated.

The classification and carrying amounts of assets and liabilities of Symbid Coop in the consolidated balance sheet are as follows:

	December 31,
	2015	2014
Current assets	$73,600	$43,497
Current liabilities	$186,214	$121,521

The assets related to Symbid Coop are not restricted.

4 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	December 31,
Prepaid expenses and other current assets	2015	2014
VAT return Q4 2015/ 2014	$17,827	$44,146
Revenues to be invoiced	2,472	1,173
Other prepaid expenses	10,883	8,047
Insurance premiums	11,371	-
	$42,553	$53,366

VAT in the Netherlands

In the Netherlands and Europe it is compulsory for a business to charge VAT to its clients on the invoice. The VAT charged to a customer can be offset by VAT payable to the Company’s suppliers and the remainder is payable or receivable from the Dutch tax authorities. An important basic rule is that a company cannot reclaim any VAT, if it does not charge VAT on its invoices. At the moment Netherlands VAT rate is 21% (standard rate which also applies to the Company) or a reduced rate of 6% and 0% (for supply in the EU intra-Community supplies and export). For e-commerce special rules apply.

Most of the time companies file the Netherlands VAT tax return on quarterly basis. However, in case of high turnover it can be changed to monthly or from a cash flow perspective. On the other hand if the turnover is very low, on request the Netherlands VAT tax return can be filed annually. The Company is filing tax returns on a quarterly basis. When the Company has to reclaim VAT, the amount will be refunded by the Dutch tax authorities within 30 days after the VAT return was filed.

As of December 31, 2015 the Q4 (2015) VAT return accounted for 42% of total prepaid and other current assets. As of December 31, 2014 the Q4 (2014) VAT return of accounted for 83% of total prepaid and other current assets.

5 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,
	2015	2014
Computers and equipment	$20,868	$12,288
Less - Accumulated depreciation	(5,760)	(3,808)
	$15,108	$8,480

For the years ended December 31, 2015 and 2014, depreciation expense was $2,384 and $1,755, respectively.

6 - INVESTMENTS IN ASSOCIATED COMPANIES

Kredietpaspoort

As of April 2014, Symbid B.V. and Symbid Coop acquired membership interests of 6.50% and 6.03% of Kredietpaspoort, respectively. The initial investments in Kredietpaspoort by Symbid B.V. and Symbid Coop of approximately $17,000 and $16,000, respectively, were recorded in Investments in Associated Companies. In addition, during 2014 our Chief Executive Officer and Chief Commercial Officer, both of whom are Directors of the Company, each acquired membership interests of 5.15% and 4.96%, respectively, in Kredietpaspoort. In December of 2014, our Chief Executive Officer sold his interest of 5.15% in Kredietpaspoort, also there was a re-allocation of memberships. At December 31, 2015, our Chief Commercial Officer holds an interest of 5.72%, while the interests of each Symbid Coop and Symbid B.V. are 6.96% and 7.57%, respectively. As a result, our combined interest decreased from 22.64% to 20.25%. The Company continues to account for its investment in Kredietpaspoort on the equity method basis of accounting, as Symbid has the ability to exercise significant influence over the operating and financial policies of Kredietpaspoort through representation on the Kredietpaspoort board of directors and the combined voting interest of Symbid and its Chief Commercial Officer. As of December 31, 2014, the Kredietpaspoort investment balance has been reduced to nil, as the Company has suffered losses beyond the initial investment balance.  As of December 31, 2015, the initial investment has not been recovered.

Gambitious

In previous periods, the Company had an indirect ownership interest in Gambitious B.V. (“Gambitious”), a Company located in the Netherlands, which used the Company’s platform to raise capital for video games produced by a wide range of developers. On February 9, 2015, we sold our remaining 12% indirect interest in Gambitious for $20,360 and recorded a gain on investment of $11,504 which is included in other income in the consolidated statement of operations for year ended December 31, 2015. The Company feels that Gambitious is no longer a strategic fit with its evolving operations for the following reasons; Gambitious B.V. had incurred losses during 2014, the decision by Gambitious B.V. to switch its business focus to the publishing of games and the requirement of additional capital contributions from its existing owners.

As of December 31, 2014, the Company was an indirect shareholder in Gambitious B.V. holding 12% of total shares issued. At December 31, 2014, the Company has accounted for its investment in Gambitious Coöperatie UA (“Gambitious Coop”) on the equity method basis of accounting.

In May 2014, the Company sold 193 memberships in Gambitious Coop. As a result of this transaction, the Company had a direct interest in Gambitious Coop of 42%.

In April 2014, the Company participated in a funding round of Gambitious and contributed capital of approximately $25,000.

6 - INVESTMENTS IN ASSOCIATED COMPANIES (Continued)

In February 2014, the Company sold 912 memberships in Gambitious Coop.  As a result of this transaction, the Company’s direct interest in Gambitious Coop decreased from 63% to 46% and the Company lost its controlling interest. Accordingly, during the first quarter of 2014 Symbid deconsolidated the assets, liabilities and equity components related to Gambitious Coop and recognized a loss in other income and expense of $1,631 for the three months ended March 31, 2014. The deconsolidation of Gambitious Coop did not have a material impact on the consolidated financial statements of the Company.

Equidam
In August 2013, the Company acquired a 10% interest in Equidam for $1,134 recorded in Investments in Associated Companies. As December 31, 2015, the Company currently has a 7% ownership in Equidam, as the initial investment was diluted through a subsequent round of seed funding. The Company is accounting for their investment in Equidam on the cost basis of accounting. There have been no material transactions with Equidam during the reporting period.

7 – INTANGIBLE ASSET

On July 29, 2014, our wholly owned subsidiary Symbid Holding, a limited liability corporation in the Netherlands, acquired all the issued and outstanding shares of FAC B.V. in exchange for 2,750,000 shares of our restricted common stock. The sole asset of the FAC B.V. was a perpetual, worldwide, exclusive license to a software library of infrastructure technology, upon which we have developed a platform to enable cloud based financing solutions for small and medium sized enterprises, expanding on our current equity based crowdfunding solutions in the Netherlands. The asset acquired in the acquisition of the FAC B.V. does not meet the definition of a business and, therefore, has been accounted for as an asset acquisition.

The Company measured the fair value of the restricted shares issued as consideration in the acquisition of the FAC B.V. based on a weighted average fair value calculation using available observable inputs of recent arm’s length transactions in the Company’s recent private placement offering and, to a lesser extent, the publicly traded share price, resulting in a fair value of approximately $1,195,000. The total purchase price was allocated to the software library acquired in the acquisition. Transaction costs directly related to the acquisition of the software of approximately $17,000 incurred to acquire the software have been capitalized. The software was deemed to have a useful life of 7 years.

The Company’s sole intangible asset consists of software obtained through the acquisition of the FAC B.V. The intangible asset consists of the following:

	December 31,
	2015	2014
Software	$984,267	$1,100,453
Less - Accumulated amortization	(199,197)	(68,762)
	$785,070	$1,031,691

7 – INTANGIBLE ASSET (Continued)

During the years ended December 31, 2015 and 2014, amortization expense related to software totaled approximately $143,159 and $68,762. Expected future amortization expense related to this intangible asset based on the carrying amount as of December 31, 2015 is as follows:

Years ending December 31,
2016	140,610
2017	140,610
2018	140,610
2019	140,610
2020	140,610
Thereafter	82,020
$785,070

8 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2015	2014
Advisory costs	$89,829	$44,591
Interest	45,863	10,717
Wage tax return	19,035	17,992
Holiday pay allowance/Net salary	24,533	53,555
Penalty waiver	14,630	14,630
Marketing	38,069	70,347
Accrued stock liability	20,541	21,841
Development costs	-	14,174
Management fee	-	11,190
VAT related to Symbid Coop.	-	10,828
Other current liabilities	49,396	21,675
	$301,896	$291,540

All amounts are payable within one year.

9 - NOTES PAYABLE

	December 31,
	2015	2014
Line of credit	$-	$-
Working capital facility	82,469	128,685
Subordinated loan – related party	73,016	81,378
8% Convertible promissory notes	587,378	-
Total notes payable	742,863	210,063
Less - Current Maturities	(106,009)	(118,149)
Notes payable, less current maturities	$636,854	$91,914

9 - NOTES PAYABLE (Continued)

Working Capital Facility

The Company has two credit facilities with the Rabobank, a national bank in the Netherlands.

The facility consists of the following two agreements:

1.	Long term loan for approximately $198,000, bears interest of 6.4%, principal and interest is payable quarterly. The loan is paid on a quarterly basis in increments of approximately $8,000, starting on September 30, 2012. As of December 31, 2015, the loan balance was approximately $82,000.

2.	A line of credit of approximately $65,000 with a floating interest rate of approximately 8.4% and 8.15% at December 31, 2015 and December 31, 2014, respectively. There was no balance on the credit facility at December 31, 2015.

The working capital facility is secured by the following assets:

1.	Assets of the Company including receivables and intellectual property developed by the Company.

2.	Guarantee by principal members of management up to approximately $55,000.

3.	Guarantee by the Netherlands government for the remaining balance in a hypothetical liquidation up to approximately $237,000.

8% Convertible Promissory Notes

On June 10, 2015, the Company entered into a subscription agreement to conduct a private offering consisting of a minimum of $250,000 and up to a maximum of $1,500,000 of 8% unsecured convertible promissory notes (the “Notes”), convertible into common shares of the Company’s common stock. The Notes have a three year maturity from the date of issue and interest is payable annually. The Notes may be redeemed at any time after issuance by the Company for a pre-payment fee of 10% of the principal balance plus outstanding interest due. The Notes have an optional conversion feature price of $0.25 per share that can be exercised any time. However, upon maturity the mandatory conversion price is the lesser of (a) $0.25 or (b) the amount equal to 20% discount to the 10 day volume weighted average price per share for the period immediately prior to the mandatory conversion date with a floor price of $0.10 per share. The subscribers have been granted preemptive rights allowing participation in future financings at the then current price for a term of three years so that such subscriber may maintain its pro-rata interest in the Company.

Because the conversion rate of the Notes was less than the market value of the Company’s stock on the closing dates, the Company has recorded a beneficial conversion feature (“BCF”). The BCF is calculated by using the most favorable conversion price that would be in effect at the conversion date to measure the intrinsic value of an embedded conversion option. The BCF is recorded to additional paid-in capital with an offset to debt discount as prescribed by ASC 470-20. The discount against the Notes is accreted to interest expense using the effective interest rate method.

9 - NOTES PAYABLE (Continued)

8% Convertible Promissory Notes (Continued)

On July 14, 2015 the initial closing of the Notes took place under which the Company raised $250,000 from a total of seven investors. The Company recorded a debt discount related to the BCF of $62,500 resulting in an effective interest rate of 9.70%. For the year ended December 31, 2015, the Company recorded non-cash interest expense of $2,036 related to the amortization of the debt discount.  Accrued interest at December 31, 2015 is $2,213 and included in accrued expenses and other current liabilities.

On July 14, 2015, four investors from the July 14, 2015 closing converted an aggregate of $190,000 in Notes into 760,000 shares of unregistered common stock. Upon conversion the Company recorded $47,500 in interest expense and a corresponding reduction to the debt discount associated with these Notes.

On September 8, 2015 the Company held the final closing of the Notes under which it raised $1,250,000 from a total of six investors. The Company recorded a debt discount related to the BCF of $759,876 resulting in an effective interest rate of 32.42%. For the year ended December 31, 2015, the Company recorded non-cash interest expense of $50,218 related to the amortization of the debt discount.  Accrued interest at December 31, 2015 is $31,111 and included in accrued expenses and other current liabilities.

Convertible promissory notes payable and related convertible accrued interest as of December 31, 2015 are as follows:

	Principal	Accrued Interest	Debt Discount	Balance As of December 31, 2015
8% Convertible promissory notes July 14, 2015	$60,000	$2,213	$(12,964)	$49,249
8% Convertible promissory notes September 8, 2015	1,250,000	31,111	(709,658)	571,453
	$1,310,000	$33,324	$(722,622)	$620,702

Subordinated Loan - Related Party

On September 15, 2011, the Company entered into a loan agreement with a stockholder of the Company for approximately $73,000 due on September 15, 2015 with interest only payments of 4% per annum. On September 15, 2015, the maturity date of the loan was extended to December 31, 2016. The loan is subordinate to the interests of the working capital facility and is unsecured. As of December 31, 2015 accrued and unpaid interest is $12,539.

Aggregate Maturity Schedule of Borrowings

The aggregate maturities of long-term debt outstanding as of December 31, 2015 are as follows:

Year ending December 31,
2016	$106,009
2017	32,993
2018	1,326,483
$1,465,485

10 – CAPITAL STOCK

Common and Preferred Stock

The Company’s Certificate of Incorporation authorizes the issuance of 300,000,000 shares of capital stock, consisting of 290,000,000 shares of Common Stock and 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share.

Net Loss per Share

Basic and diluted net loss per share is presented in conformity with ASC Topic 260, Earnings per Share, for all periods presented. In accordance with this guidance, basic and diluted net loss per common share was determined by dividing net loss applicable to common stockholders by the weighted-average common shares outstanding during the period. In a period where there is a net loss position, diluted weighted-average shares are the same as basic weighted-average shares. Shares used in the diluted net loss per common share calculation exclude potentially dilutive share equivalents as the effect would be antidilutive. As of December 31, 2015, there are 5,853,530 Investor and 93,000 Broker Warrants which are excluded on the aforementioned basis. As of December 31, 2015, there are 518,222 unvested shares. As of December 31, 2015, there are 5,373,298 shares related to the convertible Notes that would be potentially dilutive if converted.

Private Placement Offerings

On June 16, 2015, the Company completed a private placement offering in which 200,000 shares of common stock were sold to a related party at $.50 per share generating gross proceeds of $100,000. In connection with the private placement offering the Company incurred advisory and professional fees of $1,050.

On January 28, 2015, the Company completed a private placement offering in which 1,248,232 shares of common stock were sold at $.50 per share generating gross proceeds of $624,116. In connection with the private placement offering the Company incurred advisory and professional fees of $21,410.

On May 20, 2014 and February 5, 2014, the Company completed closings under the December 6, 2013 PPO in which 2,380,810 and 373,984 units were sold, respectively. Each unit consisted of one share of common stock and one warrant to purchase one share of common stock. The investor warrants are exercisable for a period of three years at a purchase price of $0.75 per share. As of December 31, 2014, the Company had issued 93,000 warrants to a placement agent as a commission. The broker warrants are exercisable for a period of three years at a purchase price of $0.50 (see Note 13).

The May 20, 2014 and February 5, 2014 closings under the December 6, 2013 PPO generated gross proceeds of $1,190,405 and $186,987, respectively. In connection with the May 20, 2014 closing, we incurred advisory and professional fees of $81,724, none of which were allocated to equity issuance costs and deducted from additional paid- in capital. In connection with the February 5, 2014 closing, we incurred advisory and professional fees of $80,251, of which issuance costs of $7,750 were allocated to equity issuance costs and deducted from additional paid in capital.

10 – CAPITAL STOCK (Continued)

The following table displays the allocation of proceeds in connection with the December 6, 2013 PPO for the year ended December 31, 2014:

Gross proceeds from the PPO	$1,377,392
Issuance costs	(7,750)
Proceeds allocated to warrant liability	(264,369)
Proceeds allocated to common stock	$1,105,273

2013 Stock Incentive Plan

Before the Share Exchange on December 6, 2013, our Board of Directors adopted, and our stockholders approved, our 2013 Equity Incentive Plan (the “2013 Plan”), which provides for the issuance of incentive awards of up to 5,000,000 shares of our common stock to officers, key employees, consultants and directors. Refer to Note 12 on share based compensation plans.

Common Stock Issued for Services

During the years ended December 31, 2015 and 2014, the Company issued 74,991 and 1,689,570 shares common stock as consideration for professional services valued at $22,560 and $733,859, respectively.

During the year ended December 31, 2015, the Company issued 455,913 shares of fully vested restricted common stock to non- employee advisors and consultants as consideration for services performed. The fair value of fully vested restricted common stock issued to advisors and consultants during year ended December 31, 2015 was $159,827.

Shares Issued for Asset Acquisition

On July 29, 2014, our wholly owned subsidiary Symbid Holding, a limited liability Corporation in the Netherlands, acquired all the issued and outstanding shares of FAC B.V. in exchange for 2,750,000 shares of our restricted common stock (See Note 7).

Cancellation of Escrow Shares

In connection with the Share Exchange described in Note 1, 9,170,000 shares of the Company’s common stock was held in escrow for the potential acquisitions of Gambitious and Equidam (“Acquisition Escrow Shares”) and an additional 600,000 shares was placed in escrow to secure the indemnification obligations of the shareholders of the Company. Of the 9,170,000 shares held in escrow, 5,000,000 and 3,000,000 of the Acquisition Escrow Shares were assigned to the potential acquisitions of Gambitious and Equidam, respectively. The remaining 1,170,000 shares in escrow are in recognition of the pre- Share Exchange shareholders ownership interests in Gambitious of 18%, resulting in 900,000 shares, and Equidam of 9%, resulting in 270,000 shares, which are to be distributed on a pro- rata basis to the pre- Share Exchange shareholders of the Company upon the earlier of (i) the closings of the respective acquisitions of Gambitious or Equidam or (ii) six months following the close of the Share Exchange on June 6, 2014.

10 – CAPITAL STOCK (Continued)

Cancellation of Escrow Shares

On June 6, 2014, the Company determined not to proceed with the purchase of the additional shares in Gambitious, resulting in the cancellation of the 5,000,000 shares of common stock held in escrow.  An additional 300,000 shares were cancelled from the 900,000 shares due to the pre- Share Exchange shareholders as a result of subsequent sales of membership interests in Gambitious BV in February 2014 and May 2014 described in Note 4, which reduced the Company’s indirect ownership interest in Gambitious from 18% to 12%. The 5% hold back shares were released from escrow in March 2016.

On September 2, 2014, the Company determined not to proceed with the purchase of the additional shares in Equidam, resulting in the cancellation of the 3,000,000 shares of common stock held in escrow.

11 – NONCONTROLLING INTERESTS

Noncontrolling Interests

The composition of the net loss attributable to noncontrolling interests are as follows:

	Year Ended December 31,
	2015	2014
Symbid Coop- 100%	$43,202	$28,794
Symbid Italia – 49.9%	56,559	-
Total net loss attributable to NCI	$99,761	$28,794

The composition of noncontrolling interests as reported in the balance sheets are as follows:

	Year Ended December 31,
	2015	2014
Symbid Coop- 100%	$(112,614)	$(78,025)
Symbid Italia – 49.9%	85,725	--
Total equity (deficit) attributable to noncontrolling interests	$(26,889)	$(78,025)

Symbid Italia

In connection with the formation of Symbid Italia on February 20, 2015 (Refer to Note 1), the Company paid $284,525 for a 50.1% ownership interest. Two other shareholders obtained 29.94% and 19.96% ownership interests and collectively own a 49.9% noncontrolling interest in Symbid Italia. Upon formation, to reflect the Company’s 50.1% equity interest in Symbid Italia, we reduced our investment through a charge to additional paid capital of $129,918. The reduction to additional paid in capital reallocated the equity balances between the Company’s controlling interest and the noncontrolling interest.

12 - SHARE BASED COMPENSATION PLANS

2013 Stock Incentive Plan

Under the 2013 Plan, 5 million shares of the Company’s common stock have been reserved for issuance to officers, employees, directors, consultants and advisors to the Company. The stock plan provides for grants of options, stock appreciation rights, performance share awards, restricted stock and restricted stock unit awards (“the Awards”).  Up to 1,666,666 shares may be granted during the first 12 months following the Share Exchange and the remaining 3,333,332 shares may be granted during the first 24 months following the Share Exchange. As of December 31, 2015, there are 3,356,542 shares available for issuance under the 2013 Plan. The vesting period for the Awards under the 2013 Plan is determined by the Board at the date of grant and is generally one year.

During the year ended December 31, 2015, we awarded 640,958 shares of restricted stock units ("RSUs") to 20 employees, including our four executive officers and board members, and 30,000 shares to non-employee advisors and consultants under the 2013 Equity Incentive Plan.

During the year ended December 31, 2014, we awarded 921,250 shares of RSUs to 18 employees, including our four executive officers, and 201,000 shares to non-employee advisors and consultants under the 2013 Equity Incentive Plan.

Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting. During the years ended December 31, 2015 and 2014, 911,236 and 57,500 shares of restricted stock vested, respectively.  During the years ended December 31, 2015 and 2014, there were forfeitures of 9,750 and 140,000 shares of restricted stock, respectively. The fair market value for stock-based compensation expense is equal to the closing price of our common stock on the date of grant, which is measured based on the publicly traded share price. The restrictions on the stock awards are released generally over one year.

The Company recognized share based compensation expense for employee awards of approximately $279,000 for the year ended December 31, 2015, of which $245,000 and $34,000 was recorded in selling, general and administrative expenses and research and development, respectively. The Company recognized share based compensation expense for employee awards of approximately $159,000 for the year ended December 31, 2014, of which $154,000 and $5,000 was recorded in selling, general and administrative expenses and research and development, respectively.

Unrecognized compensation expense for unvested employee RSUs at December 31, 2015 was approximately $123,000, which is expected to be recognized over the remaining weighted average period of .72 years.

Non-employee Share Based Compensation

Share- based compensation expense related to restricted stock and restricted stock units (collectively ‘Non-Employee Awards’) granted to non- employees is measured at the fair value of consideration received or the fair value of the equity instruments issued or liabilities incurred, whichever is more reliably measured.  The cost of the share based payments to non- employees that are fully vested and non- forfeitable as at the grant date are remeasured and recognized at that date, unless there is a contractual term for services, in which case such compensation would be amortized over the contractual term.

During the years ended December 31, 2015 and 2014, we awarded 30,000 RSU’s to one advisor and 201,000 RSU’s to nine advisors under the 2013 Plan. Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting.

During the years ended December 31, 2015 and 2014, 168,500 and 45,500 awards vested. As of December 31, 2015, no non-employees have forfeited restricted stock or RSUs awarded under the 2013 Plan.

 12 - SHARE BASED COMPENSATION PLANS (Continued)

Under the 2013 Plan, for the years ended December 31, 2015 and 2014, the Company recognized share based compensation expense for non-employees of $41,000 and $30,000. As of December 31, 2015, the Company has recorded approximately $21,000 in accrued expenses and other liabilities related to these non- employee share arrangements, which are either subject to continued contractual service conditions or have not been settled in common stock of the Company.

Unrecognized compensation expense for unvested non-employee RSUs at December 31, 2015 was approximately $6,000, which is expected to be recognized over a weighted average of 0.49 years.

13 – DERIVATIVE LIABILITY – WARRANTS

The fair value of 5,853,530 investor and 93,000 broker warrants issued, under which an aggregate of the 5,946,530 shares of the Company’s common stock may be purchased in connection with the PPO, totaled $570,268, of which $558,996 related to Investor Warrants and $11,272 related to Broker Warrants.

The Company used a Monte Carlo simulation to estimate the fair value of the warrants. In order to estimate the fair value of the anti-dilution feature, the Company estimated the potential impact of future financing needs on the warrants. A Monte Carlo simulation is a method used to iteratively calculate the value of the warrants using simulated stock price paths over the life of the warrants.

December 31,
2014
Investor Warrants
Implied starting stock price	$0.40
Volatility	50%
Drift	0.64%-0.84%
Exercise price	$0.75
Minimum exercise price	$0.01
Warrant shares	5,853,530
Event date	January 31, 2015
Maturity	December 5, 2016 – May 20, 2017
Shares outstanding	33,182,100

December 31,
2014
Broker Warrants
Implied starting stock price	$0.40
Volatility	50%
Drift	0.64%-0.71%
Exercise price	$0.50
Minimum exercise price	$0.01
Warrant shares	93,000
Event date	January 31, 2015
Maturity	December 5, 2016- February 5, 2017
Shares outstanding	33,182,100

13 – DERIVATIVE LIABILITY – WARRANTS (Continued)

The fair value of the warrants issued was recorded in accordance with FASB ASC Topic 815-40, Contracts in Entity’s Own Equity. Accordingly, the Company determined that the fair value of the warrants represented a liability because the warrants had an anti-dilution restriction. The fair value of the warrants was recalculated each reporting period with the change in value taken as other income or expense in the Consolidated Statements of Operations.

As of May 19, 2015, February 4, 2015, December 5, 2014, the anti-dilution provision on the warrants issued May 20, 2014, February 5, 2014 and December 6, 2013, respectively, expired. The expiration of this term resulted in the reclassification of warrants into equity.  For the years ended December 31, 2015 and 2014, the fair value of the warrants reclassified to additional paid in capital was $160,945 and $123,569.

The following table summarizes the activity in Derivative liability- warrants within long term liabilities:

	Year Ended December 31, 2015
	December 31, 2014 Fair Value of Warrant Liability	Fair Value of Warrants Issued	Change in Fair value of Warrant Liabilities	Reclassification of Warrants to Equity at December, 31, 2015	December 31, 2015 Fair Value of Warrant Liability
Investor Warrants	$151,763	$-	$7,791	$(159,554)	$-
Broker Warrants	1,391	-	-	(1,391)	-
Total	$153,154	$-	$7,791	$(160,945)	$-

	Year Ended December 31, 2014
	December 31, 2013 Fair Value of Warrant Liability	Fair Value of Warrants Issued	Change in Fair value of Warrant Liabilities	Reclassification of Warrants to Equity at December, 31, 2014	December 31, 2014 Fair Value of Warrant Liability
Investor Warrants	$294,298	$262,521	$(287,723)	$(117,333)	$151,763
Broker Warrants	9,364	1,854	(3,939)	(6,236)	1,391
Total	$303,662	$264,375	$(291,662)	$(123,569)	$153,154

14 - DEFERRED GOVERNMENT GRANTS

The Company received two grants (one for each Symbid B.V. and Symbid Coop) from the Dutch Government for an innovation presentation contract (“IPC”) project for a total of approximately $63,000. The majority of the grant comes from the Company’s participation in a project called the “Kredietpaspoort”, a collaborative project between certain Companies to develop a credit evaluation and financing platform, or so- called ‘passport’ for entrepreneurs.

The grant is for work performed over a 2 year period starting in May 2012. The Company worked within the parameters of the IPC project and recognized the grant ratably over the period in which it was earned, or 24 months.  The deferred revenue was fully recognized during the first quarter of 2014. At the closing of the IPC project after the 24 month period the investment in dollar amounts and man hours by the Company and other participants have been converted collectively into an entity (Kredietpaspoort Coöperatie UA) which owns the IP of the project (see Note 6). The participants were issued memberships of the cooperative in exchange for their investments during the project.

14 - DEFERRED GOVERNMENT GRANTS (Continued)
Symbid has considered application of guidance surrounding revenue recognition under US GAAP ASC 605, Revenue Recognition by analogy. The Dutch legislation surrounding the grant is intended to stimulate innovation and incentive startup activity surrounding IT projects within the Netherlands. Note that the grant is not attached to specific expenditures or IT infrastructure and is related to the development of the Credit Passport project in collaboration with other entrepreneurs. The grant is non- specific as to the specific costs incurred, only those that are of a certain nature, for example sales and marketing costs. Therefore, Symbid has analogized guidance surrounding revenue recognition from ASC 605-10-S99-1:

1)	Persuasive evidence of an arrangement exists.

Symbid: Persuasive evidence of an arrangement is in place which has been confirmed via formal correspondence awarding the grant from the Dutch government received on April 18, 2012.

2)	Fulfillment of the obligation has occurred or services have been rendered.

Symbid: Services are rendered over the period that the Company incurs qualifying expenditures under the Credit Passport project. Note that the terms of the grant is defined in the letter from the Dutch government for the two year period ending May 1, 2014.

3)	The amount of the grant is fixed and determinable.

Symbid: The amount of the grant is fixed and determinable, as documented in the relevant grant agreement.

4)	Collectability is reasonably assured.

Symbid: The counterparty to the transaction is the Dutch government, which is a creditworthy institution.

Based on the guidance outlined above, Symbid concludes that the revenue associated with the grant can be recognized ratably over the period of the grant over the period through which the services are rendered for the Company’s participation in the Credit Passport Project.

15 – INCOME TAXES

As of December 31, 2015, the Company has net operating loss carry forwards of approximately $4,813,799 that can be utilized to offset future taxable income for income tax purposes. Net operating loss carry forwards expire starting in 2021. Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

15 – INCOME TAXES (Continued)
The following table reconciles the statutory rates to the Company’s effective tax rate:

	December 31,
	2015	2014

U.S. Statutory rates	34%	34%
Foreign income not recognized in the U.S.	(34%)	(34%)
Dutch income tax rate	20%	20%
Equity Method Pick-Up – Symbid Holding	(9.02)	(9.53)
Other, less than 1%	(.10)	(.15)
Effective income tax rate	10.88	10.32
Effect on valuation allowance	(10.88)	(10.32)
Effective income tax rate	0%	0%

The Company has temporary differences related to its net operating loss, which give rise to a deferred tax asset of approximately $ 868,000 and $ 562,000 for the period ended December 31, 2015 and 2014, respectively.  The Company maintains a 100% valuation allowance against its deferred tax assets as of December 31, 2015 and 2014, respectively.

The Company is subject to income tax examinations by tax authorities for 2015, 2014 and 2013.

16 - RELATED PARTY TRANSACTIONS

Management Fees

Following the Share Exchange on December 6, 2013, the three officers of the Company entered into employment agreements and became salaried employees of Symbid Corp. During the year ended December 31, 2014, total expenses recorded under these agreements were approximately $261,000. As of December 31, 2014, $11,000 has been accrued and recorded in accounts payable and accrued expenses. For the year ended December 31, 2015, no expenses were recorded under these agreements and all amounts have been paid in full.

Other

See Note 9 for related party financing arrangements.

17 – COMMITMENTS

Fortion Agreement

On December 8, 2014, we entered into an agreement with Fortion Holding B.V., a Netherlands limited liability corporation conducting its business under the trade name Credion. Under the agreement with Credion, for the period January 1, 2016 through December 31, 2017, we may be required to issue up to an additional 750,000 shares of our restricted common stock as follows:

For the years ended December 31,	Shares of Restricted Common Stock
2016	500,000
2017	250,000
750,000

17 – COMMITMENTS (Continued)

The number of shares to be issued for each of 2016 and 2017 will be based upon the number of monitoring start packages of EUR 300 times the number of companies purchasing those packages from us that have been introduced to us by Credion. The value of this turnover will be translated into a number of shares of restricted stock based on the fair value valuation as at December 31 of the relevant time periods as defined in the table above, and maximized at the number of shares for the specific period payable on December 31, 2016 and 2017. For the year ended December 31, 2015, 5 monitoring start packages were sold under the agreement and an accrual of approximately $1,700 has been recorded at December 31, 2015.

Rental Agreement
Our principal executive offices are located at Marconistraat 16, 3029 AK Rotterdam, The Netherlands, where we occupy approximately 1,075 square feet (100 square meters). We have signed a two-year lease for this space effective as of January 1, 2014 under which we pay monthly rent of €1,700 (approximately US$1,900). After the expiration of the two-year lease agreement, we are currently leasing this property on a monthly basis. Also our offices in Amsterdam are being rented on a month-by-month basis for a monthly rent of €1,700 (approximately $1,900).